                                                                     Exhibit 4.1

                                                                       EXECUTION

                        REPUBLIC ENGINEERED PRODUCTS LLC

                                       and

                            BLUE STEEL CAPITAL CORP.

                                   as Issuers

                                       and

                                 Blue Bar, L.P.
                             N&T Railway Company LLC

                                  as Guarantors

                  --------------------------------------------

                       LaSalle Bank National Association,

                                   As Trustee

                                       and

                       LaSalle Bank National Association,

                               as Collateral Agent

                               ------------------


                                    INDENTURE

                           Dated as of August 16, 2002

                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                           Indenture Section
310 (a)(1) ..............................................                        7.10
    (a)(2) ..............................................                        7.10
    (a)(3) ..............................................                        7.12
    (a)(4) ..............................................                        N.A.
    (a)(5) ..............................................                        7.10
    (b) .................................................                        7.10
    (c) .................................................                        N.A.
311 (a) .................................................                        7.11
    (b) .................................................                        7.11
    (c) .................................................                        N.A.
312 (a) .................................................                         2.5
    (b) .................................................                        13.3
    (c) .................................................                        13.3
313 (a) .................................................                         7.6
    (b)(1) ..............................................                         7.6
    (b)(2) ..............................................                         7.6
    (c) .................................................                    7.6;13.2
    (d) .................................................                         7.6
314 (a) .................................................              4.6; 4.7; 13.2
    (b) .................................................                        11.2
    (c)(1) ..............................................                        13.4
    (c)(2) ..............................................                        13.4
    (c)(3) ..............................................                        13.4
    (d) .................................................                        11.7
    (e) .................................................                        13.5
    (f) .................................................                        N.A.
315 (a) .................................................                         7.1
    (b) .................................................                   7.5; 13.2
    (c) .................................................                         7.1
    (d) .................................................                         7.1
    (e) .................................................                        6.11
316 (a) (last sentence) .................................                         2.9
    (a)(1)(A) ...........................................                         6.5
    (a)(1)(B) ...........................................                         6.4
    (a)(2) ..............................................                        N.A.
    (b) .................................................                         6.7
    (c) .................................................                        2.15
317 (a)(1) ..............................................                         6.8
    (a)(2) ..............................................                         6.9
    (b) .................................................                         2.4
318 (a) .................................................                        13.1
    (b) .................................................                        N.A.
    (c) .................................................                        13.1

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE ..............................   2
  SECTION 1.1  Definitions ........................................................   2
  SECTION 1.2  Incorporation by Reference of Trust Indenture Act. .................  27
  SECTION 1.3  Rules of Construction. .............................................  27

ARTICLE II THE NOTES ..............................................................  28
  SECTION 2.1  Form and Dating. ...................................................  28
  SECTION 2.2  Execution and Authentication. ......................................  29
  SECTION 2.3  Registrar and Paying Agent. ........................................  30
  SECTION 2.4  Paying Agent To Hold Money in Trust. ...............................  30
  SECTION 2.5  Holder Lists. ......................................................  31
  SECTION 2.6  Transfer and Exchange. .............................................  31
  SECTION 2.7  Replacement Notes. .................................................  35
  SECTION 2.8  Outstanding Notes. .................................................  35
  SECTION 2.9  Treasury Notes. ....................................................  36
  SECTION 2.10 Temporary Notes. ...................................................  36
  SECTION 2.11 Cancellation. ......................................................  36
  SECTION 2.12 Defaulted Interest. ................................................  37
  SECTION 2.13 CUSIP Number. ......................................................  37
  SECTION 2.14 Deposit of Moneys. .................................................  37
  SECTION 2.15 Record Date. .......................................................  37
  SECTION 2.16 Computation of Interest. ...........................................  37

ARTICLE III REDEMPTION ............................................................  38
  SECTION 3.1  Optional Redemption. ...............................................  38
  SECTION 3.2  Mandatory Redemption. ..............................................  38
  SECTION 3.3  Selection of Notes To Be Redeemed. .................................  38
  SECTION 3.4  Notices to Trustee. ................................................  38
  SECTION 3.5  Notice of Redemption. ..............................................  39
  SECTION 3.6  Effect of Notice of Redemption. ....................................  40
  SECTION 3.7  Deposit of Redemption Price. .......................................  40
  SECTION 3.8  Notes Redeemed in Part. ............................................  40

ARTICLE IV COVENANTS ..............................................................  41
  SECTION 4.1  Payment of Notes. ..................................................  41
  SECTION 4.2  Maintenance of Office or Agency. ...................................  41
  SECTION 4.3  Corporate Existence. ...............................................  42
  SECTION 4.4  Payment of Taxes and Other Claims ..................................  42
  SECTION 4.5  Maintenance of Properties, Insurance, and Books and Records;
               Compliance with Law; Inspection Rights. ............................  43
  SECTION 4.6  Compliance Certificates. ...........................................  44
  SECTION 4.7  Provision of Financial Information; Registration of Notes. .........  44
  SECTION 4.8  Further Assurance to the Trustee or Collateral Agent. ..............  45
  SECTION 4.9  Limitation on Additional Indebtedness and Certain Preferred Stock...  45

  SECTION 4.10   Limitation on Sale-Leaseback Transactions. .................  48
  SECTION 4.11   Limitation on Liens. .......................................  48
  SECTION 4.12   Limitation on Restricted Payments. .........................  49
  SECTION 4.13   Disposition of Proceeds of Asset Sales. ....................  52
  SECTION 4.14   Limitation on Transactions with Affiliates. ................  53
  SECTION 4.15   Change of Control. .........................................  54
  SECTION 4.16   Limitation on Dividends and Other Payment Restrictions
                 Affecting Subsidiaries. ....................................  56
  SECTION 4.17   Blue Steel Capital Corp. ...................................  57
  SECTION 4.18   Impairment of Security Interest. ...........................  57
  SECTION 4.19   Waiver of Stay, Extension or Usury Laws. ...................  58
  SECTION 4.20   Restrictions on Activities of Blue Steel Capital Corp. .....  58
  SECTION 4.21   Additional Subsidiary Guarantees. ..........................  58

ARTICLE V SUCCESSORS ........................................................  59
  SECTION 5.1    When Company May Merge, Etc. ...............................  59
  SECTION 5.2    Successor Entity Substituted. ..............................  60

ARTICLE VI DEFAULT AND REMEDIES .............................................  60
  SECTION 6.1    Events of Default. .........................................  60
  SECTION 6.2    Acceleration. ..............................................  63
  SECTION 6.3    Other Remedies. ............................................  63
  SECTION 6.4    Waiver of Past Default. ....................................  64
  SECTION 6.5    Control by Majority. .......................................  64
  SECTION 6.6    Limitation on Suits. .......................................  64
  SECTION 6.7    Rights of Holders To Receive Payment. ......................  65
  SECTION 6.8    Collection Suit by Trustee. ................................  65
  SECTION 6.9    Trustee May File Proofs of Claim. ..........................  66
  SECTION 6.10   Priorities. ................................................  66
  SECTION 6.11   Undertaking for Costs. .....................................  66

ARTICLE VII TRUSTEE .........................................................  67
  SECTION 7.1    Duties of Trustee. .........................................  67
  SECTION 7.2    Rights of Trustee. .........................................  68
  SECTION 7.3    Individual Rights of Trustee. ..............................  69
  SECTION 7.4    Trustee's Disclaimer. ......................................  69
  SECTION 7.5    Notice of Defaults. ........................................  70
  SECTION 7.6    Reports by Trustee to Holders. .............................  70
  SECTION 7.7    Compensation and Indemnity. ................................  70
  SECTION 7.8    Replacement of Trustee. ....................................  71
  SECTION 7.9    Successor Trustee by Merger, Etc. ..........................  72
  SECTION 7.10   Eligibility; Disqualification. .............................  72
  SECTION 7.11   Preferential Collection of Claims Against Issuers. .........  73
  SECTION 7.12   Co-Trustee. ................................................  73

ARTICLE VIII DISCHARGE OF INDENTURE; DEFEASANCE .............................  74
  SECTION 8.1    Satisfaction and Discharge. ................................  74

  SECTION 8.2   Intentionally Omitted. .......................................  75
  SECTION 8.3   Application of Trust Money. ..................................  75
  SECTION 8.4   Repayment to Issuers or the Guarantors. ......................  75
  SECTION 8.5   Reinstatement. ...............................................  75

ARTICLE IX AMENDMENTS, SUPPLEMENTS AND WAIVERS ...............................  76
  SECTION 9.1   Without Consent of Holders. ..................................  76
  SECTION 9.2   With Consent of Holders. .....................................  77
  SECTION 9.3   Compliance with Trust Indenture Act. .........................  78
  SECTION 9.4   Revocation and Effect of Consents. ...........................  78
  SECTION 9.5   Notation on or Exchange of Notes. ............................  79
  SECTION 9.6   Trustee and Collateral Agent To Sign Amendments, Etc. ........  79

ARTICLE X GUARANTEE ..........................................................  79
  SECTION 10.1  Unconditional Guarantee. .....................................  79
  SECTION 10.2  Severability. ................................................  80
  SECTION 10.3  Release of a Guarantor. ......................................  80
  SECTION 10.4  Limitation of Guarantor's Liability. .........................  81
  SECTION 10.5  Guarantors May Consolidate, etc., on Certain Terms. ..........  81
  SECTION 10.6  Contribution. ................................................  81
  SECTION 10.7  Waiver of Subrogation. .......................................  82
  SECTION 10.8  Execution of Guarantee. ......................................  82
  SECTION 10.9  Waiver of Stay, Extension or Usury Laws. .....................  82
  SECTION 10.10 Parent Guarantor. ............................................  83

ARTICLE XI SECURITY DOCUMENTS ................................................  83
  SECTION 11.1  Collateral and Security Documents. ...........................  83
  SECTION 11.2  Recording, Etc. ..............................................  83
  SECTION 11.3  Certain Dispositions of Collateral Without Release. ..........  85
  SECTION 11.4  Release of Collateral. .......................................  88
  SECTION 11.5  Substitute Collateral. .......................................  91
  SECTION 11.6  Eminent Domain and Other Governmental Takings. ...............  93
  SECTION 11.7  Trust Indenture Act Requirements. ............................  95
  SECTION 11.8  Suits To Protect the Collateral. .............................  95
  SECTION 11.9  Purchaser Protected. .........................................  95
  SECTION 11.10 Powers Exercisable by Receiver or Trustee. ...................  96
  SECTION 11.11 Disposition of Obligations Received. .........................  96
  SECTION 11.12 Determinations Relating to Collateral. .......................  97
  SECTION 11.13 Renewal and Refunding. .......................................  97
  SECTION 11.14 Release upon Termination of the Company's Obligations. .......  97

ARTICLE XII APPLICATION OF TRUST MONEYS ......................................  98
  SECTION 12.1  Trust Moneys. ................................................  98
  SECTION 12.2  Retirement of Notes. .........................................  98
  SECTION 12.3  Withdrawals of Insurance Proceeds and Condemnation Awards. ...  99
  SECTION 12.4  [Intentionally Omitted]. ..................................... 103
  SECTION 12.5  Powers Exercisable Notwithstanding Event of Default. ......... 103

  SECTION 12.6  Powers Exercisable by Collateral Agent or Receiver. ............   103
  SECTION 12.7  Disposition of Notes Retired. ..................................   103
  SECTION 12.8  Investment of Trust Moneys. ....................................   103

ARTICLE XIII MISCELLANEOUS .....................................................   104
  SECTION 13.1  Trust Indenture Act Controls. ..................................   104
  SECTION 13.2  Notices. .......................................................   104
  SECTION 13.3  Communications by Holders with Other Holders. ..................   105
  SECTION 13.4  Certificate and Opinion of Counsel as to Conditions Precedent. .   105
  SECTION 13.5  Statements Required in Certificate and Opinion of Counsel. .....   105
  SECTION 13.6  Rules by Trustee, Paying Agent, Registrar, Collateral Agent. ...   106
  SECTION 13.7  Legal Holidays. ................................................   106
  SECTION 13.8  Governing Law. .................................................   106
  SECTION 13.9  No Recourse Against Others. ....................................   106
  SECTION 13.10 Successors. ....................................................   106
  SECTION 13.11 Duplicate Originals. ...........................................   106
  SECTION 13.12 Severability. ..................................................   107
  SECTION 13.13 Table of Contents, Headings, Etc. ..............................   107

Exhibit A            Form of Note

Exhibit B            Form of Supplemental Indenture

Exhibit C            Form of Mortgage

Exhibit D            Form of Security Agreement

Exhibit E            Form of Pledge Agreement

Schedule 1.1(a)      Independent Appraiser; Independent Financial Advisor

Schedule 4.9(b)(ii)  Schedule of Indebtedness Outstanding on the Issue Date

     INDENTURE dated as of August 16, 2002, among REPUBLIC ENGINEERED PRODUCTS LLC, a Delaware limited liability company (the "Company"), and BLUE STEEL CAPITAL CORP., a Delaware corporation, as Issuers (the "Issuers"), BLUE BAR, L.P., a Delaware limited partnership, and N&T RAILWAY COMPANY LLC, a Delaware limited liability company, as Guarantors (the "Guarantors"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as Trustee (the "Trustee"), and LASALLE BANK NATIONAL ASSOCIATION, in its capacity as Collateral Agent.

     Pursuant to an Indenture, dated as of August 13, 1999 (as amended, supplemented or otherwise modified from time to time, the "RTI Indenture"), among Republic International Technologies, LLC and RTI Capital Corp., as issuers (collectively "RTI"), certain subsidiaries of RTI, as guarantors, and the Bank of New York (as successor to the United States Trust Company of New York), as trustee and collateral agent (the "RTI Notes Trustee"), RTI issued $425 million of 13 and 3/4% Senior Secured Notes due 2009 (as amended, supplemented or otherwise modified from time to time, the "RTI Notes"). The RTI Notes were secured by among other things, liens in favor of the RTI Notes Trustee on the property and assets constituting the Collateral.

     On April 2, 2001, RTI and certain of its subsidiaries commenced cases in the United States Bankruptcy Court for the Northern District of Ohio, Eastern Division (the "Bankruptcy Court"), under Chapter 11 of the Bankruptcy Code.

     On the date hereof, the Company is acquiring a substantial portion of the assets of RTI and its subsidiaries (including the Collateral) pursuant to the following:

          (i) an Asset Purchase Agreement, dated June 7, 2002 (as amended, supplemented or otherwise modified from time to time, the "RTI Asset Purchase Agreement"), among RTI and certain of its subsidiaries, and the Company; and

          (ii) an order of the Bankruptcy Court, dated July 23, 2002 (the "Sale Order"), entitled "Amended Order Superseding Order (A) Approving Sale of Certain Assets Free and Clear Of Liens And Stamp or Transfer Taxes Pursuant to Bankruptcy Code Sections 363(f) and 1146(c), (B) Approving Assumption and Assignment of Executory Contracts and Unexpired Leases Subject to the Sale Pursuant to Bankruptcy Code Section 364 and, (C) Approving Settlement Agreement with USWA, and (D) Waiving the Requirements of Local Bankruptcy Rule 9013-1(a) and the Ten Day Stay Period Provided by Bankruptcy Rule 6004(g), to which is attached and made a part thereof the Stipulation Settling Disputes Between Republic Technologies International, LLC, RT Acquisition LLC, Fleet Capital Corporation, as agent, and Majority Noteholders of Senior Secured 13-3/4% Notes (the "RTI Majority Noteholders"), dated July 11, 2002 (the "Stipulation").

     Pursuant to the Sale Order, and in exchange for the issuance of the Notes, all Liens on the property and assets to be purchased pursuant to the RTI Asset Purchase Agreement and the Sale Order which constitutes collateral securing the RTI Notes and which is subject to the jurisdiction of the Bankruptcy Court are to be released at the time of the purchase. This Indenture and the Security Documents are not intended to affect or impair (i) the Liens created by the RTI Indenture and related security documents over any properties or assets which are subject to such

Liens and which are not purchased pursuant to the RTI Asset Purchase Agreement and the Sale Order nor (ii) the jurisdiction of the Bankruptcy Court over such properties and assets.

     The Issuers and the Guarantors have duly authorized the execution and delivery of this Indenture to provide for (i) the issuance of the 10% Senior Secured Notes due 2009 (the "Notes") as part of the consideration for the acquisition contemplated by the RTI Asset Purchase Agreement and (ii) the issuance of the related Guarantees of the Guarantors. In addition, as part of the consideration for the issuance of the Notes and in order to secure the obligations of the Issuers and the Guarantors with respect to the Notes, the Parent Guarantor, the Company and certain of its Subsidiaries have duly authorized the execution and delivery of the Security Documents pursuant to which the Parent Guarantor, the Company and such Subsidiaries are granting new Liens in favor of the Trustee and/or the Collateral Agent, as the case may be, in the Collateral and the equity interests in the Company, all of which Collateral (other than the equity interests in the Company) was part of the collateral securing the RTI Notes prior to the acquisition contemplated by the RTI Asset Purchase Agreement and the Sale Order.

     In furtherance of the Sale Order and the Stipulation, the Notes initially will be issued to the Republic Liquidating Trust (the "Liquidation Trust") for the benefit of holders of the RTI Notes. The Notes will be held in such Liquidation Trust until such time as (i) the registration of the distribution of the Notes from the Liquidation Trust to the beneficiaries of the Liquidation Trust under the Securities Act of 1933, as amended, is effective, (ii) distribution of the Notes from the Liquidation Trust to the beneficiaries of the Liquidation Trust is consummated, and (iii) as a result of such registration and distribution, the Issuers, as issuers of the Notes, shall have caused the Notes to be freely transferable as unrestricted securities that are immediately saleable by the holders thereof (other than holders who are control persons or affiliates of the Issuers or any holder who by virtue of its own legal status under the Securities Act or by agreement is subject to a restriction on transfer of the Notes) in the United States of America.

     The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 Definitions.

     "Acquired Indebtedness" means (i) Indebtedness of any Person existing at the time such Person is or became a Restricted Subsidiary or is assumed in an Asset Acquisition by the Company excluding Indebtedness incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition and (ii) Indebtedness secured by a Lien encumbering any asset acquired by the Company or any Restricted Subsidiary.

     "Adjusted Net Assets" has the meaning provided in Section 10.6.

     "Affiliate" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to cause the direction of the management or policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "Affiliate Transaction" has the meaning provided in Section 4.14.

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depository, Euroclear or Clearstream that apply to such transfer and exchange.

     "Asset Acquisition" means (a) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, by the Company or any of the Restricted Subsidiaries in any other Person, in either case pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be merged with or into the Company or any of the Restricted Subsidiaries or (b) any acquisition by the Company or any of the Restricted Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

     "Asset Sale" means (i) any direct or indirect sale, conveyance, transfer, lease or other disposition of property or assets (including by way of a sale and leaseback or securitization) of the Company or any Restricted Subsidiary (each referred to in this definition as a "disposition") or (ii) the direct or indirect issuance or sale of Capital Stock of any Restricted Subsidiary, in each case, other than: (a) a disposition of Cash Equivalents, Investment Grade Securities, or obsolete, worn out or surplus equipment in the ordinary course of business; (b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described in Article V;
(c) any Restricted Payment that is permitted to be made, and is made, under
Section 4.12; (d) any disposition or series of related dispositions of property or assets not constituting Collateral with an aggregate Fair Market Value of less than $1.0 million; (e) any disposition of property or assets (including an issuance of Capital Stock) by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; (f) any financing transaction with respect to the CAST-ROLL Facility and any other property not constituting Collateral built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including, without limitation, sale-leasebacks and asset securitizations made in compliance with Section 4.10; (g) any disposition of inventory and work-in-process in the ordinary course of business;
(h) issuances of Capital Stock (other than Disqualified Stock) as directors' qualifying shares or as investments by foreign nationals mandated by applicable law; and (i) the incurrence of any Permitted Lien. For the avoidance of doubt, the definition of Asset Sale does not include any sale and leaseback of Collateral or any securitization of Collateral, both of which are prohibited by
Section 4.10 of this Indenture.

     "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capitalized Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

     "Authentication Order" has the meaning provided in Section 2.2.

     "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of (i) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

     "Bankruptcy Court" has the meaning provided in the recitals.

     "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal, state or foreign law for the relief of debtors.

     "Base Amount" has the meaning provided in Section 4.12(b)(vi).

     "Blue Bar" means Blue Bar, L.P., a Delaware limited partnership.

     "Board of Directors" means, with respect to any Person, the Board of Directors or comparable governing body (which may be the Board of Directors of a managing general partner of a partnership or managing member of a limited liability company or the Board of Directors of its managing general partner or managing member, as the case may be) of such Person or any committee thereof authorized to act for it hereunder. Unless the context requires otherwise, "Board of Directors" refers to the Board of Directors of the Company.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary or other officer of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day except a Saturday, a Sunday or any day on which banking institutions in New York, New York or Chicago, Illinois are required or authorized by law or other governmental action to be closed.

     "Canadian Drawn Steel Proceeds" means all cash constituting the proceeds of the sale or disposition of assets of Canadian Drawn Steel Company Inc. actually received either by the holders of the RTI Notes or the holders of the Notes, as the case may be, net of all costs, expenses and liabilities incurred by RTI and the RTI Notes Trustee in connection with such sale or disposition.

     "Capital Expenditures" means, with respect to the Company, for any period, on a consolidated basis for the Company and the Restricted Subsidiaries, the aggregate of all expenditures during such period which, as determined in accordance with GAAP, are required to be included in property, plant or equipment or a similar fixed asset account.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock (including, without limitation, partnership or membership interests in a partnership or a limited liability company or any other interest or participation that confers on a Person the right to receive a share of the profits and loss of, or distributions of assets of, the issuing Person) whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purposes of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means, at any time,

          (A) with respect to Asset Sales of Collateral: (i) wire transfers of U.S. dollars in immediately available funds, (ii) certified checks, (iii) any evidence of Indebtedness with a maturity of 30 days or less issued or directly and fully guaranteed or issued by the United States of America or any agency or instrumentality thereof (provided the full faith and credit of the United States of America is pledged in support thereof), and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 30 days from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency; or

          (B) with respect to any other application: (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250.0 million; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation ("S&P") or at least P-1 by Moody's Investors Service, Inc. ("Moody's"); (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency; (v) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(iv) above; and (vi) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P.

     "CAST-ROLL Facility" means (i) all now-owned or after-acquired real property and equipment (including the #4 Melt Shop) of the Company used in connection with the facility commonly known as the "Cast-Roll Facility" and located at 3707 Georgetown Road, N.E., Canton, Ohio, and used primarily in connection with the Company's business and operations at such location, (ii) all existing buildings, structures and other improvements located or erected thereon, (iii) all Real Estate Fixtures, (iv) all permits, licenses, franchises, certificates, consents, approvals and authorizations furnished in respect of the real property and improvements located thereon including, without limitation, building permits, certificates of occupancy and environmental certificates, (v) all leases, licenses and occupancy and concession agreements in respect of the real property and improvements located thereon and all rents, receipts, fees and other amounts payable thereunder, and (vi) all general intangibles, documents and proceeds (as each such term is defined in the UCC) relating to the foregoing. For the avoidance of doubt, it is intended that the term "CAST-ROLL Facility" shall not mean or include any properties or assets that prior to the date hereof were security for the RTI Notes under the RTI Indenture or the security documents related thereto.

     "Certificated Notes" has the meaning provided in Section 2.1(d).

     "Clearstream" means Clearstream International.

     "Change of Control" means at any time the occurrence of one or more of the following events:

          (a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, to a person other than the Permitted Holders; or

          (b) following an IPO (as defined below), (i) the acquisition by any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of 35% or more of the total voting power of the Capital Stock of the Company and (ii) the Permitted Holders beneficially own (as defined above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors; or

          (c) (i) prior to the completion of an initial public offering of the Company's equity interests in accordance with a registration statement on Form S-1 filed with the Securities and Exchange Commission (the "IPO"), the Permitted Holders shall collectively own, beneficially, directly or indirectly less then 35% of the total voting and economic interest of the capital stock or membership interests of the Company, and (ii) following an IPO, the Permitted Holders shall collectively own, beneficially, directly or indirectly less than 20% of the total voting and economic interest of the capital stock or membership interests of the Company; or

          (d) (i) prior to an IPO, the Permitted Holders shall not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors or similar governing body of the Company, or (ii) following an IPO, during any period of twenty four (24) consecutive calendar months, Continuing Directors shall cease to constitute a majority of the board of directors or similar governing body of the Company.

     "Change of Control Date" has the meaning provided in Section 4.15.

     "Change of Control Offer" has the meaning provided in Section 4.15.

     "Change of Control Payment Date" has the meaning provided in Section 4.15.

     "Collateral" means, collectively, all of the property and assets (including, without limitation, Trust Moneys) that are from time to time subject or required to be made subject to the Lien of the Security Documents.

     "Collateral Agent" means LaSalle Bank National Association, as trustee, under the Intercreditor Agreement and the Security Documents until a successor replaces it in accordance with the provisions of this Indenture and the Security Documents, and thereafter, means each such successor.

     "Company" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

     "Consolidated Cash Flow Available for Fixed Charges" means, with respect to the Company for any period, (a) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (i) Consolidated Net Income, (ii) Consolidated Non-cash Charges, (iii) Consolidated Interest Expense,
(iv) Consolidated Income Tax Expense, (v) any fees, expenses or non-recurring charges related to any issuance of Capital Stock, Permitted Investments, acquisitions, the acquisition or recapitalization of Indebtedness (in each case, whether or not successful) and fees, expenses or charges related to the Transactions to the extent reducing Consolidated Net Income for such period, less (b) any non-cash items to the extent increasing Consolidated Net Income for such period.

     "Consolidated Fixed Charge Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow Available for Fixed Charges for the four quarter period of the most recent four consecutive fiscal quarters ending prior to the date of such determination (the "Calculation Date") for which financial statements are available (the "Four Quarter Period") to (ii) Consolidated Fixed Charges for such Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness by the Company or any of the Restricted Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Calculation Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first date of the Reference Period, (b) an adjustment to eliminate or include, as the case may be, the Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges of such Person directly or indirectly attributable to assets which are the subject of any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period, (c) the retirement of Indebtedness during the Reference Period which cannot thereafter be reborrowed occurring as if retired on the first day of the Reference Period, and (d) an adjustment to eliminate any net after-tax extraordinary gains or losses. For purposes of calculating "Consolidated Fixed Charges" for this "Consolidated Fixed Charge Coverage Ratio," (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Calculation Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Calculation Date, (b) if interest on any Indebtedness actually incurred on the Calculation Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Calculation Date will be deemed to have been in effect during the Reference Period and (c) notwithstanding clauses (a) and (b) of this sentence, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations for the twelve month period following the Calculation Date, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements to the extent then applicable. If the

Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, this definition shall give effect to the incurrence of such guaranteed Indebtedness as if such person or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. Notwithstanding the foregoing, for the purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. In addition, for purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition or Investment, pro forma calculations (including, without limitation, with respect to cost savings and synergies) shall be determined in accordance with Regulation S-X under the Securities Act and the interpretations thereof by the SEC; provided that such computation shall be adjusted from time to time following the Asset Acquisition to eliminate cost savings and synergies that have either been realized (and therefore are reflected in actual results) or cannot reasonably be expected to be realized (whether based upon information and results obtained following the applicable Asset Acquisition or Investment or otherwise) by the Company and the Restricted Subsidiaries.

     "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum of, without duplication, the amounts for such period of (a) the Consolidated Interest Expense of the Company and (b) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Disqualified Capital Stock of the Company and the Restricted Subsidiaries and Preferred Stock of Restricted Subsidiaries on a consolidated basis.

     "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense (whether cash or non-cash) of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP to the extent deducted in calculating Consolidated Net Income, including, without limitation,
(a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations relating to interest (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all capitalized interest and all accrued interest and (ii) the interest component of Capitalized Lease Obligations or any other obligations representative of interest expense associated with any Sale-Leaseback Transaction paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP to the extent deducted in calculating Consolidated Net Income.

     "Consolidated Net Income" means, with respect to the Company, for any period, the consolidated net income (or loss) of the Company and the Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all net after-tax extraordinary gains or losses, (b) the portion of net income (but not losses) of the Company and the Restricted Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by the Company or one of the Restricted Subsidiaries, (c) net income (or loss) of any person combined with the Company or one of the Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (d) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (e) gains or losses in respect of any Asset Sales by the Company or one of the Restricted Subsidiaries, (f) the cumulative non-cash effect of any change in any accounting principle, (g) the non-cash effect of compensation expense related to the contribution of shares held by any qualified employee stock ownership trust formed for employees of the Company and the Restricted Subsidiaries, and (h) the net income of any Restricted Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, law, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholder(s).

     "Consolidated Non-cash Charges" means, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries (including any non-cash charges related to any employee stock ownership plan and workforce reduction charges) reducing Consolidated Net Income of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which required an accrual of or a reserve for cash charges for any future period).

     "Consolidated Tangible Assets" means, as of any date of determination, the total assets, less goodwill and other intangibles shown on the balance sheet of the Company and the Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP.

     "Continuing Directors" means with respect to any period of twenty four (24) consecutive calendar months, any member of the Board of Directors of the Company who (a) was a member of the Board of Directors on the first day of such period or (b) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

     "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at 135 S. LaSalle, Suite 1960, Chicago, Illinois 60603.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against fluctuations in currency values.

     "Custodian" has the meaning provided in Section 6.1.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Default Rate" means 12%; provided that during the period that the interest rate is increased in accordance with Section 4.7(b), the Default Rate shall be 13%.

         "Depository" means The Depository Trust Company, its nominees and successors.

         "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Notes, but only to the extent such Capital Stock so matures or is exchangeable or redeemable.

         "DTC" means The Depository Trust Company.

         "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

         "Event of Default" has the meaning provided in Section 6.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Liens" has the meaning ascribed to that term under the definition of "Permitted Collateral Liens."

         "Fair Market Value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Company delivered to the Trustee except (a) any determination of Fair Market Value or fair value made with respect to any parcel of real property and related fixtures constituting a part of, or proposed to be made a part of, the Collateral shall be made by an Independent Appraiser, (b) any determination of Fair Market Value with respect to any assets to be valued at $4.0 million or more that is contributed as or received in exchange for Capital Stock of the Company that is to be included in clause (B) of paragraph (a) of Section 4.12 shall be made by an Independent Financial Advisor; (c) any determination of Fair Market Value with respect to any Collateral to be valued at $2.0 million or more that is to be the subject of an Asset Sale shall be made by an Independent Appraiser or Independent Financial Advisor, as appropriate, and (d) as otherwise indicated in this Indenture or the Security Documents.

         "Funding Guarantor" has the meaning provided in Section 10.6.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the Issue Date.

         "Global Notes" means Notes, in the form of Exhibit A hereto issued in accordance with Article II hereof.

         "Government Assisted Indebtedness" means Indebtedness of the Company or any of the Restricted Subsidiaries incurred from any federal, state or local Governmental Authority, or for which any such Governmental Authority provides direct or indirect credit support, including under any industrial revenue bonds.

         "Government Assisted Indebtedness (New York)" means Government Assisted Indebtedness from any state or local Governmental Authority of the State of New York in an aggregate principal amount at any time outstanding not exceeding $5.0 million incurred in connection with (x) the relocation of the following assets to the Lackawanna Hot Rolled Bar Plant in Blasdell, New York: the quality verification inspection lines, known as the "QVL"s, from the Canton Plant and the magnetic analysis inspection stands known as the "MACs" or "ROTOMACs" from the Chicago Finishing Plant and (y) the acquisition of additional equipment and fixtures for, and the improvement and refurbishment of, such relocated assets, provided that no principal payments shall be required to be paid with respect to such Government Assisted Indebtedness prior to the final Maturity Date of the Notes except for de minimus amounts required by (i) applicable law or regulations or (ii) the rules and practices of the state or local Governmental Authority providing such Government Assisted Indebtedness.

         "Government Assisted Indebtedness (Ohio)" means Government Assisted Indebtedness from any state or local Governmental Authority of the State of Ohio in an aggregate principal amount at any time outstanding not exceeding $10.0 million incurred in connection with the acquisition of equipment and fixtures for, and the improvement and refurbishment of, the Four Stand facilities situated in the Primary Mill at the Lorain Plant located in Lorain, Ohio.

         "Governmental Authority" means any government or political subdivision of the United States or any other country or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

         "Guarantee" means the guarantee of the Guarantors set forth in Article X and any additional guarantee of the Notes executed by any Person.

         "Guarantor" means any of the Parent Guarantor or Subsidiary Guarantors.

         "Holder" means the Person in whose name a Note is registered on the Registrar's books.

         "Holders' Pro Rata Share" means: (A) with respect to Indebtedness under the New Credit Facility, a fraction, (i) the numerator of which is the aggregate principal amount of Notes outstanding on the date the applicable Net Cash Proceeds are received and (ii) the denominator of which is the sum of (x) the aggregate principal amount of Notes outstanding on such applicable date and (y) if the New Credit Facility requires such Net Cash Proceeds to be applied to repay or collateralize (in the case of letters of credit) extensions of credit thereunder, the aggregate principal amount of Indebtedness outstanding under the New Credit Facility on such applicable date; and (B) with respect to Government Assisted Indebtedness (Ohio) or Government Assisted Indebtedness (New York), as the case may be, a fraction,
(i) the numerator of which is the aggregate principal amount of Notes outstanding on the date the applicable Net Cash Proceeds are received and (ii) the denominator of which is the sum of (x) the aggregate principal amount of Notes outstanding on such applicable date and (y) if such Government Assisted Indebtedness requires such Net Cash Proceeds to be applied to repay extensions of credit thereunder, the aggregate principal amount of such Government Assisted Indebtedness on such applicable date.

         "Hunt" means, collectively, HIG-Steel Investors, L.P., a Delaware limited partnership, and HIG-Steel G.P., L.L.C., a Delaware limited liability company.

         "incur" means, with respect to any Indebtedness, to directly or indirectly, create, incur, assume, issue, guarantee or otherwise become liable for or with respect to such Indebtedness, and the terms "incurred," "incurrence" and "incurring" having meanings correlative to the foregoing.

         "Indebtedness" means, with respect to any Person, without duplication,
(a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business and which are not overdue by more than 180 days, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than statutory Liens) upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such Person, (g) all Disqualified Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all Interest Rate Protection Obligations of such Person and (i) any amendment, supplement, modification, deferral, renewal, extension, refinancing or refunding of any liability of the types referred to in clauses (a) through (h) above. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in good faith by the Board of Directors of the Company of such Disqualified Capital Stock. When any Person becomes a Restricted Subsidiary, there shall be deemed to have been an incurrence by such Restricted Subsidiary of all Indebtedness for which it is liable at the time it becomes a Restricted

Subsidiary. If the Company or any of the Restricted Subsidiaries, directly or indirectly, guarantees Indebtedness of a third Person, there shall be deemed to be an incurrence of such guaranteed Indebtedness as if the Company or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

         "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms hereof.

         "Independent Appraiser" means a reputable, nationally recognized Person or firm who in the ordinary course of its business appraises property and, where real property is involved, is a member in good standing of the American Institute of Real Estate Appraisers, recognized and licensed to do business in the jurisdiction where such real property is situated who (a) does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect material financial interest in the Company or any of its Subsidiaries,
(b) in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged, and
(c) is listed on Schedule 1.1(a).

         "Independent Financial Advisor" means a reputable, nationally recognized investment banking, appraisal, consulting or public accounting firm
(a) which does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect material financial interest in the Company or any of its Subsidiaries and (b) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged, and (c) is listed on Schedule 1.1(a).

         "Indirect Participant" means a person who holds a beneficial interest in a Global Note through a Participant.

         "Intercreditor Agreement" means, individually and collectively, (i) the Pledge Intercreditor Agreement, dated as of the date hereof, by and among Fleet Capital Corporation (together with its successors and assigns), acting in its capacity as Administrative Agent under the New Credit Facility, LaSalle Bank National Association, as trustee, each of the Issuers, and the Guarantors, as the same may be amended, supplemented or otherwise modified from time to time and (ii) the Access Intercreditor Agreement, dated as of the date hereof, by and among Fleet Capital Corporation (together with its successors and assigns), acting in its capacity as Administrative Agent under the New Credit Facility, LaSalle Bank National Association, as trustee, each of the Issuers, and the Guarantors, as the same may be amended, supplemented or otherwise modified from time to time the .

         "interest," when used with respect to any Note, means the amount of all interest accruing on such Note, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.1(a) and (b) or which would have accrued but for any such event.

         "Interest Payment Date," when used with respect to any Note, means the Stated Maturity of an installment of interest specified in such Note.

         "Interest Rate," when used with respect to any Note, means 10% per annum, provided that during the period that the interest rate is increased in accordance with Section 4.7(b), the Interest Rate shall be 11%.

         "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Investment" means, with respect to any Person, (i) any direct or indirect loan, advance (other than advances to customers and employees for moving, entertainment, travel expenses and commissions, drawing accounts and similar expenditures in the ordinary course of business), extension of credit (other than trade credit) or capital contribution to any Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or (ii) any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investments" shall not include (x) accounts receivable and extensions of credit by any Person in the ordinary course of business and (y) Investments to the extent made with consideration which consists of Capital Stock (other than Disqualified Capital Stock) of the Company. In addition to the foregoing, any Currency Agreement shall constitute an Investment hereunder.

         "Investment Grade Securities" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries, and (iii) investments in any fund that invests 95% of their assets in securities in the type described in clauses (i) and (ii) above.

         "Issue Date" means August 16, 2002, the date of original issuance of the Notes.

         "Issuers" means the parties named as such in this Indenture, in each case, until a successor replaces it in accordance with the terms of this Indenture and, thereafter, includes the successor.

         "KPS" means, collectively, Blue Steel Corporation, a Delaware corporation, KPS Special Situations Fund, L.P., a Delaware limited partnership, and KPS Supplemental Fund, L.P., a Delaware limited partnership.

         "Legal Holiday" means any day other than a Business Day.

         "Lien" means any mortgage, charge, lease, lien (statutory or other), pledge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever. For purposes of the Indenture, a person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement. In no event shall an operating lease be deemed to constitute a Lien.

         "Liquidation Trust" has the meaning provided in the recitals.

         "Majority Noteholders" shall mean at any determination thereof the Holders of more than a majority in aggregate principal amount of the outstanding Notes as determined in accordance with Section 2.8.

         "Maturity Date," when used with respect to the Notes, means the date specified in such Note as the fixed date on which the principal of such Note is due and payable.

         "Mortgage" means each mortgage instrument (or deed of trust) and assignment of leases and rents, substantially in the form of Exhibit C hereto (including such changes to such form as may be necessary or desirable to conform to applicable local laws or customs regarding property in the jurisdiction where such instrument is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "Mortgaged Property" means any Real Property that is subject to a Mortgage.

         "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents net of (a) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale; (b) provisions for all taxes payable as a result of such Asset Sale, (c) amounts required to be applied to the repayment of principal and interest on Indebtedness required (other than required by Section 4.13), to be paid as a result of such transaction to the extent secured by a Lien on such Property that is permitted hereunder or under the applicable Security Document and to the extent the operative agreement relating to such Indebtedness requires or otherwise permits such a repayment; and (d) appropriate amounts to be provided by the Company or any of the Restricted Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any of the Restricted Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any representation, warranties or indemnification obligations associated with such Asset Sale, provided that the aggregate amount provided by the Company or any of the Restricted Subsidiaries, as the case may be, for the reserves contemplated by this clause (d) in connection with any Asset Sale of Collateral shall not exceed 10% of the aggregate proceeds received in connection with such Asset Sale.

         "New CDSC" means 2011448 Ontario Limited, a Wholly-Owned Restricted Subsidiary of the Company organized under the laws of Ontario, Canada formed to own the assets of Canadian Drawn Steel Company Inc. at such time as New CDSC elects to exercise the purchase option for such assets provided for in the RTI Asset Purchase Agreement.

         "New Credit Facility" means the Credit Agreement, dated as of the Issue Date, among the Company, Fleet Capital Corporation, as administrative agent, and the lenders and the agents parties thereto from time to time, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith that are permitted under the Indenture, each as the same may at any time in whole or in part be amended, amended and restated, supplemented or otherwise modified, including any refinancing, refunding, replacement or extension thereof and whether by the same or any other lender or group of lenders.

         "Non-Collateral Proceeds" has the meaning specified in Section 4.13.

         "Note Custodian" means the Trustee, as custodian for the Depository with respect to the Notes in global form, or any successor entity thereto.

         "Notes" means the 10% Senior Secured Notes Due 2009 issued, authenticated and delivered under this Indenture, as amended or supplemented from time to time pursuant to the terms of this Indenture.

         "Obligations" means the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), of (i) all obligations of the Issuers now or hereafter existing under or in respect of the Indenture and the Notes (including, without limitation, the obligations of the Issuers to pay principal of and interest on the Notes when due and payable) and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and all other amounts due or to become due under or in connection with the Indenture and the Notes, (ii) all obligations of the Guarantors now or hereafter existing under or in respect of the Indenture and the Notes (including, without limitation, the obligations of each Guarantor to pay principal of, premium, if any, and interest on the Notes when due and payable) and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and all other amounts due or to become due under or in connection with the Indenture and the Notes and (iii) without duplication of the amounts described in clauses (i) and (ii), all obligations, indebtedness and liabilities of the Issuers and the Guarantors now existing or hereafter arising under or in respect of any Security Document or the Intercreditor Agreement, including, without limitation, with respect to all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in any Security Document.

         "Officer" means, with respect to an Issuer, the Chairman of the Board of Directors, the President, the Chief Executive Officer, any Vice President, any General Manager, the General Counsel, the Chief Financial Officer, the Secretary, the Associate General Counsel, the Treasurer, or the Controller of such Issuer, as the case may be.

         "Officers' Certificate" means a certificate signed by one or more Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of each of the Issuers, as the case may be; provided, however, that any Officers' Certificate delivered pursuant to Section 4.6 of this Indenture shall be signed by either the principal executive officer, principal financial officer or principal accounting officer of each of the Issuers.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which may include counsel to the Issuers.

         "Parent Guarantor" means Blue Bar in its capacity as a Guarantor and any successors.

         "Pari Passu Bank Proceeds" has the meaning provided in Section 4.13.

         "Pari Passu GAI Proceeds" has the meaning provided in Section 4.13.

         "Participant" means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to DTC, the Depository as of the date hereof, shall include Euroclear and Clearstream).

         "Paying Agent" has the meaning provided in Section 2.3.

         "Permitted Collateral Liens" means (i) the Liens created by the Notes, the Subsidiary Guarantees, this Indenture and the Security Documents; (ii) after giving effect to the Sale Order, Liens on the Collateral existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date, as such Liens are more specifically described in the Security Documents ("Existing Liens"); (iii) Liens for taxes, assessments or other governmental charges or levies not yet delinquent; (iv) carriers', warehousemen's, mechanics', materialmen's, repairmen's, laborers', employees' or suppliers' or other like Liens on the Collateral arising in the ordinary course of business and securing obligations that are not due and payable; (v) Liens securing Government Assisted Indebtedness (Ohio) on Collateral that is acquired, refurbished, improved or relocated utilizing the proceeds of such Government Assisted Indebtedness; provided that (x) such Liens are pari passu with, or junior in priority to, the Lien on such Collateral in favor of the Trustee and the Holders and (y) the holders of such Government Assisted Indebtedness (Ohio) have agreed to subordinate their right to accelerate such Indebtedness to the prior acceleration of the Notes; (vi) Liens securing Government Assisted Indebtedness (New York) on Collateral that is acquired, refurbished, improved or relocated utilizing the proceeds of such Government Assisted Indebtedness; provided that (x) such Liens are pari passu with, or junior in priority to, the Lien on such Collateral in favor of the Trustee and the Holders and (y) the holders of such Government Assisted Indebtedness (New York) have agreed to subordinate their right to accelerate such Indebtedness to the prior acceleration of the Notes; (vii) pari passu Liens on the Pledged Securities to secure the New Credit Facility, provided such Liens are subject to the agreements set forth in the Intercreditor Agreement; and (viii) any other Liens on the Collateral expressly permitted by the applicable Security Documents.

         "Permitted Holders" means KPS, Hunt and their respective Affiliates.

         "Permitted Investments" means any of the following: (a) (i) Investments in any Restricted Subsidiary (including any Person that pursuant to such Investment becomes a Restricted Subsidiary) and (ii) Investments in any Person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Restricted Subsidiary at the time such Investment is made; (b) Investments in Cash Equivalents or Investment Grade Securities; (c) Investments in deposits with respect to leases or utilities provided to third parties in the ordinary course of business; (d) Investments in the Notes; (e)

Investments in Currency Agreements, Interest Rate Protection Obligations and commodities hedging arrangements permitted by clause (vi) or (vii) of Section 4.9(b); (f) loans or advances to officers or employees of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and the Restricted Subsidiaries (including travel and moving expenses) not in excess of $2.0 million in the aggregate at any one time outstanding; (g) Investments in evidences of Indebtedness, securities or other property received from another Person by the Company or any of the Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such Person held by the Company or any of the Restricted Subsidiaries, or for other liabilities or obligations of such other Person to the Company or any of the Restricted Subsidiaries that were created in accordance with the terms of this Indenture; (h) so long as no Default or Event of Default has occurred and is continuing at the time such Investment is made, Investments in an amount not to exceed the greater of (i) $20.0 million and (ii) 1.0% of Consolidated Tangible Assets of the Company at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (i) any Investment constituting a Restricted Payment received pursuant to and in compliance with Section 4.12; (j) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; (k) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business; (l) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 4.13 or any other disposition of assets not constituting an Asset Sale; (m) any Investment existing on the Issue Date; and (n) any Investment, made upon the exercise of any purchase option provided for in the RTI Asset Purchase Agreement, in all or substantially all of the assets of Canadian Drawn Steel Company Inc.

         "Permitted Liens" means, with respect to any Person and as to any property other than the Collateral, (a) Liens to secure the New Credit Facility,
(b) Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are for less than $10.0 million in the aggregate, or which are being validly contested in good faith by appropriate proceedings or for property taxes on property that the Company or any of its Restricted Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property; (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's, laborers', employees' or suppliers' or other like Liens on property of the Company or any of the Restricted Subsidiaries arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in good faith by negotiations or appropriate proceedings and in respect of which, if applicable, the Company or the relevant Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP; (d) pledges and deposits made in the ordinary course of business by the Company or any of the Restricted Subsidiaries in compliance with the Federal Employers Liability Act or any other workmen's compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations; (e) deposits by the Company or any of the Restricted Subsidiaries to secure the performance of tenders, bids, contracts (other than for Indebtedness), leases (other than

Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business; (f) zoning restrictions, easements, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of Real Property and other similar encumbrances incurred by the Company or any of the Restricted Subsidiaries in the ordinary course of business which, individually and in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries; (g) Liens consisting of interests of lessors under capital or operating leases; (h) Liens securing judgments, decrees or orders against the Company or any of the Restricted Subsidiaries, so long as such Lien is being contested in good faith and is adequately bonded, any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (i) any leases or subleases to other Persons of properties or assets owned or leased by the Company or any of the Restricted Subsidiaries; (j) any Lien arising by operation of law pursuant to Section 107(1) of CERCLA, 42 U.S.C. Section 9607(1), or pursuant to analogous state law, for costs or damages which are not yet due (by virtue of a written demand for payment by a government authority) or which are being contested in good faith by appropriate proceedings, or on property that the Company or any of the Restricted Subsidiaries has determined to abandon if the sole recourse for such costs or damages is to such property; provided that the liability of the Company and the Restricted Subsidiaries with respect to the matter giving rise to all such Liens shall not, in the reasonable estimate of the Company (in the light of all attendant circumstances, including the likelihood of contribution by third parties), exceed $25.0 million; (k) Liens that are contractual rights of setoff (1) relating to the establishment by the Company or any of its Subsidiaries of depository relations with banks not given in connection with the issuance of Indebtedness or (2) pertaining to pooled deposit and/or sweep accounts of the Company and/or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Restricted Subsidiaries; (l) Liens securing obligations in respect of trade-related letters of credit and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit; (m) the sale of accounts receivable in connection with collection in the ordinary course of business; (n) construction Liens arising in the ordinary course of business, including Liens for work performed for which payment has not been made, securing obligations that are not due and payable or are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Company or the relevant Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP; (o) Liens securing Currency Agreements, Interest Rate Protection Obligations and commodity hedging agreements; (p) any other Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements, including rights of offset and set off;
(q) purchase money Liens to finance the acquisition of property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided that (1) the related purchase money Indebtedness shall not be secured by or extend to any Collateral or any other property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired, (2) the amount of Indebtedness secured by any such Lien shall not exceed the purchase price of the property or assets acquired and (3) Lien securing such Indebtedness either

(x) exists at the time of such acquisition or construction or (y) shall be created within 180 days of such acquisition; (r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (s) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien or Liens permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided that such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries not securing the Indebtedness so refinanced; (t) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (u) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (v) Liens securing Acquired Indebtedness permitted by Section 4.9; provided that (1) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary thereof and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary thereof and (2) such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or such Restricted Subsidiary and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or such Restricted Subsidiary; and (w) Liens on assets acquired or constructed after the Issue Date and not constituting Collateral securing Indebtedness not to exceed 70% of the lower of the cost of construction or acquisition of such assets or the fair market value of such assets, in each case determined at the time of incurrence of such Indebtedness.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Pledge Agreement" means the pledge agreement, substantially in the form of Exhibit E hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "Pledged Securities" has the meaning provided in the Pledge Agreement.

         "Pledgor" means each of the Company, Blue Steel Capital Corp., Blue Bar and each Restricted Subsidiary that becomes a "Pledgor" under any Security Document.

         "Principal" of a debt security means the principal amount of the security.

         "Prior Lien" has the meaning assigned to such term in the applicable Security Document.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, and including, without limitation, all classes and series of preferred or preference stock of such Person.

         "Property" means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including ownership interests of any Person.

         "Real Estate Fixtures" means only such "equipment" as defined in the UCC which is (i) affixed to any Real Property, (ii) considered a fixture or a part of the Real Property under applicable law and (iii) integral to the occupancy or customarily used by occupants in connection with the occupancy of the land or in the operation of the buildings, structures and improvements thereon as such, as opposed to manufacturing or other business operations conducted therein or therefrom and, in any event, shall include, without limitation, all switchboards, utility systems, sprinkler and alarm systems or other fire prevention or extinguishing apparatus and materials, HVAC equipment, boilers, oil boilers, telecommunications equipment, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, pollution abatement or control, elevators, window cleaning, maintenance or other systems or equipment, appliances or supplies, all heating apparatus, generators, plumbing, lighting and gas fixtures, laundry, ventilating and air conditioning equipment, all awnings, blinds, screens, storm sashes, pumping equipment, electrical equipment, including transformers, radiators and piping, coal stokers, plumbing and bathroom fixtures, washtubs, sinks, stoves, ranges, window shades, motors, generators, dynamos, kitchen cabinets, incinerators, plants and shrubbery and all other articles used or useful in connection with the use, operation, maintenance or repair of any part of the Real Property, together with any and all modifications, renewals, improvements, alterations, repairs, substitutions, attachments, additions, accessions and other property now or hereafter affixed thereto or used in connection therewith, all replacements and all parts therefore, and together with all substitutes for any of the foregoing.

         "Real Property" means any interest in any real property or any portion thereof whether owned in fee or leased or otherwise owned.

         "Redemption Date" means, with respect to any Note, the Maturity Date of such Note or the date on which such Note is to be redeemed pursuant to the terms of the Notes or this Indenture.

         "Refinancing Indebtedness" means (a) Indebtedness of the Company or a Subsidiary Guarantor to the extent the proceeds thereof are used solely to refinance (whether by amendment, renewal, extension or refunding) all or any part of any Indebtedness of the Company or any of the Restricted Subsidiaries and (b) Indebtedness of any Restricted Subsidiary (other than a Subsidiary Guarantor) to the extent the proceeds thereof are used solely to refinance (whether by amendment, renewal, extension or refunding) all or any part of any Indebtedness of a Restricted Subsidiary (other than a Subsidiary Guarantor), in each such event; provided that (i) the principal amount of Indebtedness incurred pursuant to this definition (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the accreted value of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced (less any discount from principal amount due upon payment pursuant to the terms of such

Indebtedness) was not incurred in violation of this Indenture, (ii) in the case of Indebtedness incurred pursuant to this definition by the Company or any Subsidiary Guarantor, such Indebtedness (x) has no scheduled principal payment prior to the earlier of (A) the final maturity of the corresponding portion of the Indebtedness being refinanced or (B) the 91st day after the final maturity date of the Notes and (y) has an Average Life to Stated Maturity greater than either (A) the Average Life to Stated Maturity of the Indebtedness refinanced or
(B) the remaining Average Life to Stated Maturity of the Notes and (iii) if the Indebtedness to be refinanced is Subordinated Indebtedness, the Indebtedness to be incurred pursuant to this definition shall also be Subordinated Indebtedness.

         "Registrar" has the meaning provided in Section 2.3.

         "Registration Obligations" has the meaning provided in Section 4.7(b).

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Issuers, the Guarantors and the Liquidation Trust, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Release Notice" has the meaning provided in Section 11.4.

         "Released Mortgaged Property" shall mean any vacant and unimproved portion of any Mortgaged Property which the Company or any other applicable Pledgor, subject to Section 11.3(b), elects to develop free and clear of the Lien of the Security Documents, provided that the aggregate value of such Mortgaged Property which is elected to be so developed during the period the Notes are outstanding does not exceed $500,000 and the use and operation of the improvement on any such vacant and unimproved portion of any Mortgaged Property is unrelated to and does not adversely affect the Collateral; and provided, further, that the Majority Noteholders shall have consented to such development of such Mortgaged Property.

         "Responsible Officer" means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Assistant Secretary or any officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Restricted Payment" has the meaning provided in Section 4.12.

         "Restricted Subsidiary" means each Subsidiary of the Company.

         "Roll-up Transaction" means any merger or consolidation of the Company with, or any transfer of all of the assets of, or Capital Stock of, the Company to, any newly organized Affiliate thereof (having no material liabilities other than Investments in or liabilities with respect to the Company or the Restricted Subsidiaries) if such transaction and any series of related transactions are for the sole purpose of creating or having a corporation that will own all of the assets that the Company owned immediately prior to such transaction.

         "RTI" has the meaning provided in the recitals.

         "RTI Asset Purchase Agreement" has the meaning provided in the recitals.

         "RTI Indenture" has the meaning provided in the recitals.

         "RTI Majority Noteholders" has the meaning provided in the recitals.

         "RTI Notes" has the meaning provided in the recitals.

         "RTI Notes Trustee" has the meaning provided in the recitals.

         "Sale Order" has the meaning provided in the recitals.

         "Sale-Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Agreement" means the security agreement substantially in the form of Exhibit D hereto (including such changes to such form as may be necessary or desirable to conform to applicable local laws), as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "Security Documents" means, collectively, (i) the Security Agreement,
(ii) the Pledge Agreement, (iii) the Mortgages made by or to be made by the Company in favor of the Collateral Agent, and (iv) all security agreements, mortgages, deeds of trust, pledges, collateral assignments and other agreements or instruments evidencing or creating any security in favor of the Collateral Agent in any or all of the Collateral, in each case as amended, amended or restated, supplemented or otherwise modified from time to time in accordance with their terms.

         "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the holders of Notes or in favor of the Trustee for its benefit and the benefit of the holders of the Notes.

         "Specified Facility" means each of the following: (i) the Massillon Cold Finish Bar Plant in Massillon, Ohio; (ii) the Gary Cold Finished Bar Plant in Gary, Indiana; (iii) the Lackawanna Hot Rolled Bar Plant in Blasdell, New York; (iv) any of the following facilities at the Canton Plant in Canton, Ohio: the Melt Shop, the Cast Roll, or the Bar Billet Conditioning facility; and

(v) any of the following facilities at the Lorain Plant in Lorain, Ohio: the Blast Furnace, the BOP Shop, the Billet Caster, the Bloom Caster, the Primary Mill (includes the four stand), or the "9/10" Mill.

         "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

         "Stipulation" has the meaning provided in the recitals.

         "Subordinated Indebtedness" means Indebtedness of an Issuer or a Subsidiary Guarantor which is expressly subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

         "Subsidiary" means, with respect to any Person, (a) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof and (b) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Persons performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

         "Subsidiary Guarantee" means the subsidiary guarantee of the Subsidiary Guarantors set forth in Article X and any additional subsidiary guarantee of the Notes executed by any Person.

         "Subsidiary Guarantor" means (a) each Subsidiary of the Company that owns or holds any Collateral and (b) any other Subsidiary of the Company that guarantees the Notes, but shall not include Blue Steel Capital Corp.

         "Substitute Collateral" has the meaning provided in Section 11.5.

         "Survey" means a survey of any parcel of real property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state or province in which such property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof (unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery),
(iii) certified by the surveyor in a manner reasonably acceptable to the title company providing title insurance in respect of the Liens granted under the Mortgages (provided, however, that such certification shall not be required with respect to any survey of any parcel of real property located in Canada) and (iv) complying in all respects with the minimum detail requirements of the American Land Title Association, or local or foreign equivalent, as such requirements are in effect on the date of preparation of such survey, or that is otherwise reasonably acceptable to the Trustee (giving consideration to the applicable transaction).

         "Surviving Entity" has the meaning provided in Section 5.1.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

         "Transactions" means the transactions contemplated by the RTI Asset Purchase Agreement.

         "Trust Moneys" means all cash or Cash Equivalents received by the Trustee or the Collateral Agent, as the case may be: (a) upon the release of property from the Lien of any of the Security Documents, including all moneys received in respect of the principal of all purchase money, governmental and other obligations; (b) as compensation for, or proceeds of the sale of all or any part of the Collateral taken by eminent domain or purchased by, or sold pursuant to any order of, a governmental authority or otherwise disposed of; (c) as proceeds of insurance upon any, all or part of the Collateral (other than any liability insurance proceeds payable to the Trustee or the Collateral Agent, as the case may be, for any loss, liability or expense incurred by it); (d) pursuant to certain provisions of the Mortgages; (e) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or the Collateral Agent, as the case may be, or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Security Documents or otherwise; or (f) for application under this Indenture as provided in the Indenture, any Security Document, or the Intercreditor Agreement or whose disposition is not otherwise specifically provided for in this Indenture, any Security Document, or the Intercreditor Agreement; provided, however, that "Trust Moneys" shall not include any property deposited with the Trustee pursuant to Article III or VIII or delivered to or received by the Trustee pursuant to Section 6.10.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor, and shall in addition include any Person designated or constituted as a co-trustee or separate trustee pursuant to
Section 7.12 for the limited purposes of such designation or constitution.

         "UCC" means Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction.

         "U.S. Government Obligations" has the meaning provided in Section 8.1.

         "Voting Stock" means any class or classes of Capital Stock of a Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote in the election of the Board of Directors, managers or trustees of such Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

         "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company or one or more Wholly-Owned

Restricted Subsidiaries of the Company. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

SECTION 1.2  Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         (a) "Commission" means the SEC;

         (b) "indenture securities" means the Notes;

         (c) "indenture security holder" means a Holder;

         (d) "indenture to be qualified" means this Indenture;

         (e) "indenture trustee" or "institutional trustee" means the Trustee;
and

         (f) "obligor on the indenture securities" means the Issuers.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings so assigned to them therein.

SECTION 1.3  Rules of Construction.

         Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) "or" is not exclusive;

         (c) words in the singular include the plural, and words in the plural include the singular;

         (d) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision;

         (e) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company; and

         (f) "including" means including, without limitation, unless the context otherwise requires.

                                   ARTICLE II

                                    THE NOTES

SECTION 2.1  Form and Dating.
             ---------------

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1.00 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Transfer or Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed on Schedule A thereto and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of Schedule A of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof. The Global Notes, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided, shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Chicago, Illinois office, as Note Custodian, and registered in the name of the Depository or the nominee of the Depository.

         (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to Global Notes deposited with or on behalf of the Depository.

         The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depository or the nominee of the Depository and
(ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Note Custodian.

         Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Note Custodian as custodian for the Depository or under such Global Note, and the Depository may be treated by each of the Issuers, the Trustee and any agent of either of the Issuers or of the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent each of the Issuers, the Trustee or any agent of either of the Issuers or of the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

         (d) Certificated Notes. Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto) ("Certificated Notes") and shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced by any other method permitted by the rules of any securities exchange on which the Notes may be listed, as evidenced by the execution of such Notes.

         (e) Provisions Applicable to Forms of Notes. The Notes may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any applicable law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may be determined consistently herewith by the Officers of the Company executing such Notes, as conclusively evidenced by their execution of such Notes. All Notes will be otherwise substantially identical except as provided herein.

         Subject to the provisions of this Article II, a Holder of a Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.2  Execution and Authentication.

         One Officer shall execute the Notes for each of the Issuers by either manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, the Note shall be valid nevertheless.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Issuers signed by an Officer (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding under this Indenture may not exceed $80,000,000 except as provided in Section 2.7 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

SECTION 2.3  Registrar and Paying Agent.

         The Issuers shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York or The City of Chicago, State of Illinois) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in The Borough of Manhattan, The City of New York, State of New York or The City of Chicago, State of Illinois) where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more co-Registrars and one or more additional paying agents. Neither of the Issuers nor any of their respective Subsidiaries or Affiliates may act as Paying Agent.

         The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.7.

         The Issuers initially appoint DTC to act as Depository with respect to the Global Notes. The Issuers initially appoint the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes to serve until such time as the Trustee has resigned or a successor is appointed in accordance with this Indenture. No Person other than the Trustee shall serve as Paying Agent without the prior approval of the Majority Noteholders.

SECTION 2.4  Paying Agent To Hold Money in Trust.

         Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes (whether such money has been paid to it by the Issuers or any other obligor on the Notes), and the Issuers and the Paying Agent shall notify the Trustee of any default by the Issuers (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for interest on any money received by it hereunder. The Issuers at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Sections 6.1(a) and
(b), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment and accounting to the satisfaction of the Trustee, the Paying Agent (if other than the Issuers or a Guarantor) shall have no further liability for the money delivered to the Trustee. If the Issuers or a Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization of the Issuers, the Trustee shall serve as Paying Agent for the Notes.

         The Issuers and the Guarantors acknowledge that all money (other than Trust Moneys) paid to the Paying Agent for the payment of principal of or interest on the Notes (whether such money has been paid to it by the Issuers or any other obligor on the Notes), shall no longer be property of the Issuers and the Guarantors.

SECTION 2.5  Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA (S) 312(a).

SECTION 2.6  Transfer and Exchange.

         (a) Transfer and Exchange of Global Note. The Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. The Global Note will be exchanged by the Issuers for Certificated Notes if (i) the Issuers deliver to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Issuers within 120 days after the date of such notice from the Depository, (ii) the Issuers in their sole discretion determine that the Global Note (in whole but not in part) should be exchanged for Certificated Notes and deliver a written notice to such effect to the Trustee or (iii) an Event of Default has occurred and is continuing with respect to the Notes and the Registrar has received a request from the Depository to issue Certificated Notes in lieu of all or a portion of the Global Note (in which case the Issuers shall deliver Certificated Notes within 30 days of such request). Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Certificated Notes shall be issued in such names as the Depository shall instruct the Trustee. The Global Note also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, the Global Note or any portion thereof, pursuant to this
Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, the Global Note. The Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in the Global Note may be transferred and exchanged as provided in Section 2.6(b) or (c) hereof.

         Neither the Issuers nor the Trustee will be liable for any delay by the Depository or its nominee in identifying the beneficial owners of the Notes, and each such Person may conclusively rely on, and will be protected in relying on, instructions from such Depository or nominee for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

         (b) Transfer and Exchange of Beneficial Interests in the Global Note. The transfer and exchange of beneficial interests in the Global Note shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Note also shall require compliance with either subparagraph (i) or
(ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Beneficial interests in the Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

                  (ii) In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in the Global Note contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the Global Note pursuant to Section 2.6(g) hereof.

         (c) Transfer or Exchange of Beneficial Interests for Certificated Notes. If any holder of a beneficial interest in the Global Note proposes to exchange such beneficial interest for a Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Note, then, upon satisfaction of the conditions set forth in
Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the Global Note to be reduced accordingly pursuant to Section 2.6(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Note in the appropriate principal amount. Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c) (i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant and
(ii) shall be issued without the legend referred to in Section 6(f)(ii) if registration under the Securities Act of the distribution of the Notes from the Liquidation Trust to the beneficiaries of the Liquidation Trust has occurred The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered.

         (d) Transfer and Exchange of Certificated Notes for Beneficial Interests in the Global Note. A Holder of a Certificated Note may exchange such Note for a beneficial interest in the Global Note or transfer such Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in the Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Certificated Note and increase or cause to be increased the aggregate principal amount of the Global Note.

         (e) Transfer and Exchange of Certificated Notes for Certificated Notes. Upon request by a Holder of Certificated Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Certificated Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. Upon receipt of a request to register such a transfer or exchange, the Registrar shall register the Certificated Notes pursuant to the instructions from the Holder thereof. All Certificated Notes issued in connection with a transfer or exchange pursuant to this Section 2.6(e) shall be issued without the legend referred to in Section 6(f)(ii) if registration under the Securities Act of the distribution of the Notes from the Liquidation Trust to the beneficiaries of the Liquidation Trust has occurred.

         (f) Legends. The following legends shall appear on the face of the Global Note and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i) Global Note Legend. The Global Note shall bear a legend (the "Global Note Legend") in substantially the following form:

         "THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN"

                  (ii) Transfer Restriction Legend. The Certificated Note to be issued under this Indenture to the Liquidating Trust shall bear a legend in substantially the following form:

         "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY OTHER STATE OR JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION."

         This legend shall be removed upon registration under the Securities Act of the distribution of the Notes from the Liquidation Trust to the beneficiaries of the Liquidation Trust.

         (g) Cancellation and/or Adjustment of the Global Note. At such time as all beneficial interests in the Global Note have been exchanged for Certificated Notes or the Global Note has been redeemed, repurchased or canceled in whole and not in part, the Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for or transferred to a Person who will take delivery thereof in Certificated Notes, the principal amount of Notes represented by the Global Note shall be reduced accordingly and an endorsement shall be made on the Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction.

         (h) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate the Global Note and Certificated Notes upon the Issuers' order.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.8, 4.15 and 9.5 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) The Global Note and Certificated Notes issued upon any registration of transfer or exchange of another Global Note or Certificated Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Note or Certificated Notes surrendered upon such registration of transfer or exchange.

                  (v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
         3.3 hereof and ending at the close of business on the day of selection,
         (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate the Global Note and Certificated Notes in accordance with the provisions of Section 2.2 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

                  (ix) The Trustee and the Issuers shall take all actions required of them pursuant to this Section 2.6 (including the execution and authentication of Notes) as soon as reasonably practicable after satisfaction of the relevant conditions to the taking of such action.

SECTION 2.7  Replacement Notes.

         If a mutilated Note is surrendered to the Registrar or the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement
         Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Issuers, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuers may charge such Holder for the Issuers' expenses in replacing such Note and the Trustee may charge the Issuers for the Trustee's expenses in replacing such Note. Every replacement Note shall constitute an additional obligation of the Issuers.

SECTION 2.8  Outstanding Notes.

         The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Section 8.1, on or after the date on which the conditions set forth in Section 8.1 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Notes.

         If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of Issuers. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.

         If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest and principal with respect to such Notes (or portions thereof) payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.9   Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture or any determination of Majority Noteholders, Notes owned by an Issuer Affiliate (as defined below) shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, the Security Documents or the Intercreditor Agreement, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. For purposes of the foregoing, "Issuer Affiliate" means any Issuer, Hunt, KPS, or any of their respective Affiliates or anyone acting on their behalf, provided that (i) no limited partner of any limited partnership controlled by either KPS or Hunt or anyone acting on their behalf shall be an Issuer Affiliate merely because of its status as a limited partner in such limited partnership and (ii) no member of any limited liability company controlled by either KPS or Hunt or anyone acting on their behalf shall be an Issuer Affiliate merely because of its status as a member of such limited liability company.

SECTION 2.10  Temporary Notes.

         Until Certificated Notes are prepared and ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes upon receipt of an Authentication Order. The Authentication Order shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Certificated Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Certificated Notes.

SECTION 2.11  Cancellation.

         The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) dispose of cancelled Notes unless the Issuers direct the Trustee to return such Notes to the Issuers, and, if so disposed of, shall deliver a certificate as to the disposal thereof to the Issuers. The Issuers may not reissue or resell, or issue new Notes to replace, Notes that the Issuers or the Guarantors have redeemed pursuant to Article III or paid at maturity, or that have been delivered to the Trustee for cancellation, subject to Section 2.6(g).

SECTION 2.12  Defaulted Interest.

         If the Issuers default on a payment of interest on the Notes, they shall pay the defaulted interest (including post-petition interest in any proceeding under any Bankruptcy Law), plus (to the extent permitted by law) any interest (including post-petition interest in any proceeding under any Bankruptcy Law) payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuers shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Issuers shall mail to the Trustee and each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

         The Issuers agree that interest on the Notes plus (in each case, to the extent permitted by law) (i) interest on unpaid interest and (ii) interest and interest on unpaid interest at the Default Rate, shall accrue during any proceeding under any Bankruptcy Law.

SECTION 2.13  CUSIP Number.

         The Issuers in issuing the Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers will promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14  Deposit of Moneys.

         On each Interest Payment Date and Maturity Date, the Issuers shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

SECTION 2.15  Record Date.

         The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

SECTION 2.16  Computation of Interest.

         Interest on the Notes shall be computed on the basis of a 360 day year comprised of twelve 30-day months.

                                   ARTICLE III

                                   REDEMPTION

SECTION 3.1  Optional Redemption.

         The Issuers may at any time redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, to but excluding the date of redemption.

SECTION 3.2  Mandatory Redemption.

         On the 35/th/ day prior to each payment date for the payment of interest, the Collateral Agent shall notify the Trustee and the Issuers as to the amount of cash and Cash Equivalents then held by the Collateral Agent constituting Net Cash Proceeds of Asset Sales and other dispositions of Collateral. On or before each payment date for the payment of interest, the Collateral Agent shall pay to the Trustee in cash the amount so notified to the Trustee pursuant to the prior sentence, and upon receipt by the Trustee of such funds, the Trustee shall apply such funds to redeem the Notes on such interest payment date in the manner set forth in this Article III.

SECTION 3.3  Selection of Notes To Be Redeemed.

         If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes being redeemed are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, provided that no Notes of a principal amount of $1.00 or less shall be redeemed in part. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. The Trustee shall promptly notify the Issuers in writing of such Notes selected for redemption and, in the case of Notes selected for partial redemption, the principal amount to be redeemed. The Trustee may select for redemption portions of the principal amount of Notes that have denominations larger than $1.00. Notes and portions thereof the Trustee selects shall be in amounts of $1.00 or integral multiples of $1.00. No Notes that have denominations of $1.00 or less shall be selected by the Trustee for partial redemption. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.4  Notices to Trustee.

         If the Issuers elect or are required to redeem Notes pursuant to the terms of the Notes and this Indenture, they shall do so by notifying the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Notes to be redeemed as soon as reasonably practicable but in no event later than 3 Business Days prior to the last day on which notice can be given under
Section 3.5.

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

         Each notice provided for in this Section 3.4 shall be accompanied by an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Notes.

SECTION 3.5  Notice of Redemption.

         At least 30 days before a Redemption Date, the Issuers shall mail or cause the mailing of a notice of redemption by first-class mail to each Holder of Notes to be redeemed and the Trustee and any Paying Agent.

         The notice shall identify the Notes to be redeemed and shall state:

         (a) the Redemption Date;

         (b) the redemption price and the amount of accrued and unpaid interest, if any, to be paid;

         (c) the name and address of the Paying Agent;

         (d) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued and unpaid interest, if any;

         (e) that, unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;

         (f) if any Note is to be redeemed in part only pursuant to Section 3.2, the portion of the principal amount (equal to $1.00 or any integral multiple thereof) of such Note to be redeemed on or after the Redemption Date;

         (g) if there is to be a partial redemption of Certificated Notes pursuant to Section 3.2, upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder upon cancellation of the original Notes;

         (h) if less than all of the Notes are to be redeemed pursuant to
Section 3.2, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes estimated to be outstanding after such partial redemption; and

         (i) the CUSIP number(s), if any, pursuant to Section 2.13 and, at the option of the Issuers or the Trustee, the disclaimer permitted by Section 2.13.

         At the Issuers' written request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense.

SECTION 3.6  Effect of Notice of Redemption.

         Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price plus accrued interest, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Notes. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.7  Deposit of Redemption Price.

         In the case of a redemption pursuant to Section 3.1, on or before the Redemption Date, the Issuers shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Paying Agent shall return to the Issuers any of such money not required for such purpose. All money earned on funds held in trust by the Paying Agent for payment pursuant to this Article III shall be remitted to the Issuers.

         In the case of a redemption pursuant to Section 3.2, on or before the Redemption Date, (i) the Trustee shall, to the extent it receives money from the Collateral Agent pursuant to such Section 3.2, deposit with the Paying Agent in immediately available funds an amount sufficient to pay the redemption price of all Notes or portions thereof to be redeemed on that date and (ii) the Issuers shall deposit with the Paying Agent in immediately available funds money sufficient to pay the accrued interest on all Notes or portions thereof to be redeemed on that date. The Paying Agent shall return to the Collateral Agent any of such money not required for such purpose. All money earned on funds held in trust by the Paying Agent for payment pursuant to this Article III shall be remitted to the Collateral Agent and held as Trust Moneys for later redemption of the Notes pursuant to Section 3.2.

         If any Note surrendered for redemption in the manner provided in the Notes shall not be so paid on the Redemption Date due to the failure of the Issuers or the Trustee to deposit sufficient funds with the Paying Agent, interest will continue to accrue from the Redemption Date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the date and in the manner provided in the Notes.

SECTION 3.8  Notes Redeemed in Part.

         Upon surrender to the Paying Agent of a Note that is redeemed in part pursuant to Section 3.2, the Issuers shall execute and the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE IV

                                    COVENANTS

SECTION 4.1  Payment of Notes.

         The Issuers shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture.

         Principal and interest shall be considered paid on the date due if the Trustee or the Paying Agent holds as of 12:00 Noon Eastern time on such date immediately available funds designated for and sufficient to pay all principal and interest then due.

         The Issuers shall pay interest on overdue principal and (to the extent permitted by law) on overdue installments of interest at the rate specified therefore in the Notes.

         All amounts representing Canadian Drawn Steel Proceeds shall be deemed to reduce, pro rata, the principal amount payable by the Issuers and the Restricted Subsidiaries under each Note, provided that such reduction shall occur only to the extent such proceeds constitute cash and are actually received either by the holders of the RTI Notes or the holders of the Notes, as the case may be, net of all costs, expenses and liabilities incurred by RTI and the RTI Notes Trustee in connection with the sale or disposition of the assets of Canadian Drawn Steel Company, Inc.

         All amounts paid or payable with respect to the RTI Notes to the RTI Notes Trustee or the holders of the RTI Notes under the RTI Notes Indenture or otherwise, including without limitation, (i) all amounts representing proceeds from the sale or other disposition of assets constituting collateral for the RTI Notes that were not acquired by the Company pursuant to the RTI Asset Purchase Agreement (but excluding any Canadian Drawn Steel Proceeds) and (ii) $5.0 million of cash payments to be paid by the Company pursuant to the terms of the Sale Order, (x) are not obligations of the Company nor the Restricted Subsidiaries to the Trustee or the Holders under this Indenture and the Notes and shall have no effect on this Indenture and the Notes and (y) when paid, shall not affect a reduction of any amount payable by the Company or the Restricted Subsidiaries under this Indenture or the Notes. It is the understanding of the parties that, based upon the Stipulation and the Sales Order, the obligations set forth in clause (i) of the immediately preceding sentence are obligations of RTI and the obligations set forth in clause (ii) of the immediately preceding sentence are obligations of the Company.

SECTION 4.2  Maintenance of Office or Agency.

         The Issuers shall maintain in the Borough of Manhattan, The City of New York or The City of Chicago, State of Illinois, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar, or co-Registrar) where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

         The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York or The City of Chicago, State of Illinois, for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Issuers hereby initially designate the Corporate Trust Office of the Trustee as an agency of the Issuers in accordance with Section 2.3.

SECTION 4.3  Corporate Existence.

         Subject to Article V, the Company shall do or cause to be done, at its own cost and expense, all things necessary to and will cause each of its Restricted Subsidiaries to, preserve and keep in full force and effect the corporate, limited liability company or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Restricted Subsidiaries; provided, however, that subject to Article XI and the terms of any Security Document, neither the Company nor any of its Restricted Subsidiaries shall be required to preserve any such rights, licenses or franchises if the Board of Directors of the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and the loss thereof is not adverse in any material respect to the Holders; and provided, further, that this covenant shall not prohibit the combination of any Restricted Subsidiary with the Company or with any other Restricted Subsidiary.

SECTION 4.4  Payment of Taxes and Other Claims

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon its or its Restricted Subsidiaries' income, profits or property and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property; provided, however, that, subject to the terms of the applicable Security Documents, the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts adequate reserves (in the good faith judgment of the Board of Directors of the Company) have been made or where the failure to so pay would not have a material adverse affect upon the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.5 Maintenance of Properties, Insurance, and Books and Records; Compliance with Law; Inspection Rights.

         (a) Subject to, and in compliance with, the provisions of Sections 11.3 and 11.4 and to the provisions of each applicable Security Document, the Company shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear and casualty excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto. The Company or any Restricted Subsidiary may close or shutdown any Specified Facility with the approval of the Board of Directors of the Company, provided that the Company shall notify the Trustee in writing of such closure or shutdown at least 30 days in advance of the date on which such closure or shutdown is to be effected.

         (b) The Company and each of its Restricted Subsidiaries shall maintain insurance subject to the provisions of each applicable Security Document in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

         (c) The Company shall, and shall cause each of its Restricted Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Restricted Subsidiary of the Company, in accordance with GAAP.

         (d) The Company shall and shall cause each of its Restricted Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole.

         (e) Upon the written request of the Trustee delivered by the Trustee to the Company a reasonable period of time in advance of any proposed inspection, the Company will, at reasonable times during ordinary business hours, permit the Trustee by its representatives to inspect the books and records of the Company and of each of its Subsidiaries and the plants and properties of the Company and of each of its Subsidiaries constituting Collateral. As a condition to any such inspection, (i) the Trustee shall execute and deliver in favor of the Company a confidentiality agreement in form and substance reasonably satisfactory to the Company and the Trustee which, among other things shall provide that the Trustee shall not provide any information obtained by it in the course of such inspection to any Holder unless such Holder has entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company and the Trustee and (ii) the Trustee shall agree to comply, and cause its representatives to comply, with all occupational health and safety rules and regulations governing the operation of the facilities of the Company and its Subsidiaries.

SECTION 4.6  Compliance Certificates.

         (a) The Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year and within 45 days after the end of each fiscal quarter, an Officers' Certificate stating that a review of the activities of the Issuers during the preceding fiscal year or preceding fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their respective obligations under this Indenture, and further stating that, to the best knowledge of each Officer signing such certificate, the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which such Officers may have knowledge, their status and what action the Issuers are taking or propose to take with respect thereto), and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred a description of the event and what action the Company has taken or proposes to take with respect thereto.

         (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 10 days of the Company becoming aware of any Event of Default or any event which may become an Event of Default after notice from the Trustee, an Officers' Certificate specifying such Event of Default or event and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.7  Provision of Financial Information; Registration of Notes.

         (a) Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (but only if the SEC accepts such filings) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) (each, an "Exchange Act Report") or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Note register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the SEC pursuant to this Section, or, if such filing is not so permitted (or, prior to the consummation of the Exchange Offer, when the Company is not subject to Section 13(a) or 15(d) of the Exchange Act), information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder.

         (b) The Company covenants and agrees that: (x) pursuant to and in accordance with the terms of the Registration Rights Agreement, the Issuers will be obligated to register under the

Securities Act and consummate the distribution of the Notes from the Liquidation Trust to the beneficiaries of the Liquidation Trust, and (y) in the event that such registration and distribution of the Notes from the Liquidation Trust to the beneficiaries of the Liquidation Trust are not consummated within 180 days from the Issue Date, the interest rate on the Notes shall increase by 100 basis points commencing on the 180th day after the Issue Date and interest at such increased rate shall continue until the date that (i) such registration is effective, (ii) distribution of the Notes from the Liquidation Trust to the beneficiaries of the Liquidation Trust is consummated, and (iii) as a result of such registration and distribution, the Issuers, as issuers of the Notes, shall have caused the Notes to be freely transferable as unrestricted securities that are immediately saleable by the holders thereof (other than holders who are control persons or affiliates of the Issuers or any holder who by virtue of its own legal status under the Securities Act or by agreement is subject to a restriction on transfer of the Notes) in the United States of America (clauses
(i), (ii) and (iii), the "Registration Obligations"). The Issuers shall, in accordance with the terms of the Registration Rights Agreement, take all actions necessary to promptly fulfill the Registration Obligations. The Company shall notify the Trustee promptly after any such increase or decrease in the Interest Rate on the Notes becomes effective.

SECTION 4.8  Further Assurance to the Trustee or Collateral Agent.

         The Issuers shall, upon request of the Trustee or the Collateral Agent, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the provisions of this Indenture and any Security Document.

SECTION 4.9  Limitation on Additional Indebtedness and Certain Preferred Stock.

         (a) The Company will not (A) incur any Indebtedness (including any Acquired Indebtedness) and (B) permit any of the Restricted Subsidiaries to incur any Indebtedness (including Acquired Indebtedness) or issue any Preferred Stock; provided that the Company and the Restricted Subsidiaries will be permitted to incur Indebtedness (including Acquired Indebtedness) if, immediately after giving pro forma effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than or equal to 2.50 to 1.

         (b) The provisions of Section 4.9(a) shall not apply to the incurrence of any of the following items of Indebtedness.

                  (i) Indebtedness under the Notes, the Guarantees and this Indenture;

                  (ii) Indebtedness of the Company and the Restricted Subsidiaries outstanding on the Issue Date and listed on Schedule 4.9(b)(ii);

                  (iii) Indebtedness of the Company and the Restricted Subsidiaries under the New Credit Facility; provided that the aggregate principal amount of (x) all Indebtedness of the Company and the Restricted Subsidiaries outstanding under the New Credit Facility and
         (y) all outstanding Indebtedness of the Company or the Restricted Subsidiaries (including but not limited to Sale-Leasebacks and securitizations) secured by working capital of the Company or the Restricted Subsidiaries, inventory of the Company or the Restricted Subsidiaries, accounts receivable of the Company or the Restricted

         Subsidiaries, and the CAST-ROLL Facility, in the aggregate does not exceed $375.0 million at any time;

                  (iv) Indebtedness of a Restricted Subsidiary owed to and held by the Company or another Restricted Subsidiary, in each case which is not subordinated in right of payment to any Indebtedness of such Restricted Subsidiary, except that (i) any transfer of such Indebtedness by the Company or a Restricted Subsidiary (other than to the Company or to a Restricted Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Restricted Subsidiary of Capital Stock of or the occurrence of any other event which results in any Restricted Subsidiary which is owed Indebtedness of another Restricted Subsidiary ceasing to be a Restricted Subsidiary shall, in each such event, be deemed an incurrence of Indebtedness subject to the other provisions of this Section 4.9;

                  (v) Indebtedness of an Issuer owed to and held by a Restricted Subsidiary; provided that if such Indebtedness is owed to and held by a Restricted Subsidiary (other than Blue Steel Capital Corp.) that is not a Subsidiary Guarantor, it shall be unsecured and subordinated in right of payment to the payment and performance of such Issuer's obligations under this Indenture and the Notes; provided, further, in any such case, that (x) any transfer of such Indebtedness by a Restricted Subsidiary (other than to another Restricted Subsidiary) and (y) the sale, transfer or other disposition by the Company or any Restricted Subsidiary of Capital Stock or the occurrence of any other event which results in any Restricted Subsidiary which holds Indebtedness of the Company ceasing to be a Restricted Subsidiary shall, in each such event, be deemed an incurrence of Indebtedness subject to the other provisions of this Section 4.9;

                  (vi) Interest Rate Protection Obligations of the Company or a Restricted Subsidiary relating to Indebtedness of the Company or a Restricted Subsidiary; provided that (x) any Indebtedness to which any such Interest Rate Protection Obligations relate is otherwise permitted to be incurred under this Section 4.9 and (y) the notional principal amount of any such Interest Rate Protection Obligations at the time of incurrence does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

                  (vii) Indebtedness of the Company or any of the Restricted Subsidiaries under (x) Currency Agreements relating to Indebtedness or other obligations of the Company or any of the Restricted Subsidiaries entered into to hedge actual currency exposure or (y) commodities hedging agreements entered into to hedge actual commodity price exposure;

                  (viii) Indebtedness of the Company or any of the Restricted Subsidiaries (including Indebtedness represented by letters of credit for the account of the Company or a Restricted Subsidiary) in respect of financing workers' compensation, health, disability or other employee benefits, social security payments, property, casualty or liability insurance or other claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                  (ix) Indebtedness of the Company or any of the Restricted Subsidiaries representing obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

                  (x) Indebtedness of the Company or any of the Restricted Subsidiaries arising from agreements of an Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition;

                  (xi) Indebtedness of the Company or any of the Restricted Subsidiaries extinguished within five Business Days of incurrence arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds;

                  (xii) Government Assisted Indebtedness (New York) and Government Assisted Indebtedness (Ohio), provided that the documentation for such Government Assisted Indebtedness incorporates the requirements for such Government Assisted Indebtedness set forth in this Indenture;

                  (xiii) in addition to the Indebtedness described in clauses
         (i) through (xii) above or clauses (xiv) and (xv) below, Indebtedness of the Company or any of the Restricted Subsidiaries (including Indebtedness of the Company or any of the Restricted Subsidiaries which is secured by purchase money liens on personal property or fixtures or which constitutes Capitalized Lease Obligations in an aggregate principal amount not to exceed $25.0 million at any time outstanding), in an aggregate principal amount not to exceed $50.0 million at any time outstanding;

                  (xiv) Acquired Indebtedness assumed by the Company or any Restricted Subsidiary in connection with the acquisition by New CDSC of all or substantially all of the assets of Canadian Drawn Steel Company Inc. upon the exercise of the purchase option therefor provided for in the RTI Asset Purchase Agreement; and

                  (xv) Refinancing Indebtedness of Indebtedness permitted under any of clauses (i) through (xii) and (xiv) above.

         (c) For purposes of determining compliance with this Section 4.9, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xv) of paragraph (b) above or is entitled to be incurred pursuant to paragraph (a) above, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this
Section 4.9 and such item of Indebtedness will be treated as having been incurred pursuant to only one of clauses (i) through (xv) of paragraph (b) or pursuant to paragraph (a) above. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.9.

SECTION 4.10  Limitation on Sale-Leaseback Transactions.

         The Issuers will not, and will not permit any of the Restricted Subsidiaries to, enter into any Sale-Leaseback Transaction or securitization transaction with respect to any property or assets of the Issuers or any Restricted Subsidiary constituting Collateral. Notwithstanding the foregoing, the Company and the Restricted Subsidiaries may enter into Sale-Leaseback Transactions with respect to property or assets not constituting Collateral; provided that (a) the Attributable Value of such Sale-Leaseback Transaction shall be deemed to be Indebtedness of the Company or such Restricted Subsidiary, as the case may be, and (b) such Sale-Leaseback Transaction shall be in compliance with Section 4.11.

SECTION 4.11  Limitation on Liens.

         The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, affirm or permit or suffer to exist or remain in effect any Liens:

         (a) upon any item of Collateral other than Permitted Collateral Liens; and

         (b) upon any other properties or assets of the Company or of any of the Restricted Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, not constituting Collateral, except (i) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date and (ii) Permitted Liens.

         Notwithstanding the foregoing sentence of this Section 4.11, the Company and the Pledgors will be permitted to incur and suffer to exist purchase money Liens to finance the acquisition or construction of personal property or fixtures of the Company or any Restricted Subsidiary free of the Liens securing the Notes under the Security Documents for so long as the related Indebtedness (and refinancings thereof) shall be outstanding, notwithstanding any contrary provision of the Security Documents or this Indenture; provided that (i) the aggregate principal amount of all related purchase money Indebtedness (and refinancings thereof) contemplated by this sentence shall not exceed $25.0 million at any time outstanding and shall be incurred in compliance with the requirements of Section 4.9(b)(xiii), (ii) the related Indebtedness shall not be secured by any property or assets of the Company or any of its Subsidiaries other than the property or assets so acquired or constructed and which do not constitute Collateral, and (iii) each such purchase money Lien shall either (x) exist at the time of acquisition or construction or (y) be created within 180 days of such acquisition or construction.

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

SECTION 4.12  Limitation on Restricted Payments.

         (a) The Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly do any of the following (such payments or Investments described in the following clauses (i), (ii), (iii) and (iv) are collectively referred to as "Restricted Payments"),:

                  (i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Disqualified Capital Stock));

                  (ii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company (other than any such Capital Stock owned by a Restricted Subsidiary);

                  (iii) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, in each case, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than (A) the payment, redemption, repurchase, defeasance, acquisition or retirement of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in any case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) any such Subordinated Indebtedness payable to the Company or a Restricted Subsidiary); or

                  (iv) make any Investment (other than any Permitted Investment) in any Person;

unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment) each of the following conditions is satisfied:

         (A) no Default or Event of Default shall have occurred and be continuing; and

         (B) such Restricted Payment, together with the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries from and after the Issue Date would not exceed the sum of, without duplication, (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit) plus (2) 100% of the aggregate net cash proceeds and the Fair Market Value of property other than cash received by the Company (x) from the issuance or sale of Capital Stock (excluding Disqualified Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Capital Stock)) of the Company after the Issue Date, (y) as a capital contribution in respect of Capital Stock (other than Disqualified Capital Stock) of the Company after the Issue Date, in each case to or from any Person (other than to or from a Restricted Subsidiary), or (z) from Asset Sales of Collateral plus (3) 100% of the aggregate net cash proceeds and the Fair Market Value of property (other than property constituting Investments that would be Restricted Payments or property which constitutes Collateral) that are received upon the sale, liquidation or other disposition or other return of capital for cash in respect of any Investment constituting a Restricted Payment made after the Issue Date to the extent included in the calculation of this clause (B), less the cost of the disposition of such Investment.

         For purposes of the preceding clause (B)(2), upon the issuance of Capital Stock either from the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights, the amount counted as net cash proceeds received will be the cash amount received by the Company at the original issuance of the Indebtedness that is so converted or exchanged or from the issuance of options, warrants or rights, as the case may be, plus the incremental amount of cash received by the Company, if any, upon the conversion, exchange or exercise thereof, in each case when so received.

         (b) None of the provisions of paragraph (a) above will prohibit:

                  (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would have complied with the provisions of this Indenture;

                  (ii) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of, (x) a substantially concurrent issue and sale of other shares of Capital Stock (other than Disqualified Capital Stock) of the Company to any Person (other than to a Subsidiary of the Company) or
         (y) a capital contribution in respect of Capital Stock (other than Disqualified Capital Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (B) of paragraph (a) above;

                  (iii) any redemption, repurchase or other acquisition or retirement of (1) Subordinated Indebtedness in exchange for, or out of the net cash proceeds of (x) a substantially concurrent issue and sale of Capital Stock (other than Disqualified Capital Stock) of the Company to any Person (other than to a Subsidiary of the Company) or (y) a capital contribution to the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (B) of paragraph (a) above; or (2) Indebtedness of the Company issued to any Person (other than a Subsidiary of the Company), so long as such Indebtedness is Subordinated Indebtedness which (x) has no scheduled principal payments earlier than the 91st day after the final maturity date of the Notes and (y) is subordinated to the Notes in the same manner and at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired;

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

                  (iv) Investments made out of the net cash proceeds of a substantially concurrent issue and sale of shares of Capital Stock (other than Disqualified Capital Stock) of the Company to any Person (other than to a Subsidiary of the Company); provided that the amount of any such net cash proceeds shall be excluded from clause (B) of paragraph (a) above;

                  (v) payments to Blue Bar to allow Blue Bar to pay its operating and administrative expenses, including, without limitation, directors fees, legal and audit expenses, SEC compliance expenses and corporate franchise and other taxes that are directly attributable to the Company and the Restricted Subsidiaries;

                  (vi) payments made by the Company to permit the purchase or redemption of its Capital Stock (including related stock appreciation rights or similar securities) held by present or former officers, employees or consultants of the Company or any of its Subsidiaries or by any employee pension benefit plan or management equity or stock option plan or agreement upon such Person's death, disability, retirement or termination of employment or under the terms of any such employee pension benefit plan or any other agreement under which such Capital Stock or related rights were issued; provided that the aggregate amount of such purchases or redemptions that may be made under this clause (vi) shall not exceed $3.0 million per year (the "Base Amount"); provided that, to the extent that not all of the Base Amount is utilized in any year, the unused portion of such Base Amount may be carried forward to and be deemed part of the Base Amount only for the immediately subsequent year and not any succeeding year;

                  (vii) provided that the Company is then treated as a limited liability company (or a corporation filing consolidated, combined or unitary tax returns with Blue Bar) for federal or state income tax purposes, distributions in respect of Capital Stock of the Company or Investments by the Company to the extent necessary to permit direct or indirect beneficial holders to receive tax distributions, as provided for in the limited partnership agreement of Blue Bar, not to exceed the tax liabilities payable by such holders in respect of income of the Company and any of its Subsidiaries that, for tax purposes, are treated as pass-through or disregarded entities; provided that nothing in this clause (vii) will be deemed to permit any such distribution (1) in excess of amounts that a consolidated group that includes the Company as the "parent" and any of its Subsidiaries that, for tax purposes, are treated as pass-through or disregarded entities would be required to pay on a stand-alone basis were such entities taxable as a consolidated group of corporations, except for distributions to the extent necessary to permit such holders to pay their tax liabilities attributable to the disproportionate sharing of income or loss of the Company and its Subsidiaries and (2) to pay any tax liabilities of direct or indirect investors in the Company or Blue Bar resulting from the conversion of the Company from a limited liability company to corporate form, including pursuant to a Roll-up Transaction;

                  (viii) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Capital Stock issued or incurred in compliance with Section 4.9;

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

                  (ix) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; and

                  (x) the exchange of an Investment constituting a Restricted Payment which was included in clause (B) of paragraph (a) above for another Investment which would constitute a Restricted Payment of approximately equal or greater Fair Market Value.

         In computing the amount of Restricted Payments previously made for purposes of clause (B) of paragraph (a) above, Restricted Payments made under clauses (i), (iv), (v), (vi), (viii), and, without duplication to the extent deducted in arriving at Consolidated Net Income, clauses (ii), (iii), (vii),
(ix) and (x) of this paragraph (b) shall not be so included.

SECTION 4.13      Disposition of Proceeds of Asset Sales.
                  --------------------------------------

         (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale of Collateral unless (i) such Asset Sale of Collateral is for Fair Market Value, (ii) in the case of an Asset Sale involving Collateral valued at $2.0 million or more such Fair Market Value is evidenced by a certificate of an Independent Appraiser or an Independent Financial Advisor (as applicable), (iii) 100% of the proceeds of such Asset Sale of Collateral consist of cash and/or Cash Equivalents, (iv) such Asset Sale of Collateral shall be in compliance with the applicable provisions of Articles XI and XII, and (v) the Company shall apply the Net Cash Proceeds of such Asset Sale of Collateral after receipt thereof as follows:

                  (1) to the extent such Net Cash Proceeds are received from an Asset Sale of Collateral consisting of Pledged Securities (other than the Capital Stock of the Company) which is subject to a Permitted Collateral Lien that ranks pari passu with the Lien granted to the Collateral Agent for the benefit of the Trustee and the Holders and secures Indebtedness under the New Credit Facility ("Pari Passu Bank Proceeds"), the Holders' Pro Rata Share of such Pari Passu Bank Proceeds shall be immediately paid to the Collateral Agent and applied in accordance with subsection (c) below, and that portion of the Pari Passu Bank Proceeds not constituting the Holders' Pro Rata Share thereof to satisfy to the extent permitted by applicable law all mandatory prepayment obligations arising by reason of such Asset Sale under the terms of the New Credit Facility, provided that Pari Passu Bank Proceeds do not include any Net Cash Proceeds of other Collateral not subject to such Permitted Collateral Lien;

                  (2) to the extent such Net Cash Proceeds are received from an Asset Sale of Collateral subject to a Permitted Collateral Lien which ranks pari passu with the Lien granted to the Collateral Agent for the benefit of the Trustee and the Holders and secures Government Assisted Indebtedness ("Pari Passu GAI Proceeds"), the Holders' Pro Rata share of such Pari Passu GAI Proceeds shall be immediately paid to the Collateral Agent and applied in accordance with subsection (c) below, and that portion of the Pari Passu GAI Proceeds not constituting the Holders' Pro Rata Share

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

                           thereof shall be applied to permanently reduce such Government Assisted Indebtedness, provided that Pari Passu GAI Proceeds do not include any Net Cash Proceeds of other Collateral not subject to such Permitted Collateral Lien; and

                  (3) other than as provided in (1) and (2) above, all other Net Cash Proceeds received from an Asset Sale of Collateral shall be immediately paid to the Collateral Agent and applied in accordance with subsection (c) below.

         (b) The Company will not, and will not permit any of the Restricted Subsidiaries to consummate an Asset Sale of property or assets not constituting Collateral unless such Asset Sale is for Fair Market Value and the Net Cash Proceeds of such Asset Sale ("Non-Collateral Proceeds") shall be applied to satisfy all mandatory repayment obligations arising by reason of such Asset Sale under the terms of any instrument (or related security agreement) governing any Indebtedness which is secured by the assets which are subject to such Asset Sale and, subject to the next sentence, the balance of such Non-Collateral Proceeds shall be immediately paid to the Collateral Agent and applied in accordance with subsection (c) below. Non-Collateral Proceeds received by the Company or a Restricted Subsidiary in connection with any Asset Sale shall be required to be paid to the Collateral Agent to the extent that such Non-Collateral Proceeds are not applied, within 365 days of receipt thereof, to repay Indebtedness under the New Credit Facility, to make Capital Expenditures, or to acquire tangible assets.

         (c) Whenever Net Cash Proceeds from an Asset Sale of Collateral are received by the Company or any Restricted Subsidiary, the Company shall deposit, or cause to be deposited, an amount equal to such Net Cash Proceeds with the Collateral Agent as Trust Moneys and such Net Cash Proceeds shall be set aside by the Collateral Agent pending application to the redemption of the Notes in accordance with Section 3.2. At the direction of the Company, the Collateral Agent shall invest such Net Cash Proceeds in Cash Equivalents. The interest and dividends accrued and earned or paid on such investment of Net Cash Proceeds from an Asset Sale of Collateral and such Net Cash Proceeds shall be Trust Moneys subject to the lien of the Trustee and the Security Documents and used to redeem the Notes in accordance with Section 3.2.

SECTION 4.14  Limitation on Transactions with Affiliates.

         The Company shall not, and shall not permit, cause or suffer any of the Restricted Subsidiaries to, conduct any business or enter into any transaction or series of transactions with or for the benefit of any of their respective Affiliates (each an "Affiliate Transaction"), unless (a) such transaction or series of related transactions is on terms reasonably believed to be no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time with an unrelated Person, and (b) with respect to a transaction or series of related transactions involving aggregate payments or Fair Market Value equal to or greater than $10.0 million, the Company shall have delivered (i) an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with the preceding clause (a) and (ii) a written opinion from an Independent Financial Advisor qualified to pass upon the required matters stating that the terms of such transaction or series of transactions are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

         Notwithstanding the foregoing, this Section 4.14 will not restrict the Company or the Restricted Subsidiaries from: (a) making Restricted Payments permitted under Section 4.12; (b) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company; (c) transactions among the Company and Restricted Subsidiaries and transactions among Restricted Subsidiaries of the Company otherwise permitted by this Indenture; (d) the making of loans and advances and the payment of fees and indemnities to directors, officers and employees of the Company and the Restricted Subsidiaries in the ordinary course of business; (e) transactions pursuant to agreements in existence on the Issue Date (including, without limitation, the limited liability company agreement for the Company) or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect); (f) any employment agreements entered into by an Issuer or any of the Restricted Subsidiaries in the ordinary course of business; (g) any sale of Capital Stock (other than Disqualified Capital Stock) of the Company; (h) so long as no Default has occurred and is continuing, the payment of management fees to Blue Bar not to exceed $1.0 million in the aggregate in any calendar year (including payment of accrued and unpaid amounts carried forward to subsequent periods, notwithstanding the $1.0 million limitation otherwise applicable); (i) payments of expenses to Blue Bar permitted pursuant to Section 4.12(b)(v); (j) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture; and (k) fees and expenses incurred in connection with the consummation of the Transactions.

SECTION 4.15    Change of Control.

         Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Issuers shall notify the Holders, in the manner prescribed below, of such occurrence and shall make an offer to purchase (the "Change of Control Offer") on a Business Day (the "Change of Control Payment Date") that is not later than 60 days following the Change of Control Date, all Notes then outstanding at a purchase price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the Change of Control Payment Date.

         Notice of a Change of Control Offer shall be mailed by the Issuers to the Holders not less than 30 days nor more than 60 days before the Change of Control Payment Date. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Business Day preceding the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

         (a) that a Change of Control Offer is being made pursuant to this
Section 4.15 and that all Notes validly tendered and not properly withdrawn will be accepted for payment;

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         (b) the purchase price (including the amount of accrued interest, if any) for each Note and the Change of Control Payment Date;

         (c) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

         (d) that, unless the Issuers default on making the payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

         (e) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Business Day preceding the Change of Control Payment Date and must complete any form letter of transmittal proposed by the Issuers;

         (f) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day preceding the Change of Control Payment Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, the Notes certificate number (if any) and a statement that such Holder is withdrawing his election to have such Notes purchased;

         (g) that Holders whose Certificated Notes are purchased only in part will be issued Certificated Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

         (h) the instructions that Holders must follow in order to tender their Notes; and

         (i) the summary of the circumstances and relevant facts regarding such Change of Control.

         On the Change of Control Payment Date, the Issuers shall (i) accept for payment Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Issuers. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Certificated Note equal in principal amount to any unpurchased portion of any Certificated Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof.

         Notwithstanding the foregoing, the Issuers shall not be required to make a Change of Control Offer following a Change of Control if; with the prior consent of the Issuers, a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not properly withdrawn under such Change of Control Offer. Alternatively, the Issuers may assign to any Person (the "Assignee") their rights

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pursuant to the foregoing paragraph as they may relate to all or any portion of the Notes tendered in a Change of Control Offer. To the extent of any such assignment, the Issuers' obligations under this Section 4.15 to purchase Notes shall be discharged if the Assignee shall (i) purchase such Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Change of Control Offer as to which the assignment is made and (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered in connection with the assignment, whereupon the Assignee shall be entitled to have delivered to it or to its nominee the Notes so purchased. Upon completion of any Change of Control Offer in connection with which an assignment is made, the Issuers shall deliver to the Trustee an Officers' Certificate setting forth all of the Notes or portions thereof tendered and accepted for payment pursuant to the Change of Control Offer. The Paying Agent shall promptly mail or deliver to the Holders of Notes purchased by the Issuers or the Assignee payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Certificated Note equal in principal amount to any unpurchased portion of the Certificated Note surrendered. No assignment made pursuant to this paragraph shall relieve the Issuers of their obligations under the foregoing paragraph in the event that the Assignee shall fail to deposit with the Paying Agent money sufficient to pay the purchase price in respect of Notes or portions thereof as to which an assignment has been made pursuant to this paragraph. Nothing herein shall imply or create any liability by the Assignee to any Holder should the Assignee fail to make such deposit and purchase the assigned Notes nor shall any Assignee have any liability in respect of the Change of Control Offer.

         A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control to the extent a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and cancelled, at the option of the Issuers. Notes purchased by a third party upon assignment or otherwise will have the status of Notes issued and outstanding and shall continue to accrue interest.

         The delivery to the Trustee of Notes accepted for payment pursuant to a Change of Control Offer may be for the purpose of transfer of registration or exchange or for the purpose of cancellation, as directed by the Issuers.

         If the Issuers are required to make a Change of Control Offer, the Issuers will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations and any applicable requirements of any securities exchange on which the Notes are listed and shall not be deemed to have breached their obligations under this Section
4.15 or any other provision of this Indenture by virtue thereof.

SECTION 4.16 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

         The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise,

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or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to, or any investment in, the Company or any other Restricted Subsidiary, or (d) sell, lease or transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) this Indenture, the New Credit Facility and the Security Documents, (ii) any restrictions existing under or contemplated by agreements in effect on the Issue Date, (iii) with respect to a Restricted Subsidiary of an Issuer that is not a Restricted Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary of such Company (but not created in contemplation of such Person becoming a Restricted Subsidiary), (iv) applicable law or any applicable rule, regulation or order, (v) customary restrictions arising from Liens permitted under Section 4.11 to the extent related to the assets subject to such Liens, (vi) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (vii) customary provisions contained in leases and other agreements entered into in the ordinary course of business, (viii) any restrictions existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clauses (i), (ii) and (iii) above; provided that the terms and conditions of any such restrictions under this clause (viii) are not materially less favorable to the Holders than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced, (ix) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, so acquired; provided, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (x) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (ix) above on the property so acquired, (xi) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (xii) Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (xiii) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.9 that limits the right of the debtor to dispose of the assets securing such Indebtedness, (xiv) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business and (xv) Indebtedness incurred pursuant to clauses
(xii) and (xiii) of Section 4.9(b).

SECTION 4.17   Blue Steel Capital Corp.

         The Company will at all times own 100% of the Capital Stock of Blue Steel Capital Corp.

SECTION 4.18   Impairment of Security Interest.

         The Company shall not, and shall not permit any of its Subsidiaries to, take or knowingly or negligently omit to take any action which action or omission might or would have the result of impairing the security interest in favor of the Collateral Agent with respect to any Property then

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constituting Collateral, and the Company shall not grant to any Person any interest whatsoever in such Collateral other than Liens permitted by this Indenture and the Security Documents.

SECTION 4.19   Waiver of Stay, Extension or Usury Laws.

         The Issuers covenant (to the extent permitted by law) that neither will at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive either Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent permitted by law) the Issuers hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee or the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.20   Restrictions on Activities of Blue Steel Capital Corp.

         Blue Steel Capital Corp. shall not hold any assets (other than the $100.00 contributed to it in connection with its formation) or any Capital Stock of any other Person, become liable for any obligations other than its obligations under the Notes, or engage in any business activities other than to serve as an Issuer and co-obligor with respect to the Notes; provided that Blue Steel Capital Corp. may be a co-obligor with respect to Indebtedness if the Company is a primary obligor of such Indebtedness and the net proceeds of such Indebtedness are received by the Company or one or more of Restricted Subsidiaries other than Blue Steel Capital Corp.

SECTION 4.21   Additional Subsidiary Guarantees.

         (a) If the Issuers or any of their Restricted Subsidiaries shall acquire or create another domestic Subsidiary after the date of this Indenture, then such newly acquired or created Subsidiary shall become a Subsidiary Guarantor hereunder by executing a supplemental indenture substantially in the form of Exhibit B hereto and delivering an Opinion of Counsel, in accordance with the terms of Section 13.5 hereof. In addition to, and without limiting the generality of the foregoing covenant, the Company will cause New CDSC (on or promptly after the date on which New CDSC exercises the purchase option referred to in the RTI Asset Purchase Agreement) to execute and deliver a supplemental indenture substantially in the form of Exhibit B hereto and deliver an Opinion of Counsel, in accordance with the terms of Section 13.5 hereof.

         (b) If a Restricted Subsidiary that is not then a Subsidiary Guarantor guarantees any Indebtedness incurred under the New Credit Facility then that Restricted Subsidiary must become a Subsidiary Guarantor and execute a supplemental indenture satisfactory to the Trustee and deliver an Opinion of Counsel to the Trustee. Notwithstanding the foregoing, any Subsidiary Guarantee of a Restricted Subsidiary that was incurred pursuant to this Section 4.21(b) shall provide by its terms that it shall be automatically and unconditionally released upon the release or discharge of the guarantee which resulted in the creation of such Restricted Subsidiary's Subsidiary Guarantee, except a discharge or release by, or as a result of payment under, such guarantee.

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                                    ARTICLE V

                                   SUCCESSORS

SECTION 5.1       When Company May Merge, Etc.

         The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company will not permit any of the Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, to any other Person or Persons, unless at the time of and after giving effect thereto:

         (a) either (i) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (ii) the Person formed by any such consolidation or into which the Company or such Restricted Subsidiary is merged or to which the properties and assets of the Company and/or any Restricted Subsidiary, as the case may be, are transferred (any such surviving Person or transferee Person being a "Surviving Entity") shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes, and this Indenture and the Security Documents, and in each case, this Indenture shall remain in full force and effect;

         (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing;

         (c) each Subsidiary Guarantor (other than a Guarantor whose Guarantee is to be released in accordance with the terms of this Indenture), unless it is the other party to the transaction, shall, to the extent permitted by applicable law, have by supplemental indenture confirmed that after consummation of such transaction its Subsidiary Guarantee shall apply, as such Subsidiary Guarantee applied on the date it was granted, to the obligations of the Company under the Notes, to the obligations of the Company or such Person, as the case may be, under this Indenture and the Notes; and

         (d) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture comply with this Section 5.1, and that all conditions precedent in this Indenture relating to the transaction or series of transactions have been satisfied.

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         Notwithstanding the foregoing, the Company is permitted to reorganize as a corporation; provided, that the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such reorganization and will be subject to Federal income tax in the same manner and at the same times as would have been the case if such reorganization had not occurred, and the conditions set forth in clauses (a) through (d) of this Section 5.1 are satisfied.

SECTION 5.2    Successor Entity Substituted.

         Upon any consolidation, or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1 in which the Company is not the continuing Person, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such, provided, however, that in the case of any transfer of all or substantially all of the assets of the Company, the predecessor Issuer shall not be relieved from the obligation to pay principal of and interest on the Notes except where all of the Issuer's assets are sold in a transaction that meets the requirements of Section 5.1 hereof.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

SECTION 6.1    Events of Default.

         The following are "Events of Default" under this Indenture:

         (a) default in the payment of any interest on the Notes when it becomes due and payable and continuance of such default for a period of 30 days;

         (b) default in the payment of the principal of the Notes when due and payable, at maturity, upon acceleration, redemption, pursuant to a required offer to purchase or otherwise;

         (c) the failure by the Company to comply with its obligations under
Section 5.1, continued for 30 days after notice, or the failure by an Issuer to comply for 30 days after notice with any of its obligations under Section 4.15;

         (d) default in the performance of or compliance with, or breach of, any term, covenant, condition or provision of the Notes, this Indenture (including the Guarantee contained therein) or the Intercreditor Agreement (other than defaults specified in clause (a), (b) or (c) above), and continuance of such default or breach for a period of 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

     (e) default in the performance of or compliance with, or breach of, any term, covenant, condition, or provision of the Security Documents, which default or breach shall continue unremedied for 45 days after written notice to the Company and the applicable Pledgor by the Trustee or to the Company and the applicable Pledgor and the Trustee by Holders of at least 25% in aggregate principal amount of the outstanding Notes unless the remedy or cure of such default requires work to be performed, acts to be done or conditions to be removed which cannot, by their nature, reasonably be performed, done or removed within such 45-day period, or if such remedy or cure is prevented by causes outside of the control or responsibility of the Company, in which case no "Event of Default" shall be deemed to exist so long as the Company shall have commenced cure within such 45-day period and shall diligently prosecute the same to completion, but in no event longer than 90 days thereafter;

     (f) either (i) default or defaults in the payment of any principal or interest under one or more agreements, instruments, mortgages, bonds, debentures, guarantees or other evidences of Indebtedness (a "Debt Instrument") under which the Company or one or more Restricted Subsidiaries or the Company and one or more Restricted Subsidiaries then have outstanding Indebtedness in excess of $10.0 million, individually or in the aggregate, within five days after the date such payment was due and after the expiration of any applicable grace period, or (ii) any other default or defaults under one or more Debt Instruments under which the Company or one or more Restricted Subsidiaries or the Company and one or more Restricted Subsidiaries then have outstanding Indebtedness in excess of $10.0 million, individually or in the aggregate, and in the case of this clause (ii) either (x) such Indebtedness is already due and payable in full or (y) such default or defaults have resulted in the acceleration of such Indebtedness prior to its express maturity;

     (g) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $10.0 million, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary of the Company or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect;

     (h) either (i) (x) the collateral agent under the New Credit Facility, (y) any holder of Indebtedness secured by any of the Collateral or (z) any holder of at least $10.0 million in aggregate principal amount of Indebtedness of the Company or any of the Restricted Subsidiaries shall commence (or have commenced on its behalf) judicial proceedings to foreclose upon assets of the Company or any of the Restricted Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of $10.0 million or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; or (ii) any holder of Government Assisted Indebtedness shall commence (or have commenced on its behalf) judicial proceedings to foreclose upon any of the Collateral or shall have exercised any right under applicable law or applicable security documents to take ownership of any such Collateral in lieu of foreclosure;

     (i) any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Guarantee or gives notice to such

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effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with the Indenture);

     (j) except as contemplated by their terms, any of the Security Documents or the Intercreditor Agreement ceases to be in full force and effect or any of the Security Documents or the Intercreditor Agreement ceases to give the Collateral Agent or the Trustee, in any material respect, the Liens, rights, powers and privileges purported to be created thereby;

     (k) the Issuer or any Guarantor within the meaning of any Bankruptcy Law:

          (A) commences a voluntary case or proceeding,

          (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

          (D) makes a general assignment for the benefit of its creditors or

          (E) shall admit in writing its inability to pay its debts generally;
or

     (l) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against any Issuer or any Guarantor in an involuntary case or proceeding,

          (B) appoints a Custodian of any Issuer or any Guarantor for all or substantially all of its properties, or

          (C) orders the liquidation of any Issuer or any Guarantor,

and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and thereafter dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

     For purposes of this Section 6.1, the term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors.

     Subject to the provisions of Sections 7.1 and 7.2, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office of the Trustee by the Company or any other Person.

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SECTION 6.2 Acceleration.

     If an Event of Default (other than an Event of Default with respect to any Issuer specified in clauses (k) and (l) of Section 6.1) occurs and is continuing, then the Holders of at least 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Issuers, the Trustee and the Collateral Agent, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare the principal of and accrued interest on, all the Notes to be due and payable immediately. Upon any such declaration such principal shall become due and payable immediately. If an Event of Default specified in clause (k) or (l) of
Section 6.1 with respect to any Issuer occurs and is continuing, then the principal of and accrued interest on, all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     After a declaration of acceleration under this Section 6.2, but before a judgment or decree for payment of the money due has been obtained by the Trustee and before any foreclosure (whether pursuant to judicial proceedings or otherwise), or the taking of ownership in lieu of foreclosure, upon any Collateral by the Collateral Agent (on behalf of the Trustee or Holders), by the Trustee or at the direction of the Holders, the Holders of not less than a majority in aggregate principal amount of outstanding Notes, by written notice to the Issuers and the Trustee, may rescind such declaration if (a) the Issuers have paid or deposited with the Trustee or the Collateral Agent a sum sufficient to pay (i) all sums paid or advanced by the Trustee or the Collateral Agent under this Indenture, the Security Documents and the Intercreditor Agreement and the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent and their respective agents and counsel, (ii) all overdue interest on all Notes, (iii) the principal of any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes which has become due otherwise than by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

SECTION 6.3 Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or, subject to the terms of this Indenture, the Security Documents and the Intercreditor Agreement.

     All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if the Trustee does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

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     Each Holder, by accepting a Note, acknowledges that the exercise of remedies by the Collateral Agent with respect to the Collateral is subject to the terms and conditions of this Indenture, the Security Documents, and the Intercreditor Agreement and the proceeds received upon realization of this Indenture and the Collateral shall be applied by the Collateral Agent in accordance with the Security Documents and the Intercreditor Agreement and the Trustee shall thereafter apply any proceeds received by it in accordance with
Section 6.11.

     By acceptance of the benefits of this Indenture and the Security Documents each Holder and the Trustee confirms that the Collateral Agent is authorized to execute and deliver and perform its obligations under the Intercreditor Agreement and the remedies set forth herein shall be subject to the terms of such Intercreditor Agreement.

SECTION 6.4 Waiver of Past Default.

     Subject to Sections 6.7 and 9.2, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may on behalf of the Holders of all the Notes waive any past Default or Event of Default and its consequences, except a Default specified in Section 6.1(a) or
(b) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.2. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease.

SECTION 6.5 Control by Majority.

     Subject to Section 11.8, the Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; provided, however, that the Trustee may refuse to follow any direction that (i) conflicts with law or this Indenture, any Security Document, or the Intercreditor Agreement, (ii) the Trustee determines may be unduly prejudicial to the rights of another Holder, or
(iii) may involve the Trustee in personal liability unless the Trustee has indemnification satisfactory to it in its sole discretion against any loss or expense caused by its following such direction; and provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 6.6 Limitation on Suits.

     (a) Subject to subsection (b) below, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Subsidiary Guarantees, the Security Document or the Intercreditor Agreement for the appointment of a receiver or trustee, or for any other remedy hereunder unless:

          (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (ii) the Holders of not less than 25% in aggregate principal amount of outstanding Notes shall have made a written request to the Trustee to institute proceedings or pursue remedies in respect of such Event of Default in its own name, as Trustee hereunder;

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          (iii) such Holder or Holders have offered and provided to the Trustee and, if requested, the Collateral Agent, reasonable indemnity satisfactory to the Trustee or Collateral Agent, as applicable, against the costs, expenses and liabilities to be incurred in compliance with such request;

          (iv) the Trustee or Collateral Agent, as applicable, for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding or pursued any remedies; and

          (v) no direction which is inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of outstanding Notes and, if applicable, the Collateral Agent;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, the Guarantees, the Security Documents, or the Intercreditor Agreement to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, the Guarantees, the Security Documents or the Intercreditor Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     (b) The limitations set forth in subsection (a) do not apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of or interest on such Note on or after the respective due dates expressed in such Note or the Indenture, including but not limited to principal of or interest on such Notes due with respect to redemption or a Change of Control.

SECTION 6.7 Rights of Holders To Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note (including but not limited to principal of or interest on such Notes due with respect to redemption or a Change of Control) on or after the respective due dates expressed in the Note or the Indenture, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder except to the extent that the institution or prosecution of such suit or the entry of judgment therein would, under applicable law, result in the surrender, impairment or waiver of the Lien of this Indenture and the Security Documents upon the Collateral.

SECTION 6.8 Collection Suit by Trustee.

     If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee and/or the Collateral Agent may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the Interest Rate and in such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses,

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disbursements and advances of the Trustee and/or the Collateral Agent, their respective agents and counsel.

SECTION 6.9 Trustee May File Proofs of Claim.

     The Trustee and/or the Collateral Agent shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and/or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and/or the Collateral Agent, its or their respective agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, the Guarantors and the Pledgors, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and/or the Collateral Agent and, in the event that the Trustee and/or the Collateral Agent shall consent to the making of such payments directly to the Holders, to pay to the Trustee and/or the Collateral Agent any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and/or the Collateral Agent, its or their respective agents and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee and/or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 Priorities.

     If the Trustee collects any money pursuant to this Article VI or as a result of a distribution by the Collateral Agent pursuant to any of the Security Documents, it shall pay out such money in the following order:

     First: to the Trustee for all amounts due under Section 7.7;

     Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

     Third: to Holders for principal amounts owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

     Fourth: to the Issuers or the Guarantors.

     The Trustee, upon prior written notice to the Issuers, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11 Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may

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require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by a group of Holders holding in the aggregate more than 10% in principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal or interest of the Notes on or after the due dates of the Notes.

                                  ARTICLE VII

                                     TRUSTEE

SECTION 7.1 Duties of Trustee.

     (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, the Security Documents and the Intercreditor Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The Trustee shall not be deemed to have knowledge of an Event of Default unless it is actually known by a Responsible Officer or written notice thereof has been given to a Responsible Officer by the Company or another Person.

     (b) Except during the continuance of an Event of Default actually known to a Responsible Officer of the Trustee:

          (i) The Trustee need perform only those duties as are specifically set forth in this Indenture, in the Security Documents and the Intercreditor Agreement and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions or such other documents furnished to the Trustee that conform to the requirements of this Indenture, the Security Documents and the Intercreditor Agreement. However, in the case of any such certificates or opinions or such other documents which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether they conform to the requirements of this Indenture, the Security Documents and the Intercreditor Agreement.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i)  This paragraph does not limit the effect of paragraph (b) of this
     Section 7.1.

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          (ii)  The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.4 or 6.5.

     (d) No provision of this Indenture, the Security Documents or the Intercreditor Agreement shall require the Trustee or the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under the Security Documents or exercise any of its rights or powers hereunder or under the Security Documents if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.

     (f) Neither the Trustee nor the Collateral Agent shall be liable for interest on any money received by it except as the Trustee or the Collateral Agent may agree in writing with the Company. Except as otherwise provided for in
Section 7.1(g) below, money held in trust by the Trustee or the Collateral Agent need not be segregated from other funds except to the extent required by law.

     (g) Notwithstanding anything herein to the contrary, all Net Cash Proceeds delivered to the Trustee or the Collateral Agent, as applicable, shall be invested on behalf of the Company in Cash Equivalents pursuant to the written directions of the Company delivered to the Trustee or the Collateral Agent, as applicable. Such written directions shall specify the Cash Equivalents into which the Net Cash Proceeds shall be invested and the maturity of such Cash Equivalents, all subject to the requirements of this Indenture.

     (h) Notwithstanding anything herein, in the Security Documents, or in the Intercreditor Agreement to the contrary, the Trustee may refuse to perform any duty or exercise any right or power arising hereunder, under the Security Documents, or in the Intercreditor Agreement unless it is provided adequate funds to enable it to do so and it receives indemnity satisfactory to it in its sole discretion against any loss, liability, fee or expense.

SECTION 7.2 Rights of Trustee.

     Subject to Section 7.1:

     (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further

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inquiry or investigation, it shall be entitled to examine, among other things, the books, records and premises of the Company, personally or by agent or attorney.

     (b) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

     (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) Subject to Section 9.2 and Section 11.8 hereof, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required hereunder or under any of the Security Documents or the Intercreditor Agreement or by the terms hereof with respect to the Collateral, but shall not without the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of any of the Security Documents or the Intercreditor Agreement in each case which will have an adverse effect on the interests of any Holder.

     (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, the Security Documents or the Intercreditor Agreement at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee and/or the Collateral Agent security or indemnity satisfactory to the Trustee and/or the Collateral Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

SECTION 7.3 Individual Rights of Trustee.

     The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 7.4 Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Intercreditor Agreement, the Security Documents or the Collateral covered thereby, or of any insurance thereon, it shall not be accountable for the Issuers' use of the proceeds from the issuance of the Notes or any money paid to the Issuers or

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upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement of the Issuers or the Guarantors in this Indenture, the Intercreditor Agreement, the Security Documents or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication.

SECTION 7.5 Notice of Defaults.

     If a Default or an Event of Default with respect to the Notes occurs and is continuing and is known to a Responsible Officer, the Trustee shall mail to each Holder and the Collateral Agent notice of the Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice to such parties if the Trustee in good faith determines that withholding the notice is in the interest of Holders.

SECTION 7.6 Reports by Trustee to Holders.

     To the extent required by TIA Section 313(a), within 60 days after May 15 of each year following the date of this Indenture and for as long as there are Notes outstanding hereunder, the Trustee shall mail to each Holder the Company's brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b) and TIA Section 313(c) and
(d). A copy of such report at the time of its mailing to Holders shall be filed with the SEC, if requested by the Issuers and accepted by the SEC, and each stock exchange, if any, on which the Notes are listed. A copy of each report at the time of its mailing to holders of Notes shall be mailed to the Issuers and filed with the SEC, if requested by the Issuers and accepted by the SEC, and each securities exchange, if any, on which the Notes are listed.

     The Issuers shall promptly notify the Trustee if the Notes become listed on any stock exchange, and the Trustee shall comply with TIA Section 313(d).

SECTION 7.7 Compensation and Indemnity.

     The Issuers shall pay to the Trustee, the Paying Agent, the Registrar and the Collateral Agent from time to time such compensation as shall be agreed in writing from time to time between the Issuers and the Trustee, the Paying Agent, the Registrar and the Collateral Agent for their respective services rendered hereunder. The Trustee's, the Paying Agent's, the Registrar's and the Collateral Agent's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee, the Paying Agent, the Registrar and the Collateral Agent upon request for all out-of-pocket disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by any of them in addition to the compensation for their respective services. Such expenses shall include the reasonable compensation, out-of-pocket disbursements and expenses of the Trustee's, the Paying Agent's, the Registrar's and the Collateral Agent's agents, accountants, experts, custodians and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.1 hereof.

     The Issuers shall, and do hereby, jointly and severally indemnify the Trustee, the Paying Agent, the Registrar and the Collateral Agent for, and hold each of them harmless against, any

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claim, demand, expense (including but not limited to attorneys' fees and expenses), loss or liability incurred by any of them arising out of or in connection with the administration of this Indenture, the Security Documents or the Intercreditor Agreement, as applicable and their respective duties hereunder or thereunder. Each of the Trustee, the Paying Agent, the Registrar and the Collateral Agent shall notify the Issuers promptly of any claim asserted against it for which it may seek indemnity. However, failure by the Trustee, the Paying Agent, the Registrar or the Collateral Agent to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. Notwithstanding anything to the contrary herein, the Issuers need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee, the Paying Agent, the Registrar and the Collateral Agent which is determined by a court of competent jurisdiction by final judgment to have been caused by the Trustee's, the Paying Agent's, the Registrar's or the Collateral Agent's, as the case may be, own willful misconduct, negligence or bad faith.

     To secure the Issuers' payment obligations in this Section 7.7, each of the Trustee, the Paying Agent, the Registrar and the Collateral Agent shall have a lien prior to the Notes on all money or property held or collected by it, in its capacity as Trustee, Paying Agent, Registrar and the Collateral Agent, as the case may be, except money or property held in trust to pay principal of or interest on particular Notes.

     When any of the Trustee, the Paying Agent, the Registrar or the Collateral Agent incurs expenses (including the reasonable fees and expenses of counsel) or renders services after an Event of Default specified in Section 6.1(k) or (l) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     The obligations under this Section 7.7 shall survive the resignation and removal of the Trustee, the Paying Agent, the Registrar and the Collateral Agent, discharge of this Indenture and, to the extent permitted by applicable law, rejection or termination in bankruptcy.

SECTION 7.8 Replacement of Trustee.

     The Trustee may resign at any time (subject to the further provisions of this Section 7.8) by so notifying the Issuers in writing, such resignation to be effective upon the appointment of a successor Trustee.

     The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Issuers, provided the consent of the Issuers shall not be required at any time that a Default or Event of Default shall have occurred and be continuing.

     The Issuers may remove the Trustee within a reasonable period of time following notice from the Issuers if:

     (a) the Trustee fails to comply with Section 7.10;

     (b) the Trustee is adjudged a bankrupt or an insolvent;

     (c) a receiver or other public officer takes charge of the Trustee or its property; or

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     (d) the Trustee becomes incapable of acting or fails to act in accordance with its obligations hereunder.

     If the Trustee resigns or is removed by the Issuers or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee, whose identity shall be subject to the Issuers' consent, to replace the successor Trustee appointed by the Issuers.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and the Issuers. Immediately after that, the retiring Trustee shall transfer, after payment to it of all sums owing to the Trustee pursuant to this Indenture, all property held by it as Trustee to the successor Trustee (subject to the lien provided in Section 7.7), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10 and such Trustee has not been removed by the Issuers pursuant to 7.8(a) above, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Any successor Trustee appointed pursuant to this Indenture shall be deemed to be an appointment of such successor in all capacities of the former Trustee under each of the Security Documents and such successor shall assume all of the obligations of the Trustee pursuant to the Security Documents.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee. The retiring Trustee shall have no liability for any act or omissions by any successor Trustee.

SECTION 7.9 Successor Trustee by Merger, Etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee provided such corporation shall be otherwise qualified and eligible under this Article VII.

SECTION 7.10 Eligibility; Disqualification.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2), and (5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall

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comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b) any indenture or indentures under which other Notes, or certificates of interest or participation in other Notes, of the Issuers are outstanding if the requirements for such exclusion set forth in TIA
Section 310(b) are met. The provisions of TIA Section 310 shall apply to the Issuers, as co-obligors of the Notes.

SECTION 7.11 Preferential Collection of Claims Against Issuers.


     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311(a) and (b) shall apply to the Issuers as co-obligors on the Notes.

SECTION 7.12 Co-Trustee.

     (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Trustee shall be advised by counsel satisfactory to it, that it is necessary or prudent in the interest of the Holders, or 25% of the Holders of the aggregate principal amount of the outstanding Notes shall in writing so request the Trustee and the Issuers, or the Trustee shall deem it desirable for its own protection in the performance of its duties hereunder, the Trustee and the Issuers shall execute and deliver all instruments and agreements necessary or proper to constitute another bank, trust company, or one or more Persons approved by the Trustee and the Issuers, either to act as co-trustee or co-trustees (each a "co-trustee") of all or any of the Collateral, jointly with the Trustee, or to act as separate trustee or trustees of any such property. If the Issuers shall not have joined in the execution of such instruments and agreements within 10 days after they receive a written request from the Trustee to do so, or if a notice of acceleration is in effect, the Trustee may act under the foregoing provisions of this Section 7.12 without the concurrence of the Issuers. The Issuers hereby appoint the Trustee as their agent and attorney to act for them under the foregoing provisions of this Section 7.12 in either of such contingencies.

     (b) Every separate trustee and every co-trustee, other than any successor Trustee appointed pursuant to Section 7.8, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee hereunder shall be conferred or imposed and exercised or performed by the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

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          (iii) the Issuers and the Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything contained herein to the contrary notwithstanding. If the Issuers shall not have joined in the execution of any such instrument within 10 days after they receive a written request from the Trustee to do so, or if a notice of acceleration is in effect, the Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of the Issuers, the Issuers hereby appointing the Trustee their agent and attorney to act for them in such connection in such contingency. If the Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, the Trustee may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee and the successor to any such separate trustee or co-trustee shall be appointed by the Issuers and the Trustee, or by the Trustee alone pursuant to this Section.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1 Satisfaction and Discharge.

     This Indenture will be discharged and will cease to be of further effect (except as to those obligations referred to in the penultimate paragraph of this Section 8.1) as to all outstanding Notes and all rights of the Trustee and the Holders in and to the Collateral under the Security Documents and the Intercreditor Agreement shall be released when:

     (a) either (i) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or repaid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Notes which have been replaced or paid) have been called for redemption pursuant to the terms of the Notes or have otherwise become due and payable and the Issuers have irrevocably deposited or caused to be deposited with the Trustee money in an amount sufficient to pay and discharge the entire Indebtedness on the Notes theretofore delivered to the Trustee for cancellation, for payment of principal of and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such money to the payment thereof at maturity or redemption, as the case may be; and

     (b) the Issuers and the Guarantors have paid all other sums payable under this Indenture, the Notes, the Guarantees, the Security Documents, and the Intercreditor Agreement (so long as such agreements relate to the Notes) by the Issuers and the Guarantors; and

     (c) there is no Default or Event of Default under this Indenture; and

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     (d) the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Section
8.1 relating to satisfaction and discharge of this Indenture, the Notes and the Subsidiary Guarantees have been complied with.

     Notwithstanding the foregoing paragraph, the Issuers' obligations in Sections 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 7.7, 7.8, 8.4 and 8.5 shall survive until the Notes are no longer outstanding. After the Notes are no longer outstanding, the Issuers' obligations in Sections 7.7, 8.4 and 8.5 shall survive.

     After such delivery or irrevocable deposit the Trustee shall acknowledge in writing the discharge of the Issuers' and the Guarantors' obligations under the Notes, the Guarantees and this Indenture in accordance with this Section 8.1 except for those surviving obligations specified above.

SECTION 8.2 Intentionally Omitted.

SECTION 8.3 Application of Trust Money.

     For greater clarity any money deposited with the Trustee for purposes of this Article VIII shall be in U.S. dollars. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes.

SECTION 8.4 Repayment to Issuers or the Guarantors.

     Subject to Sections 7.7 and 8.1, the Trustee shall promptly pay to the Issuers, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon receipt by the Trustee of an Officers' Certificate, any excess money, held by it at any time. The Trustee and the Paying Agent shall pay to the Issuers, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Issuers cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Issuers or a Guarantor. After payment to the Issuers or a Guarantor, as the case may be, Holders entitled to money must look solely to the Issuers for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.5 Reinstatement.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise

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prohibiting such application, then and only then the Issuers' and each
Guarantor's obligations under this Indenture, the Notes, and the Security Documents shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Issuers or any Guarantor, as the case may be, make or makes any payment of interest on or principal of any Notes because of the reinstatement of their obligations, the Issuers or any Guarantor, as the case may be, shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1 Without Consent of Holders.

     The Issuers and the Guarantors, when authorized by Board Resolutions of their respective Boards of Directors, and the Trustee may amend, waive or supplement (or, if applicable, authorize the Collateral Agent to amend, waive or supplement) this Indenture, the Notes, the Guarantees, any Security Document and/or the Intercreditor Agreement without notice to or consent of any Holder:

     (a) to cure any ambiguity, defect or inconsistency, provided that such amendment or supplement does not adversely affect the rights of any Holder;

     (b) to provide for uncertificated Notes in addition to or in place of Certificated Notes, provided any Holder who requests Certificated Notes shall be entitled to receive and keep a Certificated Note if that Holder so chooses;

     (c) to comply with any requirements of the SEC under the TIA, including the qualification of the Indenture under the TIA;

     (d) to evidence the succession in accordance with Article V or X hereof of another Person to the Issuers or a Guarantor, as the case may be, and the assumption by any such successor of the covenants of the Issuers or a Guarantor herein and in the Notes;

     (e) to mortgage, pledge or grant a security interest in favor of the Collateral Agent as additional security for the payment and performance of its obligations under this Indenture, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Collateral Agent pursuant to Section
11.6 hereof, any Security Document or otherwise;

     (f) to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Notes and to add to or change any of the provisions of this

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Indenture as shall be necessary to provide for or facilitate the administration of the trust hereunder by more than one Trustee, pursuant to the requirements of
Section 7.12;

     (g) to make any change that does not adversely affect the rights of any Holder;

     (h) to add or release any Guarantor strictly in accordance with another provision of this Indenture or under the Security Documents expressly providing for such addition or release; or

     (i) to release from the Lien of the Security Documents any Released Mortgaged Property, in each case in accordance with Section 11.3(b).

SECTION 9.2 With Consent of Holders.

     Subject to Section 6.7, the Issuers, the Guarantors and the Trustee and, if applicable, the Collateral Agent may amend or supplement this Indenture, the Notes, the Guarantees, the Security Documents, and/or the Intercreditor Agreement, without notice to any other holders of Notes, with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Subject to Section 6.7, the Holders of, in the aggregate, not less than a majority in aggregate principal amount of the outstanding Notes affected may waive compliance by the Issuers and the Guarantors with any provision of this Indenture, the Notes, the Guarantees, the Security Documents, and/or the Intercreditor Agreement, without notice to any other Holder; provided, however, (1) without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to
Section 6.4, may not:

     (a) reduce the principal amount of, extend the fixed maturity of or alter the redemption provisions of the Notes;

     (b) change the form (including the currency thereof which shall be U.S. dollars) in which any Notes or any interest thereon is payable or make the principal of or interest on any Notes payable in a form or currency other than that stated in the Notes;

     (c) reduce the percentage in principal amount of outstanding Notes that must consent to an amendment, supplement or waiver or consent to take any action under this Indenture, any Guarantee, the Notes, the Security Documents, or the Intercreditor Agreement;

     (d) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to the Notes or any Guarantee;

     (e) waive a default in payment with respect to the Notes or any Guarantee;

     (f) following the occurrence of a Change of Control or the execution of a definitive agreement with respect to a Change of Control, amend, change or modify the obligations of the Issuers to make and consummate a Change of Control Offer with respect to such Change of Control or modify any of the provisions or definitions with respect thereto;

     (g) reduce or change the rate or time for payment of interest on the Notes;

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     (h) except as expressly provided in Section 11.3(b), modify or change any provision of this Indenture, the Security Documents, or the Intercreditor Agreement affecting the ranking of the Notes or any Guarantee or the priority of the claims of the Holders in and to the Collateral in any manner adverse to the Holders; or

     (i) release any Guarantor from any of its obligations under its Guarantee or the Indenture other than in compliance with this Indenture;

and (2) no such modification or amendment may, without the consent of the Holders of 95% of the aggregate principal amount of outstanding Notes, directly or indirectly release any Lien on the Collateral except in compliance with the terms of this Indenture (including, without limitation, Section 11.3(b)), the Notes, the Security Documents and the Intercreditor Agreement (for so long as such agreements relate to the Notes).

     It shall not be necessary for the consent of the Holders under this Section
9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.3 Compliance with Trust Indenture Act.

     Every amendment to or supplement of this Indenture, the Security Documents, the Intercreditor Agreement or the Notes shall comply with the TIA as then in effect.

SECTION 9.4 Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note, provided that the consent was not by its terms an irrevocable consent. Any permitted revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Holder under Section 316(b) of the TIA.

     The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or, provided that the consent was not by its terms an irrevocable consent, to revoke any

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consent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through
(i) of Section 9.2; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 9.5 Notation on or Exchange of Notes.

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (in accordance with the specific written direction of the Issuers) request the Holder of the Note to deliver it to the Trustee. The Trustee shall (in accordance with the specific written direction of the Issuers) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6 Trustee and Collateral Agent To Sign Amendments, Etc.

     The Trustee and Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties or immunities of the Trustee or Collateral Agent, as applicable. If it does, the Trustee or Collateral Agent, as applicable, may, but need not, sign it. In signing any amendment, supplement or waiver, the Trustee and Collateral Agent shall be entitled to receive, if requested, an indemnity satisfactory to it in its sole discretion and to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture. Neither the Issuers nor any Guarantor may sign an amendment until its respective Board of Directors approves it.

                                    ARTICLE X

                                    GUARANTEE

SECTION 10.1 Unconditional Guarantee.

     Each Guarantor hereby unconditionally, jointly and severally, guarantees, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, (i) the prompt payment and performance of the Obligations when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and (ii) in case of any extension of time of payment or renewal of any Notes or of any other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.4. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional,

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irrespective of the validity, regularity or enforceability of the Notes or this
Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or any Guarantor, any amount paid by the Issuers or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, to the extent permitted by applicable law, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 10.2 Severability.

     In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.3 Release of a Guarantor.

     If no Default or Event of Default exists or would exist under this Indenture, concurrently with any sale or disposition of any Subsidiary Guarantor by merger, sale of all or substantially all of its assets, liquidation or otherwise which is in compliance with the terms of this Indenture (other than a transaction subject to the provisions described under Section 5.1), such Subsidiary Guarantor and each Subsidiary of such Guarantor that is also a Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Guarantee and any Collateral relating thereto, and Liens of this Indenture and the Security Documents thereon, shall concurrently be automatically and unconditionally released. A sale of assets or Capital Stock of a Subsidiary Guarantor may constitute an Asset Sale subject to Section 4.13.

     The Trustee shall execute and deliver an appropriate instrument evidencing such release upon receipt of a request by the Issuers accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 10.3. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Notes as provided in this
Article X.

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SECTION 10.4  Limitation of Guarantor's Liability.

     Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal, state or foreign law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.6, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 10.5  Guarantors May Consolidate, etc., on Certain Terms.

     (a) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuers or another Guarantor or shall prevent any sale of assets or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Issuers or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

     (b) Except in the case in which a Subsidiary Guarantor's Guarantee is subject to release as provided under Section 10.3, each Guarantor will not, and the Issuers will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Issuers or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is an entity organized and existing under the laws of the United States or any State thereof or the District of Columbia or, in the case of any Subsidiary Guarantor organized under the laws of Canada or a political subdivision thereof, the laws of Canada or a political subdivision thereof; (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; and (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing. Any merger or consolidation of a Guarantor with and into an Issuer (with an Issuer being the surviving entity) or another Guarantor need only comply with clauses (b) and (d) of Section 5.1.

SECTION 10.6  Contribution.

     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuers' obligations with respect to the Notes or any other Guarantor's obligations with respect to the Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair

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value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair saleable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

SECTION 10.7  Waiver of Subrogation.

     Until all Obligations are paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuers that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantees and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuers, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuers, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.7 is knowingly made in contemplation of such benefits.

SECTION 10.8  Execution of Guarantee.

     Each Guarantor hereby agrees that its Guarantee set forth in this Article X shall remain in full force and effect notwithstanding the fact that no Guarantee is endorsed on the Notes.

SECTION 10.9  Waiver of Stay, Extension or Usury Laws.

     Each Guarantor covenants (to the extent permitted by law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent permitted by law) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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SECTION 10.10  Parent Guarantor.

     Notwithstanding anything in this Article X or elsewhere in this Indenture or in the Notes to the contrary, the liability of the Parent Guarantor under the Guarantee hereunder and the obligations with respect thereto is limited to the Capital Stock of the Company owned by the Parent Guarantor and no recourse shall be had to any other assets or property of the Parent Guarantor.

                                   ARTICLE XI

                               SECURITY DOCUMENTS

SECTION 11.1   Collateral and Security Documents.

     (a) In order to secure the due and punctual payment of the Notes, the Pledgors have entered into the respective Security Documents to which they are party to create the Security Interests and for related matters.

     (b) Each holder of a Note, by accepting a Note, agrees to all of the terms and provisions of the Security Documents and the Intercreditor Agreement, as the same may be amended from time to time pursuant to the provisions of the Security Documents, the Intercreditor Agreement, and this Indenture.

SECTION 11.2   Recording, Etc.

     (a) The Company will, and will cause each other Pledgor to, take or cause to be taken all action required or desirable to maintain, preserve and protect the Security Interests in the Collateral granted by the Security Documents, including, but not limited to, causing all financing statements, Mortgages, other instruments of further assurance, including, without limitation, continuation statements covering security interests in personal property, and all mortgages securing purchase money obligations delivered to the Trustee or to the trustee, mortgagee or other holder of a Permitted Lien under Section 11.4 to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and will execute and file such financing statements and cause to be issued and filed such continuation statements or renewals, as the case may be, all in such manner and in such places as may be required by law fully to preserve and protect the rights of the holders of the Notes, the Collateral Agent and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral.

     Without limiting the generality of the foregoing covenant (a), the Company will cause each Wholly-Owned Restricted Subsidiary that is not in existence on the date hereof to execute and deliver to the Collateral Agent (i) a supplement to the Pledge Agreement substantially in the form of Annex 1 thereto at such time as such Subsidiary owns or possesses property that constitutes Collateral (as defined in the Pledge Agreement) and (ii) a joinder to the Security Agreement substantially in the form of Exhibit 1 thereto pursuant to which such Wholly-Owned Restricted Subsidiary shall become a party to the Security Agreement at such time as such Subsidiary acquires or possesses property that constitutes Collateral (as defined in the Security Agreement).

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     Without limiting the generality of the foregoing covenant (a) on or promptly after the date on which New CDSC exercises the purchase option referred to in the RTI Asset Purchase Agreement, (x) the Company will cause New CDSC to execute and deliver to the Collateral Agent (i) a joinder to the Security Agreement substantially in the form of Exhibit 1 thereto pursuant to which New CDSC shall become a party to the Security Agreement, and (ii) a Mortgage with respect to property acquired by New CDSC that prior to the date hereof was security for the RTI Notes under the RTI Indenture or the security documents related thereto, (y) the Company will execute and deliver to the Collateral Agent a supplement to the Pledge Agreement substantially in the form of Annex 1 thereto, and (z) the Company will cause to be delivered an Opinion of Counsel, in accordance with the terms of Sections 11.2(c)(i), 11.2(c)(ii), 11.2(c)(iii) and 13.5 hereof, as to the Security Documents (or supplements thereto) referred to in this paragraph, without giving effect to the time for delivery of any such opinion specified in such sections.

     (b) The Company will from time to time promptly pay and discharge all mortgage and financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance. Without limiting the generality of the foregoing covenant, in the event at any time the Trustee or the Collateral Agent shall determine that additional mortgage recording, transfer or similar taxes are required to be paid to perfect or continue any Lien on any Real Property in an amount at least equal to the Fair Market Value from time to time of such Real Property, the Company shall pay such taxes promptly upon demand by the Trustee or the Collateral Agent. Notwithstanding the foregoing, the Trustee and the Collateral Agent shall not have any duty or obligation to ascertain whether any such taxes are required to be paid at any time, and the determination referred to in the preceding sentence shall only be made by the Trustee or the Collateral Agent, as the case may be, upon receipt of written notice that such taxes are due and owing.

     (c) The Company shall furnish or cause to be furnished to the Trustee and the Collateral Agent:

          (i) at the time of execution and delivery of this Indenture, Opinion(s) of Counsel (with acceptable qualifications and exceptions) which the Trustee and the Collateral Agent may rely upon, addressing (a) the existence and good standing in the state of its organization of each of the Company and the Restricted Subsidiaries, (b) the power and authority of each of the Company and the Restricted Subsidiaries to execute, deliver and perform the Indenture and the Security Documents to which each is a party; and (c) the enforceability of the Indenture and the Security Documents against each of the Company and the Restricted Subsidiaries that are parties thereto;

          (ii) at the time of execution and delivery of this Indenture, (1) with respect to each Mortgage (other than any Mortgage that may be executed and delivered in respect of any Mortgaged Property located in Canada), a policy of title insurance (or commitment to issue such a policy) insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the Real Property and fixtures described herein in an amount not less than the fair market value of such Real Property and fixtures, which policy or commitment shall (a) be issued by Title Associates Inc., as agent for Chicago Title

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     Insurance Company, (b) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Collateral Agent, (c) have been supplemented by such endorsements, or, where such endorsements are not available at commercially reasonable premium costs, opinion letters of special counsel, architects or other professionals, which counsel, architects or other professionals shall be reasonably acceptable to the Collateral Agent, as shall be reasonably requested by the Collateral Agent (including, without limitation, endorsements or opinion letters on matters relating to usury, first loss, last dollar, zoning, non-imputation, public road access, contiguity (where appropriate), cluster, survey, doing business, variable rate and so-called comprehensive coverage over covenants and restrictions) and (d) contain only such exceptions to title as shall be agreed to by the Collateral Agent prior to the Issue Date with respect to such Mortgaged Property and (2) with respect to any Mortgage executed and delivered in respect of Mortgaged Property located in Canada, a title Opinion of Counsel in form and substance reasonably acceptable to the Collateral Agent;

          (iii) within 30 days after the Issue Date, Opinion(s) of Counsel either (a) substantially to the effect that, in the opinion of such counsel, this Indenture, each Security Document and all other instruments of further assurance or assignment have been properly recorded, registered and filed to the extent necessary to perfect the Security Interests created by each such Security Document and reciting the details of such action, and stating that as to the Security Interests created pursuant to each such Security Document, such recordings, registerings and filings are the only recordings, registerings and filings necessary to give notice thereof and that no re-recordings, re-registerings or refilings are necessary to maintain such notice (other than as stated in such opinion), or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Security Interests; and

          (iv) within 30 days after September 30 in each year beginning with September 30, 2003, an Opinion of Counsel, dated as of such date, either
     (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and refilings of all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Security Interests of each of the Security Documents and reciting with respect to such Security Interests the details of such action or referencing prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the holders and the Trustee hereunder and under each of the Security Documents with respect to the Security Interests, or (b) to the effect that, in the opinion of such Counsel, no such action is necessary to maintain such Security Interests.

SECTION 11.3  Certain Dispositions of Collateral Without Release.

     (a) Notwithstanding the provisions of Section 4.13 (except those expressly referred to in clauses (i), (iii) and (iv) below), Section 11.4 or Section 11.5, as applicable, so long as no Event of Default shall have occurred and be continuing and the Fair Market Value of the Collateral sold, exchanged or otherwise disposed of in accordance with this Section 11.3 in no event

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exceeds $5.0 million in the aggregate during the term of the Notes, the Pledgors may, without any requirement of release or consent by the Collateral Agent or the Trustee:

          (i) sell or otherwise dispose of any machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other similar property subject to the Lien of the Security Documents, which may have become worn out or obsolete, not exceeding in value in any one calendar year $500,000; and provided, further, that if the relevant Pledgor shall receive any money or property in excess of such Pledgor's expenses in connection with such sale or other disposition, to the extent it exceeds $500,000 in any calendar year (in which case all of the money and property so received and not just the portion in excess of $500,000 shall be subject to this clause), forthwith upon its receipt by such Pledgor, shall be deposited with the Collateral Agent (unless otherwise required by a Prior Lien permitted under the applicable Security Documents) as Trust Moneys subject to disposition as provided in Section 4.13(c);

          (ii) grant rights-of-way and easements over or in respect of any Real Property; provided, however, that such grant will not, in the reasonable opinion of the Board of Directors of the relevant Pledgor, impair the usefulness of such property in the conduct of the relevant Pledgor's business and will not be prejudicial to the interests of the holders of Notes;

          (iii) abandon, terminate, cancel, release or make alterations in or substitutions of any leases, contracts or of rights-of-way subject to the Lien of the Security Documents; provided, however, that any altered or substituted leases, contracts or rights-of-way shall forthwith, without further action, be subject to the Lien of the Security Documents to the same extent as those previously existing; and provided, further, that if the relevant Pledgor shall receive any money or property in excess of such Pledgor's expenses in connection with such termination, cancellation, release, alteration or substitution as consideration or compensation for such termination, cancellation, release, alteration or substitution, such money or property, to the extent it exceeds $500,000 in the aggregate through the final Maturity Date of the Notes, forthwith upon its receipt by such Pledgor, shall be deposited with the Collateral Agent (unless otherwise required by a Prior Lien permitted under the applicable Security Documents) as Trust Moneys subject to disposition as provided in Section 4.13(c);

          (iv) surrender or modify any franchise, license or permit subject to the Lien of any of the Security Documents which it may own or under which it may be operating; provided, however, that, after the surrender or modification of any such franchise, license or permit, the relevant Pledgor shall still, in the reasonable opinion of the Board of Directors of such Pledgor, be entitled, under some other or without any franchise, license or permit, to conduct its business in the territory in which it is then operating; and provided, further, that if such Pledgor shall be entitled to receive any money or property in excess of such Pledgor's expenses in connection with such surrender or modification as consideration or compensation for such surrender or modification, such money or property, to the extent that it exceeds $500,000 in the aggregate through the final Maturity Date of the Notes, forthwith upon its receipt by such Pledgor, shall be deposited with the Collateral Agent (unless otherwise required by a Prior Lien permitted under the

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     applicable Security Documents) as Trust Moneys subject to disposition as provided in Section 4.13(c);

          (v) alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, equipment, fixtures and appurtenances; provided, however, that no change in the location of any such Collateral subject to the Lien of any of the Security Documents shall be made which (1) removes such property into a jurisdiction in which any instrument required by law to preserve the Lien of any of the Security Documents on such property, including all necessary financing statements and continuation statements, has not been recorded, registered or filed in the manner required by law to preserve the Lien of any of the Security Documents on such property, (2) does not comply with the terms of this Indenture and the Security Documents or (3) otherwise impairs the Lien of the Security Documents;

          (vi) demolish, dismantle, tear down or scrap any Collateral, or abandon any thereof other than land or interests in land (other than leases), if in the good faith opinion of the Board of Directors of the relevant Pledgor (as evidenced by a Board Resolution if it involves Collateral having a Fair Market Value in excess of $500,000) such Collateral is no longer useful in the conduct of such Pledgor's business, and the Fair Market Value and utility of the Collateral as an entirety, and the security for the Notes, will not thereby be impaired;

          (vii) grant leases or subleases having a Fair Market Value not in excess of $500,000 in respect of any Real Property in the event that the relevant Pledgor determines, in its reasonable business judgment, that such Real Property is no longer useful in the conduct of such Pledgor's business and that such lease or sublease would not be reasonably likely to have an adverse affect on the value of the property subject thereto; provided, however, that any such lease or sublease shall by its terms be subject and subordinate to the Lien, and otherwise comply with the provisions, of the Mortgage affecting such Real Property.

     (b) Notwithstanding the provisions of clause (a) of this Section 11.3,
Section 11.4 or 11.5, as applicable, so long as no Event of Default shall have occurred and be continuing, and subject to the applicable provisions of Section 4.13, the Pledgors may, without any requirement or consent by the Collateral Agent or the Trustee, sell or otherwise dispose of the Released Mortgaged Property; provided, however, that (1) in the reasonable opinion of the Board of Directors of such Pledgor, any such release could not reasonably be expected to have an adverse effect on the practical utilization of the other Collateral, if any, used in connection with or located adjacent to such Released Mortgaged Property, (2) all representations and warranties set forth in any Security Document (including, without limitation, those specifically relating to such release) shall continue to be true and correct in all material respects as of the date of such release, (3) such Pledgor shall comply with Section 11.4(f) to the extent the same is applicable to such release, and (4) the Fair Market Value of all of such the Released Mortgaged Property does not exceed in the aggregate the lesser of (x) $500,000 and (y) 1% of the aggregate principal amount of the outstanding Notes.

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     (c) in the event that a Pledgor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Section 11.3 may be sold, exchanged or otherwise disposed of by such Pledgor without any release or consent of the Trustee or the Collateral Agent, and such Pledgor requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under any of the Security Documents, the Trustee and the Collateral Agent shall promptly execute such an instrument (in recordable form, where appropriate) upon delivery to the Trustee and the Collateral Agent of (i) an Officers' Certificate by such Pledgor reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating that such property is property which by the provisions of this Section 11.3 may be sold, exchanged or otherwise disposed of or dealt with by such Pledgor without any release or consent of the Trustee or the Collateral Agent and (ii) an Opinion of Counsel stating that the sale, exchange or other disposition made or proposed to be made was duly taken by such Pledgor in conformity with a designated subsection of Section 11.3(a) or Section 11.3(b), as applicable, and that the execution of such written disclaimer, release or quitclaim is appropriate under this Section 11.3.

     Any disposition of Collateral made in strict compliance with the provisions of this Section 11.3 shall be deemed not to impair the Security Interests in contravention of the provisions of this Indenture.

SECTION 11.4  Release of Collateral.

     In addition to their rights under Section 11.3, the Pledgors shall have the right, at any time and from time to time, to sell, exchange or otherwise dispose of any of the Collateral (excluding Trust Moneys constituting Net Cash Proceeds from an Asset Sale of Collateral or Net Cash Proceeds from another disposition of Collateral), upon compliance with the requirements and conditions of this
Section 11.4 and Section 4.13, and the Trustee shall promptly instruct the Collateral Agent to promptly release the same from the Lien of any of the Security Documents upon receipt by the Trustee and the Collateral Agent (other than in the case of Section 11.4(d) below) of a Release Notice requesting such release and describing the property to be so released, together with delivery of the following:

     (a) If the Collateral to be released has a book value of at least $2.0 million, a Board Resolution of the applicable Pledgor requesting such release and authorizing an application to the Trustee and the Collateral Agent therefore.

     (b) An Officers' Certificate of the applicable Pledgor dated not more than 30 days prior to the date of the application for such release, in each case stating in substance as follows:

          (i) that, in the opinion of the signers, the security afforded by the Security Documents will not be impaired by such release in contravention of the provisions of the Indenture, and that (1) other property is to be substituted as Substitute Collateral in accordance with the provisions of
     Section 11.5 or (2) the Collateral to be released is being released in connection with an Asset Sale of such Collateral and the Net Cash Proceeds from such Asset Sale of Collateral are being delivered to the Collateral Agent

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     (as required by Section 4.13) in accordance with, and to the extent required by, the provisions of clause (ii) of Section 11.4(d);

          (ii) that the applicable Pledgor has either disposed of or will dispose of the Collateral so to be released in compliance with all applicable terms of this Indenture and for a consideration representing, in the opinion of the signers, its Fair Market Value, which consideration may, subject to any other provision of this Indenture (including any requirements for an Asset Sale of Collateral under Section 4.13), consist of any one or more of the following: (A) cash or Cash Equivalents, and (B) any other property or assets that in each case, upon acquisition thereof by the applicable Pledgor, would be subject to the Lien of the Security Documents (except as provided in clause (ii) of Section 11.4(d)), and subject to no Lien other than Liens which, under the applicable provisions of the Security Documents and Intercreditor Agreement relating thereto, are permitted to be superior to the Lien of the Collateral Agent for the benefit of the Trustee and the holders of the Notes therein, all of such consideration to be briefly described in the certificate;

          (iii) that no Default or Event of Default has occurred and is continuing;

          (iv) the Fair Market Value, in the opinion of the signers, of the property to be released at the date of such application for release; provided that it shall not be necessary under this clause (iv) to state the Fair Market Value of any property whose Fair Market Value is certified in a certificate of an Independent Appraiser or Independent Financial Advisor under Section 11.4(c); and

          (v) that all conditions precedent herein, in the Security Documents and in the Intercreditor Agreement relating to the release of the Collateral in question have been complied with.

     (c) If the Collateral to be released is valued at $2.0 million or more, a certificate of an Independent Appraiser or, if such property consists of securities, a certificate of an Independent Financial Advisor stating (1) the then Fair Market Value, in the opinion of the signer, of the property to be released; and (2) that such release, in the opinion of the signer, will not impair the Security Interests under any of the Security Documents in contravention of their terms.

     (d) Either (i) possession of the Substitute Collateral (if and to the extent the Substitute Collateral consists of property the possession of which is necessary for the perfection by the Collateral Agent of a Lien thereon) and all documents required by the provisions of Section 11.5 or (ii) the Net Cash Proceeds from any Asset Sale involving Collateral (excluding any Net Cash Proceeds from any Asset Sale which are not required, or cannot be required through the passage of time or otherwise, to be used to redeem Notes under
Section 4.13), or, if the Collateral so to be released is subject to a Prior Lien permitted by the Security Documents, a certificate of the trustee, mortgagee or other holder of such Prior Lien permitted by the Security Documents that it has received such Net Cash Proceeds and has been irrevocably authorized by the Company to pay over to the Collateral Agent any balance of such Net Cash Proceeds remaining after the discharge of such Indebtedness secured by such Prior Lien permitted by the Security Documents.

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     (e) One or more Opinions of Counsel which, when considered collectively, shall be substantially to the effect (i) that any obligation included in the consideration for any property so to be released and to be received by the Collateral Agent or the Trustee, as the case may be, pursuant to Section 11.4(d) is a valid and binding obligation enforceable in accordance with its terms, subject to such customary exceptions regarding equitable principles and creditors' rights generally as shall be reasonably acceptable to the Trustee in its sole judgment, and is effectively pledged under the Security Documents, (ii) either (x) that such instruments of conveyance, assignment and transfer as have been or are then delivered to the Collateral Agent are sufficient to subject to the Lien of the Security Documents all the right, title and interest of the applicable Pledgor in and to any property, other than cash, Cash Equivalents and obligations, that is included in the consideration for the Collateral so to be released and to be received by the Collateral Agent or the Trustee, as the case may be, pursuant to Section 11.4(d), subject to no Lien other than Liens of the type permitted on Collateral under the provisions of Section 4.11 or (y) that no instruments of conveyance, assignment or transfer are necessary for such purpose, (iii) that the applicable Pledgor has corporate or other equivalent power to own all property included in the consideration for such release, (iv) in case any part of the money or obligations referred to in Section 11.4(d) has been deposited with a trustee or other holder of any Prior Lien permitted by the Security Documents, that the Collateral to be released, or a specified portion thereof, is or immediately before such release was subject to such Prior Lien and that such deposit is required by such Prior Lien and (v) that all conditions precedent provided in this Indenture, the Security Documents and the Intercreditor Agreement relating to the release of such Collateral have been complied with; provided that in the case of clauses (i) above, such Opinion of Counsel may be subject to such qualifications as to Liens which may be imposed as a matter of law or such assumptions as to the actual knowledge of any person as may be reasonably acceptable to the Trustee and the Collateral Agent.

     (f) If the Collateral to be released is only a portion of a discrete parcel of Real Property, evidence that a title company shall have committed to issue an endorsement to the title insurance policy relating to the affected Mortgaged Property (or, if the parcel to be released is located in Canada, a title Opinion of Counsel in form and substance acceptable to the Collateral Agent) confirming that after such release, the perfected Lien of the applicable Mortgage and the priority thereof continues unimpaired upon the remaining Mortgaged Property subject only to those Liens permitted by the applicable Mortgage.

     In connection with any release, the applicable Pledgor shall (i) execute, deliver and record or file and obtain such instruments as the Trustee or the Collateral Agent may reasonably require, including, without limitation, amendments to the Security Documents and (ii) deliver to the Trustee and the Collateral Agent such evidence of the satisfaction of the applicable provisions of this Indenture, the Intercreditor Agreement and the Security Documents as the Trustee or the Collateral Agent may reasonably require.

     The applicable Pledgor shall exercise its rights under this Section 11.4 by delivery to the Trustee and the Collateral Agent of a notice (each, a "Release Notice"), which shall (i) refer to this Section 11.4, (ii) contain all the resolutions, certificates, opinions, title insurance endorsements, Surveys and such other documents and statements as are required pursuant to this Section
11.4 (including, without limitation, the Officers' Certificate required pursuant to Section 11.4(b)), (iii) describe with particularity the items of property proposed to be covered by the

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release and (iv) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Collateral Agent and the Trustee and in form for execution by the Collateral Agent and the Trustee. Upon such compliance, the applicable Pledgor shall direct the Collateral Agent in writing to execute, acknowledge (if applicable) and deliver to such Pledgor such counterpart within 10 Business Days after receipt by the Trustee and the Collateral Agent of a Release Notice and the satisfaction of the requirements of this Section 11.4.

     In case an Event of Default shall have occurred and be continuing, the Company and the other Pledgors, while in possession of the Collateral (other than cash, Cash Equivalents, Notes and other personal property held by, or required to be deposited or pledged with, the Collateral Agent or the Trustee hereunder or under any Security Document or with the trustee, mortgagee or other holder of a Prior Lien permitted by the Security Documents), may do any of the things enumerated in this Section 11.4 only if the Trustee or the holders of a majority in aggregate principal amount of the Notes outstanding, by appropriate action of such holders, shall consent to such action, in which event any certificate filed under this Section 11.4 shall omit the statement to the effect that no Event of Default has occurred and is continuing.

     All cash or Cash Equivalents received by the Collateral Agent pursuant to this Section 11.4 shall be held by the Collateral Agent for the benefit of the Trustee and the holders of the Notes, as Trust Moneys subject to application as provided in this Section 11.4 and Section 4.13(c) (in the case of any Net Cash Proceeds from Asset Sales of Collateral) and the Intercreditor Agreement or in
Article XII. All purchase money and other obligations received by the Collateral Agent pursuant to this Section 11.4 shall be held by the Collateral Agent for the benefit of the Trustee and the holders of the Notes, as Collateral.

     Any releases of Collateral made in strict compliance with the provisions of this Section 11.4 shall be deemed not to impair the Security Interests created by the Security Documents in favor of the Collateral Agent on behalf of the Trustee for the benefit of the holders of the Notes, in contravention of the provisions of this Indenture.

SECTION 11.5  Substitute Collateral.

     The Company or any other Pledgor may, at its option, obtain a release of any of the Collateral (including any Trust Moneys (other than Trust Moneys representing Net Cash Proceeds which are required to be used to redeem Notes pursuant to Section 4.13) but excluding the Capital Stock of the Company or of any of the Restricted Subsidiaries) by subjecting other property related to or used in the principal businesses of the Company and the Restricted Subsidiaries, if such substitute property (the "Substitute Collateral") has a Fair Market Value equal to or greater than the Collateral to be released, to the Lien of any Security Document or a similar instrument in place of and in exchange for any of the Collateral to be released upon presentation to the Collateral Agent and the Trustee of, among other things, the following documents:

     (a) an application of the applicable Pledgor requesting such substitution of Substitute Collateral and describing the property to be so released and the property to be substituted therefore;

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     (b) the resolutions, certificates, opinions and other statements required by the provisions of Section 11.4, as applicable, in respect of any of the Collateral to be released;

     (c) an Officers' Certificate of the applicable Pledgor also signed by an Independent Appraiser or, if the property to be released consists of securities, by an Independent Financial Advisor stating in substance the Fair Market Value, in the opinion of the signers, of the Substitute Collateral;

     (d) an instrument or instruments in recordable form sufficient for the Lien of the Security Documents to cover the Substitute Collateral;

     (e) in the case of Substitute Collateral which constitutes personal property:

          (1) an Opinion of Counsel stating that the Lien of the Security Documents constitutes a direct and valid and perfected Lien on such Substitute Collateral;

          (2) an Officers' Certificate of the Company stating that any specific exceptions to such Lien are Liens of the character which were permitted to be Prior Liens under the Security Documents with respect to the Collateral being replaced by such Substitute Collateral; and

          (3) evidence of payment or a closing statement indicating payments to be made by the applicable Pledgor of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Collateral Agent and the Trustee (and any local counsel) that may be incurred to validly and effectively subject such personal property to the Lien of any applicable Security Document to perfect such Liens;

     (f) in the case of Substitute Collateral which constitutes Real Property:

          (1) a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of the Security Documents constitutes a direct and valid and perfected mortgage Lien on such Substitute Collateral (subject to no Liens other than Liens which were permitted under the Security Documents with respect to the Collateral being replaced by such Substitute Collateral) in an aggregate amount equal to the Fair Market Value of such Substitute Collateral and containing such endorsements and other opinions as contemplated by Section 11.2(b)(ii) of this Indenture or, in the event such Substitute Collateral is located in Canada, a title Opinion of Counsel acceptable in form and substance to the Collateral Agent;

          (2) an Officers' Certificate of the Company stating that any specific exceptions to such title insurance or title opinion are Liens permitted to be on Collateral pursuant to the provisions of
               Section 4.11 or Prior Liens;

          (3)  a Survey with respect to such Real Property;

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          (4)  a policy or certificate of insurance as required by any Mortgage relating to such Real Property, which policy or certificate shall bear mortgagee endorsements of the character required by such Mortgage;

          (5) evidence of payment or a closing statement indicating payments to be made by the applicable Pledgor of all title premiums, recording charges, transfer taxes and other costs and expenses including reasonable legal fees and disbursements of counsel for the Collateral Agent and the Trustee (and any local counsel) that may be incurred to validly and effectively subject such Real Property to the Lien of any applicable Security Document to perfect such Lien;

          (6) copies of all Leases (as defined in the Mortgages), all of which Leases shall be in conformance with any applicable provisions of the Security Documents;

          (7) an Officers' Certificate of the Company stating that there has been issued and is in effect a valid and proper certificate of occupancy or local or foreign equivalent, if required by the local or foreign codes or ordinances for the use then being made of such Real Property and that there is not outstanding any citation, violation or similar notice indicating that such Real Property contains conditions which are not in compliance with local or foreign codes or ordinances relating to building or fire safety or structural soundness; and

          (8) such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall be necessary in order for the owner or holder of the fee interest to grant the Lien contemplated by the Mortgage with respect to such Real Property; and

     (g) Opinion(s) of Counsel in each jurisdiction in which such Substitute Collateral is located substantially in the form of the local counsel opinions delivered on the Issue Date and otherwise in form and substance satisfactory to the Trustee and the Collateral Agent with respect to the documents executed and delivered by the applicable Pledgor and the Substitute Collateral encumbered thereby.

SECTION 11.6  Eminent Domain and Other Governmental Takings.

     Should any of the Collateral be taken by eminent domain or be sold pursuant to the exercise by the United States of America or any state, municipality or other domestic or foreign governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, the Trustee shall cause the Collateral Agent to release the property so taken or purchased, but only upon receipt by the Trustee and the Collateral Agent of the following:

     (a) an Officers' Certificate of the Company stating that such property has been taken by eminent domain and the amount of the award therefore, or that such property has been sold pursuant to a right vested in the United States of America, or a state, municipality or other

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domestic or foreign governmental authority to purchase, or to designate a purchaser, or order a sale of such property and the amount of the proceeds of such sale, and that all conditions precedent herein provided for relating to such release have been complied with;

     (b) the award for such property or the proceeds of such sale (net of the costs of obtaining such award or proceeds, including reasonable fees of counsel), to be held as Trust Moneys subject to the disposition thereof pursuant to Article XII; provided, however, that, in lieu of all or any part of such award or proceeds, the applicable Pledgor shall have the right to deliver to the Trustee and the Collateral Agent a certificate of the trustee, mortgagee or other holder of a Prior Lien on all or any part of the property to be released, stating that such award or proceeds (net of the costs of obtaining such award or proceeds, including reasonable fees of counsel), or a specified portion thereof, has been deposited with such trustee, mortgagee or other holder pursuant to the requirements of such Prior Lien, in which case the balance of the award, if any, shall be delivered to the Collateral Agent; and

     (c) an Opinion of Counsel substantially to the effect:

          (1) that such property has been taken by eminent domain, or has been sold pursuant to the exercise of a right vested in the United States of America or a state, municipality or other domestic or foreign governmental authority to purchase, or to designate a purchaser or order a sale of, such property;

          (2) in the case of any taking by eminent domain, that the award for the property so taken has become final or that the Board of Directors of the applicable Pledgor has determined that an appeal from such award is not advisable in the interests of the Company or any other Pledgor, as applicable, or the holders of the Notes;

          (3) in the case of any such sale, that the amount of the proceeds of the property so sold is not less than the amount to which the applicable Pledgor is legally entitled under the terms of such right to purchase or designate a purchaser, or under the order or orders directing such sale, as the case may be; and

          (4) that the instrument or the instruments and the award or proceeds of such sale which have been or are therewith delivered to and deposited with the Trustee and/or the Collateral Agent conform in all material respects to the requirements of this Indenture and the applicable Security Documents and that, upon the basis of such application, the Collateral Agent and the Trustee are permitted by the terms hereof and of the Security Documents to execute and deliver the release requested, and that all conditions precedent herein provided for relating to such release have been complied with.

     In any proceedings for the taking or purchase or sale of any part of the Collateral, by eminent domain or by virtue of any such right to purchase or designate a purchaser or to order a

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sale, the Collateral Agent and the Trustee f may be represented by counsel who may be counsel for the Company.

     All cash or Cash Equivalents received by the Collateral Agent pursuant to this Section 11.6 shall be held by the Collateral Agent as Trust Moneys under
Article XII subject to application as therein provided. All purchase money and other obligations received by the Collateral Agent pursuant to this Section 11.6 shall be held by the Collateral Agent as Collateral subject to application as provided in Section 11.11.

SECTION 11.7  Trust Indenture Act Requirements.

     The release of any Collateral, whether pursuant to this Article XI or
Article XII, from the Lien of any of the Security Documents or the release of, in whole or in part, the Liens created by any of the Security Documents, will not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. The Trustee and each of the holders of the Notes acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Security Interests in contravention of the terms of this Indenture. To the extent applicable, without limitation, the Pledgors and each obligor on the Notes shall cause TIA Section 314(d) relating to the release of property or Notes from the Liens hereof and of the Security Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an officer of the appropriate Pledgor, except in cases in which TIA
Section 314(d) requires that such certificate or opinion be made by an independent person.

SECTION 11.8  Suits To Protect the Collateral.

     Subject to the provisions of the Security Documents and the Intercreditor Agreement and the provisions of Section 6.6 as they relate to the rights of the Holders to take certain actions otherwise reserved to the Trustee, the Trustee and the Collateral Agent shall have the power to institute and to maintain such suits and proceedings as they may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee and the Collateral Agent may deem expedient to preserve or protect their interests and the interests of the Trustee and the holders of the Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the holders of the Notes, the Trustee or the Collateral Agent).

SECTION 11.9  Purchaser Protected.

     In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee or Collateral Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for

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the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article XI to be sold be under obligation to ascertain or inquire into the authority of the Company or any other Pledgor, as applicable, to make any such sale or other transfer.

SECTION 11.10  Powers Exercisable by Receiver or Trustee.

     In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XI upon the Company or any other Pledgor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any other Pledgor, as applicable, or of any officer or officers thereof required by the provisions of this Article XI.

SECTION 11.11  Disposition of Obligations Received.

     All purchase money or other obligations received by the Collateral Agent or the Trustee under this Article XI shall be held by the Collateral Agent or the Trustee, as the case may be, as a part of the Collateral. Upon payment in cash or Cash Equivalents by or on behalf of the Company or the obligor thereof to the Collateral Agent or the Trustee of the entire unpaid principal amount of any such obligation, to the extent not constituting Net Cash Proceeds from an Asset Sale of Collateral or other disposition of Collateral which are required to be used to redeem Notes pursuant to Section 4.13(c), the Trustee shall promptly release and transfer, or cause the Collateral Agent to promptly release and transfer, such obligation and any mortgage securing the same upon receipt of any documentation that the Trustee and Collateral Agent may reasonably require.

     Any cash or Cash Equivalents received by the Collateral Agent or the Trustee in respect of the principal of any such obligations shall be held by the Collateral Agent or the Trustee, as the case may be, as Trust Moneys under
Article XII subject to application as therein provided. Unless and until the Notes are accelerated, pursuant to Section 6.2, (i) all interest and other income on any such obligations that do not constitute Net Cash Proceeds from an Asset Sale of Collateral or other disposition of Collateral which are required to be used to redeem Notes pursuant to Section 4.13(c), when received by the Collateral Agent or the Trustee, shall be paid to the Company from time to time in accordance with Section 12.8 and (ii) all interest and other income on any such obligations that constitute Net Cash Proceeds from an Asset Sale of Collateral or other disposition of Collateral which are required to be used to redeem Notes pursuant to Section 4.13(c), when received by the Collateral Agent or the Trustee, shall be used to redeem Notes pursuant to Section 4.13(c). If the Notes have been accelerated pursuant to Section 6.2, any such interest or other income not theretofore paid, when collected by the Collateral Agent or the Trustee, shall be applied by the Collateral Agent or the Trustee, as the case may be, in accordance with Section 6.10.

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SECTION 11.12  Determinations Relating to Collateral.

     In the event (i) the Collateral Agent or the Trustee shall receive any written request from the Company or any other Pledgor under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company's or any other Pledgor's obligations with respect thereto or (ii) there shall be due to or from the Collateral Agent or the Trustee under the provisions of any Security Document any performance or the delivery of any instrument or (iii) the Collateral Agent or the Trustee shall become aware of any nonperformance by the Company or any other Pledgor of any covenant or any breach of any representation or warranty of the Company or any other Pledgor set forth in any Security Document, then, in each such event, the Collateral Agent and the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Collateral Agent and the Trustee on the manner in which the Collateral Agent or the Trustee, as the case may be, should respond to such request or render any requested performance or response to such nonperformance or breach (the reasonable expenses of which shall be reimbursed to the Collateral Agent and the Trustee pursuant to Section 7.7). The Collateral Agent shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by Holders of a majority in aggregate principal amount of the outstanding Notes pursuant to Section 6.5.

SECTION 11.13  Renewal and Refunding.

     Nothing in this Article XI shall prevent (a) the renewal or extension, without impairment of the Security Interests, at the same or at a lower or higher rate of interest, of any of the obligations or Indebtedness of any Person included in the Collateral or (b) the issue in substitution for any such obligations or Indebtedness of other obligations or Indebtedness of such Person for equivalent amounts and of substantially equal or superior rank as to security, if any; provided, however, that every such obligation or Indebtedness as so renewed or extended shall continue to be subject to the Lien of the Security Documents and every substituted obligation of Indebtedness and the evidence thereof shall be deposited and pledged with the Collateral Agent.

SECTION 11.14  Release upon Termination of the Company's Obligations.

     In the event that the Company delivers an Officers' Certificate certifying that its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article VIII, the Collateral Agent and the Trustee shall (i) execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as the Company or any other Pledgor, as applicable, may reasonably request evidencing the termination of the Security Interests created by the Security Documents and (ii) thereafter no longer be deemed to hold the Security Interests for the benefit of the Trustee and the holders of the Notes.

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                                   ARTICLE XII

                           APPLICATION OF TRUST MONEYS

SECTION 12.1  Trust Moneys.

     All Trust Moneys shall be held by the Collateral Agent or the Trustee, as the case may be, for the benefit of the Trustee and the holders of Notes as a part of the Collateral in accordance with the provisions of this Indenture and the Intercreditor Agreement and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to any of the Security Documents, said Trust Moneys shall be applied in accordance with
Section 6.10 and the Intercreditor Agreement but, prior to any such entry, sale or other disposition, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Collateral Agent and the Trustee, from time to time as provided in Sections 12.2 through 12.6, inclusive, and the Intercreditor Agreement.

SECTION 12.2  Retirement of Notes.

     The Trustee shall apply Trust Moneys from time to time to the payment of the principal of and interest on any Notes, when due or to the redemption thereof or the purchase thereof upon tender or at private sale or upon any exchange or in any one or more of such ways, as the Company shall request in writing, upon receipt by the Trustee of the following:

     (a) Board Resolutions of the Company directing the application pursuant to this Section 12.2 of a specified amount of Trust Moneys and, in case any such moneys are to be applied to payment, designating the Notes so to be paid and, in case any such moneys are to be applied to the purchase of Notes, prescribing the method of purchase, the price or prices to be paid and the maximum principal amount of Notes to be purchased and any other provisions of this Indenture governing such purchase;

     (b) cash in the maximum amount of the accrued interest, if any, required to be paid in connection with any such purchase, which cash shall be held by the Trustee in trust for such purpose;

     (c) an Officers' Certificate of the Company, dated not more than five Business Days prior to the date of the relevant application stating

          (i) that no Default or Event of Default exists unless such Default or Event of Default would be cured thereby; and

          (ii) that all conditions precedent and covenants herein provided for relating to such application of Trust Moneys have been complied with; and

     (d) an Opinion of Counsel stating that the documents and the cash or Cash Equivalents, if any, which have been or are therewith delivered to and deposited with the Trustee conform in all material respects to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

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     Upon compliance with the foregoing provisions of this Section, the Trustee shall apply Trust Moneys as directed and specified by such Board Resolution, up to, but not exceeding, the principal amount of the Notes so paid or purchased, using the cash deposited pursuant to paragraph (b) of this Section 12.2, to the extent necessary, to pay any accrued interest required in connection with such purchase.

     A Board Resolution expressed to be irrevocable directing the application of Trust Moneys under this Section 12.2 to the payment of the principal of particular Notes shall for all purposes of this Indenture be deemed the equivalent of the deposit with the Trustee in trust for such purpose of money equal to the amount of such Trust Moneys then held by the Trustee and specified in such resolution. Such Trust Moneys and any cash deposited with the Trustee pursuant to paragraph (b) of this Section 12.2 for the payment of accrued interest shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Moneys.

SECTION 12.3  Withdrawals of Insurance Proceeds and Condemnation Awards.

     To the extent that any Trust Moneys consist of either (a) the proceeds of insurance upon any part of the Collateral or (b) any award for or the proceeds of any of the Collateral being taken by eminent domain or sold pursuant to the exercise by the United States of America or any state, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of any part of the Collateral, such Trust Moneys may be withdrawn by the Company or any Guarantor, as applicable, and shall be paid by the Collateral Agent upon a request by the Company or the applicable Guarantor by the proper officer or officers of the Company or the applicable Guarantor to reimburse the Company or the applicable Guarantor for expenditures made, or to pay costs incurred, by the Company or the applicable Guarantor to repair, rebuild or replace the property destroyed, damaged or taken, upon receipt by the Trustee and the Collateral Agent of the following:

     (a) an Officers' Certificate of the Company or the applicable Guarantor dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys and (if required by the TIA) signed also, in the case of the following clauses (i), (iv) and (vi), by an Independent Appraiser or Independent Financial Advisor, setting forth:

          (i) that expenditures have been made, or costs incurred, by the Company or the applicable Guarantor in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the Fair Market Value thereof to the Company or the applicable Guarantor at the date of the acquisition thereof by the Company or the applicable Guarantor, except that it shall not be necessary under this clause (i) to state the fair value of any such repairs, rebuildings or replacements that are separately described pursuant to clause (vi) of this paragraph (a) and whose Fair Market Value is stated in the Independent Appraiser's or Independent Financial Advisor's certificate under paragraph (b) of this Section 12.3;

          (ii) that no part of such expenditures in any previous or then pending application, has been or is being made the basis for the withdrawal of any Trust Moneys pursuant to this Section 12.3;

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          (iii)  that no part of such expenditures or costs has been paid out of either the proceeds of insurance upon any part of the Collateral not required to be paid to the Collateral Agent under the relevant Mortgage or any award for or the proceeds from any of the Collateral being taken not required to be paid to the Collateral Agent under Section 11.5, as the case may be;

          (iv) that there is no outstanding Indebtedness, other than costs for which payment is being requested, known to the Company or the applicable Guarantor, after due inquiry, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendor's, mechanics', laborers' materialmen's, statutory or other similar Lien upon any of such repairs, rebuildings or replacement, which Lien might, in the opinion of the signers of such certificate, materially impair the security afforded by such repairs, rebuildings or replacement;

          (v) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the Company's or the applicable Guarantor's business;

          (vi) whether any part of such repairs, rebuildings or replacements within six months before the date of acquisition thereof by the Company or the applicable Guarantor, has been used or operated by others than the Company or the applicable Guarantor in a business similar to that in which such property has been or is to be used or operated by the Company or the applicable Guarantor, and whether the Fair Market Value to the Company or the applicable Guarantor, at the date of such acquisition, of such part of such repairs, rebuildings or replacement is at least $250,000 and 1% of the aggregate principal amount of the outstanding Notes; and, if all of such facts are present, such part of said repairs, rebuildings or replacements shall be separately described, and it shall be stated that an Independent Appraiser's or Independent Financial Advisor's certificate as to the Fair Market Value to the Company or the applicable Guarantor of such separately described repairs, rebuildings or replacements will be furnished under paragraph (b) of this Section 12.3;

          (vii) that no Default or Event of Default shall have occurred and be continuing; and

          (viii) that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with.

     (b) In case any part of such repairs, rebuildings or replacements is separately described pursuant to the foregoing clause (vi) of paragraph (a) of this Section 12.3, a certificate of an Independent Appraiser or Independent Financial Advisor (if required by the TIA) stating the Fair Market Value to the Company or the applicable Guarantor, in such Independent Appraiser's or Independent Financial Advisor's opinion, of such separately described repairs, rebuildings or replacements at the date of the acquisition thereof by the Company or the applicable Guarantor.

     (c) (i) In case any part of such repairs, rebuildings or replacements constitutes Real Property:

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                  (1)      with respect to any such repairs, rebuildings or
                           replacements that are not encompassed within or are not erected upon Mortgaged Property, an instrument or instruments in recordable form sufficient for the Lien of this Indenture and any Mortgage to cover such repairs, rebuildings or replacements which, if such repairs, rebuildings or replacements include leasehold or easement interests, shall include normal and customary provisions with respect thereto and evidence of the filing of all such documents as may be necessary to perfect such Liens;

                  (2) a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of this Indenture and any Mortgage (other than the Mortgage executed and delivered in respect of the Mortgaged Property located in Canada) constitutes a direct and valid and perfected mortgage Lien on such repairs, rebuildings or replacements (subject to no Prior Liens other than Prior Liens which were permitted with respect to the Collateral repaired, rebuilt or replaced) in an aggregate amount equal to the Fair Market Value of such repairs, rebuildings or replacements, together with such endorsements and other opinions as are contemplated by Section 11.2(b)(ii), or with respect to any such repairs, rebuildings or replacements that are encompassed within or are erected upon Mortgaged Property (other than Mortgaged Property located in Canada) an endorsement to the title insurance policy issued pursuant to Section 11.2(b)(ii) regarding the affected Mortgaged Property confirming that such repairs, rebuildings or replacements are encumbered by the Lien of the applicable Mortgage (subject to no Prior Liens other than Prior Liens which were permitted under the Mortgage with respect to the Collateral repaired, rebuilt or replaced) or, with respect to any such repairs, rebuildings or replacements that are encompassed within or erected upon Mortgaged Property located in Canada, a title Opinion of Counsel in form and substance satisfactory to the Trustee and the Collateral Agent;

                  (3) in the event such repairs, rebuildings or replacements have a Fair Market Value in excess of $250,000, a Survey with respect thereto; and

                  (4) evidence of payment or a closing statement indicating payments to be made by the Company or the applicable Guarantor of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Collateral Agent (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any applicable Security Document to perfect such Lien; and

                  (ii) in case any part of such repairs, rebuildings or replacements constitutes personal property interests:

                  (1) an instrument in recordable form sufficient for the Lien of any applicable Security Document to cover such repairs, rebuildings or replacements; and

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                  (2)    evidence of payment or a closing statement indicating
                         payments to be made by the Company or the applicable Guarantor of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Collateral Agent (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any Security Document.

         (d) An Opinion of Counsel substantially stating:

                  (i) that the instruments that have been or are therewith delivered to the Collateral Agent conform in all material respects to the requirements of this Indenture and any other applicable Security Document, and that, upon the basis of such request of the Company or the applicable Guarantor and the accompanying documents specified in this Section 12.3, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this Section 12.3; and

                  (ii) that all of the Company's or the applicable Guarantor's right, title and interest in and to said repairs, rebuildings or replacements, or combination thereof, are then subject to the Lien of the applicable Security Documents.

Upon compliance with the foregoing provisions of this Section 12.3, the Trustee shall cause the Collateral Agent to pay on the written request of the Company an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of paragraph (a) of this Section 12.3, or the Fair Market Value to the Company of such repairs, rebuildings and replacements stated in such Officers' Certificate (and in such Independent Appraiser's or Independent Financial Advisor's certificate, if required by paragraph (b) of this Section 12.3), whichever is less; provided, however, that notwithstanding the above, so long as no Default or Event of Default shall have occurred and be continuing, in the event that any insurance proceeds or award for such property or proceeds of such sale does not exceed the lesser of $25,000 or 1% of the principal amount of the outstanding Notes, and, in the good faith estimate of the Company or the applicable Guarantor, such destruction or damage resulting in such insurance proceeds or such taking or sale resulting in such award does not detrimentally affect the value or use of the applicable Collateral in any material respect, upon delivery to the Trustee and the Collateral Agent of an Officers' Certificate of the Company or the applicable Guarantor to such effect, the Trustee shall cause the Collateral Agent to release to the Company or the applicable Guarantor such insurance proceeds or award for such property or proceeds of such sale, free of the Lien hereof and of the applicable Security Documents; the Company shall take all steps necessary to notify the condemning authority of such assignment.

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SECTION 12.4      [Intentionally Omitted].

SECTION 12.5      Powers Exercisable Notwithstanding Event of Default.

         In case an Event of Default shall have occurred and shall be continuing, the Company or any Guarantor, as applicable, while in possession of Collateral (other than cash, Cash Equivalents, Notes and other personal property held by, or required to be deposited or pledged with, the Collateral Agent or the Trustee hereunder or under the Security Documents or with the trustee, mortgagee or other holder of a Prior Lien), may do any of the things enumerated in Sections 12.2 and 12.3 if the Majority Holders, by appropriate action of such holders, shall consent to such action, in which event any certificate filed under any of such Sections shall omit the statement to the effect that no Event of Default has occurred and is continuing. This Section 12.5 shall not apply, however, during the continuance of an Event of Default of the type specified in
Section 6.1(a) or (b).

SECTION 12.6      Powers Exercisable by Collateral Agent or Receiver.

         In case the Collateral (other than any cash, Cash Equivalents, Notes and other personal property held by, or required to be deposited or pledged with, the Collateral Agent or the Trustee hereunder or under the Security Documents or with the trustee, mortgagee or other holder of a Prior Lien) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article XII conferred upon the Company and any Guarantor, as applicable, with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article XII. If the Collateral Agent or the Trustee shall be in possession of any of the Collateral hereunder or under any of the Security Documents, such powers may be exercised by the Collateral Agent or the Trustee, in its discretion.

SECTION 12.7      Disposition of Notes Retired.

         All Notes received by the Trustee and for whose purchase Trust Moneys are applied under this Article XII, if not otherwise cancelled, shall be promptly delivered to the Trustee for cancellation and destruction unless the Trustee shall be otherwise directed in writing by the Company. Upon destruction of any Notes, the Trustee shall promptly issue a certificate of destruction to the Company.

SECTION 12.8      Investment of Trust Moneys.

         (a) All or any part of any Trust Moneys held by the Collateral Agent or the Trustee hereunder (except such as may be held for the account of any particular Notes) shall from time to time be invested or reinvested by the Collateral Agent or the Trustee in any Cash Equivalents pursuant to the written direction of the Company which shall specify the Cash Equivalents in which such Trust Moneys shall be invested, provided that Trust Moneys designated to redeem the Notes cannot be invested in Cash Equivalents having a maturity date later than the anticipated Redemption Date. Such Cash Equivalents shall be held by the Collateral Agent or the Trustee, as the case may be, as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents. Unless an Event of Default occurs and

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is continuing, any interest on such Cash Equivalents (in excess of any accrued interest paid at the time of purchase) which may be received by the Collateral Agent or the Trustee shall be forthwith paid promptly to the Company, provided that interest and dividends accrued and earned or paid on such investment of Trust Moneys consisting of Net Cash Proceeds from an Asset Sale of Collateral or other disposition of Collateral shall not be paid to the Company but shall be Trust Moneys and used to redeem the Notes in accordance with Section 3.2.

         Neither the Collateral Agent nor the Trustee shall be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 12.8.

                                  ARTICLE XIII

                                  MISCELLANEOUS

SECTION 13.1      Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 13.2      Notices.

         Any notice or communication shall be sufficiently given if in writing and delivered in person, or by registered or certified mail (postage prepaid, return receipt requested), reputable overnight air courier, or telecopier addressed as follows:

         (a) if to the Issuers or the Guarantors:

                  REPUBLIC ENGINEERED PRODUCTS LLC
                  3770 Embassy Parkway
                  Akron, Ohio 44333
                  Attention: Chief Executive Officer
                  Facsimile: 330-670-3020

         (b) if to the Trustee or Paying Agent:

                  LaSalle Bank National Association
                  Corporate Trust Services Division
                  135 S. LaSalle - Suite 1960
                  Chicago, Illinois 60603
                  Attn.:  Margaret M. Muir
                  Facsimile: 312-904-2236

         (c) if to the Collateral Agent:

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                  LaSalle Bank National Association
                  Corporate Trust Services Division
                  135 S. LaSalle - Suite 1960
                  Chicago, Illinois 60603
                  Attn.:  Margaret M. Muir
                  Facsimile: 312-904-2236

         Each of the Issuers, the Guarantors, the Trustee and the Collateral Agent by notice to the others may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Holder, including any notice delivered in connection with TIA Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed to him, first-class postage prepaid, at his address as it appears on the register maintained by the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee or the Collateral Agent, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.3 Communications by Holders with Other Holders.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Subsidiary Guarantors, the Trustee, the Registrar, the Collateral Agent and any other Person shall have the protection of TIA Section 312(c).

SECTION 13.4 Certificate and Opinion of Counsel as to Conditions Precedent.

         Upon any request or application by the Issuers to the Trustee or the Collateral Agent to take any action under this Indenture, the Issuers shall furnish to the Trustee or the Collateral Agent, as applicable, at the request of the Trustee or the Collateral Agent, as applicable, (a) an Officers' Certificate in form and substance satisfactory to the Trustee or the Collateral Agent, as applicable, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (b) an Opinion of Counsel in form and substance satisfactory to the Trustee or the Collateral Agent, as applicable, stating that, in the opinion of counsel, all such conditions have been complied with and
(c) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee or the Collateral Agent, as applicable, that complies with TIA Section 314(c).

SECTION 13.5 Statements Required in Certificate and Opinion of Counsel.

         Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (a) a statement that the Person making such certificate or Opinion of Counsel has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or Opinion of Counsel are based;

         (c) a statement that, in the opinion of such Person, he has made an examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 13.6      Rules by Trustee, Paying Agent, Registrar, Collateral Agent.

         The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent, Collateral Agent or Registrar may make reasonable rules for its functions.

SECTION 13.7      Legal Holidays.

         If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 13.8      Governing Law.

         The internal laws of the State of New York shall govern this Indenture, the Notes and the Guarantee.

SECTION 13.9      No Recourse Against Others.

         A trustee, director, officer, employee, stockholder or beneficiary, as such, of the Issuers or the Guarantors shall not have any liability for any obligations of the Issuers or the Guarantors under the Notes or this Indenture or the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

SECTION 13.10     Successors.

         All agreements of the Issuers and the Guarantors in this Indenture and the Notes and the Guarantees shall bind their respective successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind its successor.

SECTION 13.11     Duplicate Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.12     Severability.

         In case any provision in this Indenture or in the Notes or the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefore against any party hereto.

SECTION 13.13     Table of Contents, Headings, Etc.

         The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                               REPUBLIC ENGINEERED PRODUCTS LLC,
                               as Issuer

                               By:   /s/ Michael Psaros
                                  --------------------------------------
                                  Name:  Michael Psaros
                                  Title: President

                               BLUE STEEL CAPITAL CORP.,
                               as Issuer

                               By:   /s/ Michael Psaros
                                  --------------------------------------
                                  Name:  Michael Psaros
                                  Title: President

                               BLUE BAR L.P.,
                               as Guarantor

                               By: BLUE STEEL CORPORATION,
                                   Its General Partner

                               By:   /s/ Michael Psaros
                                  --------------------------------------
                                  Name:  Michael Psaros
                                  Title: President

                               N&T RAILWAY COMPANY LLC,
                               as Guarantor

                               By: REPUBLIC ENGINEERED PRODUCTS LLC,
                                   Its Sole Member

                               By:   /s/ Michael Psaros
                                  --------------------------------------
                                  Name:  Michael Psaros
                                  Title: President

                                 LASALLE BANK NATIONAL ASSOCIATION, as
                                 Trustee

                                 By:   /s/ Andrea Matwyshyn
                                    --------------------------------------
                                    Name:  Andrea Matwyshyn
                                    Title: Power of Attorney

                                 LASALLE BANK NATIONAL ASSOCIATION, as
                                 Collateral Agent

                                 By:   /s/ Andrea Matwyshyn
                                    --------------------------------------
                                    Name:  Andrea Matwyshyn
                                    Title: Power of Attorney

                                    EXHIBIT A

                                 [FORM OF NOTE]

                                 (Face of Note)

         [THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY OTHER STATE OR JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.]*

         [THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN].**

____________________________
* This paragraph should be included on the Note issued to the Liquidation Trust. This legend shall be removed upon registration under the Securities Act of the distribution of the Notes from the Liquidation Trust to the beneficiaries of the Liquidation Trust.

**       These paragraphs should be included if the Notes are issued in global form.

                                 (Face of Note)
                       10 % Senior Secured Notes due 2009

No.________________                                                    $________
                                                           CUSIP NO. 760390 AA 2

         REPUBLIC ENGINEERED PRODUCTS LLC and BLUE STEEL CAPITAL CORP. jointly and severally promise to pay to ______________ or registered assigns, the principal sum of __________________ United States Dollars on _______, 2009.

Interest Payment Dates: March 31, June 30, September 30 and December 31

Record Dates: March 15, June 15, September 15 and December 15


REPUBLIC ENGINEERED PRODUCTS LLC

By:      __________________________
         Name:
         Title:


BLUE STEEL CAPITAL CORP.

By:      __________________________
         Name:
         Title:

Dated:   __________________________

This is one of the Global Notes referred to in the within-mentioned Indenture:

LASALLE BANK NATIONAL ASSOCIATION, as Trustee


By:      __________________________
         Authorized Signatory

                                 (Back of Note)



                        10% SENIOR SECURED NOTE DUE 2009

         Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the Issuers or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entry as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. REPUBLIC ENGINEERED PRODUCTS LLC, a Delaware limited liability company (the "Company"), and BLUE STEEL CAPITAL CORP., a Delaware corporation ("Blue Steel Capital" and together with the Company, the "Issuers"), jointly and severally promise to pay interest on the principal amount of this Note at 10% per annum from August 16, 2002 until maturity, provided that in the event that registration and distribution of the Notes from the Liquidation Trust to the beneficiaries of the Liquidation Trust are not consummated within 180 days from the Issue Date, the interest rate on the Notes shall increase by 100 basis points commencing on the 180th day after the Issue Date and interest at such increased rate shall continue until the date that (i) such registration is effective, (ii) distribution of the Notes from the Liquidation Trust to the beneficiaries of the Liquidation Trust is consummated, and (iii) as a result of such registration and distribution, the Issuers, as issuers of the Notes, shall have caused the Notes to be freely transferable as unrestricted securities that are immediately saleable by the holders thereof (other than holders who are control persons or affiliates of the Issuers or any holder who by virtue of its own legal status under the Securities Act or by agreement is subject to a restriction on transfer of the Notes) in the United States of America The Issuers will pay interest quarterly on March 31, June 30, September 30 and December 31 of each year (the "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be September 30, 2002.

         The Issuers jointly and severally shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time at a rate that is the interest rate then in effect on this Note plus 2% per annum; to the extent permitted by law, they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time at the same rate. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York or the City of Chicago, State of Illinois, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, LaSalle Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Issuers may not change any Paying Agent without the consent of the Majority Noteholders. The Issuers may change any Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

         4. Indenture and Guarantees. The Issuers have issued the Notes under an Indenture dated as of August 16, 2002 (the "Indenture") among the Issuers, the Guarantors, the Trustee and the Collateral Agent. This Note is one of an issue of 10% Senior Secured Notes Due 2009 of the Issuers issued under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time ("TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Notes are senior secured obligations of the Issuers limited in aggregate principal amount to $80,000,000. Payment on each Note is guaranteed on a senior secured basis by the Guarantors in accordance with the terms of Article X of the Indenture.

         5. Redemption. The Issuers have the option, at any time, to redeem the Notes, in whole, at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, to but excluding the date of redemption. The Issuers are required to utilize the proceeds of Asset Sales of the Collateral and other dispositions of the Collateral to redeem the Notes in part on each Interest Payment Date, at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, to but excluding the date of redemption.

         6. Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 days before the redemption date to each Holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Issuers default in making the redemption payment, interest ceases to accrue on the Notes or portions thereof called for redemption.

         7. Offer To Purchase. Section 4.15 of the Indenture provides that upon the occurrence of a Change of Control, subject to certain exceptions contained therein, the Issuers shall make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture.

         8. Security Documents. In order to secure the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by the Issuers under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Pledgors have granted and, subject to the terms of the Indenture, will grant Liens on the Collateral to the Collateral Agent pursuant to the Indenture and the Security Documents. The Notes will be secured by Liens on the Collateral that are subject only to certain permitted encumbrances, which shall include, among other things, an equal and ratable Lien on the Pledged Securities to secure Indebtedness under the New Credit Facility.

         Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

         The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of any of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

         10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1.00 and integral multiples of $1.00. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes or portion of a Note selected for redemption, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

         11. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes.

         12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuers at their request. After that, Holders entitled to the money must look to the Issuers for payment as general creditors unless an "abandoned property" law designates another Person.

         13. Amendment, Supplement, Waiver. From time to time, the Issuers and the Guarantors, when authorized by Board Resolutions of their respective Boards of Directors, and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement (or, if applicable, authorize the Collateral Agent to amend, waive or supplement) the Indenture, the Notes, the Guarantees, the Security Documents, and/or the Intercreditor Agreement for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act, releasing certain Collateral described in the Indenture, acquiring a Lien on certain new property described in the Indenture or making any other change that does not adversely affect the rights of any holder of Notes. Other amendments and modifications of the Indenture, the Notes, the Guarantees, the Security Documents and/or, if applicable, the Intercreditor Agreement, may be made by the Issuers, the Guarantors, the Trustee, and the Collateral Agent with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected and certain exceptions requiring the consent of the Holders of 95% of the aggregate principal amount of outstanding Notes.

         14. Successor. When a successor Person assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor Person will be released from those obligations.

         15. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default with respect to the Issuers specified in clauses (k) and (l) of Section 6.1 of the Indenture) occurs and is continuing, then the Holders of at least 25% in aggregate principal amount of the outstanding Notes may, by written notice, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare the principal of and accrued and unpaid interest on, all the Notes to be due and payable immediately. Upon any such declaration such principal shall become due and payable immediately. If an Event of Default specified in clause (k) or (l) of Section 6.1 of the Indenture with respect to the Issuers occurs and is continuing, then the principal of and accrued and unpaid interest on, all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         After a declaration of acceleration under Section 6.2 of the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee and before any foreclosure (whether pursuant to judicial proceedings or otherwise), or the taking of ownership in lieu of foreclosure, upon any Collateral by the Collateral Agent (on behalf of the Trustee or Holders), by the Trustee or at the direction of the Holders, the Holders of not less than a majority in aggregate principal amount of outstanding Notes, by written notice to the Issuers and the Trustee, may rescind such declaration if
(a) the Issuers have paid or deposited with the Trustee or the Collateral Agent a sum sufficient to pay (i) all sums paid or advanced by the Trustee or the Collateral Agent under the Indenture, the Security Documents and the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent and their respective agents and counsel, (ii) all overdue interest on all Notes, (iii) the principal of any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes which has become due otherwise than by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture, the Guarantees, the Security Documents or the Notes. Subject to certain exceptions and limitations, Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any remedy. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Issuers must furnish annual and quarterly compliance certificates to the Trustee.

         By acceptance of the benefits of the Indenture and the Security Documents each Holder confirms that the Collateral Agent is authorized to execute and deliver and perform its obligations under the Intercreditor Agreement and the remedies set forth in the Indenture shall be subject to the terms of such Intercreditor Agreement.

         16. Trustee Dealings with Issuers. Subject to certain limitations imposed by the TIA, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their respective Affiliates, and may otherwise deal with the Issuers or their respective Affiliates, as if it were not Trustee.

         17. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Issuers or a Guarantor shall not have any liability for any obligations of the Issuers or a Guarantor under the Notes or the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

         18. Discharge. The Issuers' and each Guarantor's obligations pursuant to the Indenture and the Guarantees will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of money and/or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

         19. Definitions; Governing Law. Capitalized terms used but not defined herein have the meanings ascribed to them in the Indenture. The internal laws of the State of New York shall govern this Note.

         20. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the face of this Note.

         21. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         22. CUSIP. Pursuant to the recommendations promulgated by the Committee on Uniform Security Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to (Insert assignee's soc. sec. or tax I.D. no)

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.


Date: ______________________________________________________

Your Signature:_____________________________________________
(Sign exactly as your name appears on the face of this Note)



Signature Guarantee:________________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.15 of the Indenture, check the box below:

                              [_]   Section 4.15

                  If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased: $________

Date:______________________


Your Signature:_____________________________________________
(Sign exactly as your name appears on the face of this Note)

      SCHEDULE OF TRANSFER OR EXCHANGES OF INTERESTS IN THE GLOBAL NOTE/1/

                  The following transfers or exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or transfers or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

                                                                           Principal Amount
                               Amount of         Amount of increase              of
                              decrease in           in Principal           this Global Note         Signature of
                            Principal Amount           Amount               following such       authorized officer
                                   of                    of                  decrease (or        of Trustee or Note
    Date of Exchange        this Global Note      this Global Note             increase)              Custodian
-----------------------     ----------------     ------------------        ----------------      ------------------


____________________________
/1/ This schedule should only be included if the Notes are issued in global form.

                                    EXHIBIT B

                         FORM OF SUPPLEMENTAL INDENTURE

          SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of ________, among [GUARANTOR] (the "New Subsidiary Guarantor"), a subsidiary of REPUBLIC ENGINEERED PRODUCTS LLC, a Delaware limited liability company (the "Company"), the Company, BLUE STEEL CAPITAL CORP., a Delaware corporation ("Blue Steel Capital," and together with the Company, the "Issuers") and the Guarantors (the "Existing Guarantors") under the indenture referred to below, and LASALLE BANK NATIONAL ASSOCIATION, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

     WHEREAS the Issuers and the Existing Guarantors have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of August 16, 2002 providing for the initial issuance of an aggregate principal amount at maturity of up to $80,000,000 of 10% Senior Notes due 2009 (the "Notes");

     WHEREAS Section 4.21 of the Indenture provides that under certain circumstances the Issuers are required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Issuers' obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

     WHEREAS pursuant to Section 9.6 of the Indenture, the Trustee, the Issuers and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Issuers, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

          1. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Guarantors, to unconditionally guarantee the Issuers' obligations under the Notes and under the Indenture on the terms and subject to the conditions set forth in Article Ten of the Indenture and to be bound by all other applicable provisions of the Indenture.

          2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This

Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

          3. Governing Law. The internal laws of the State of New York shall govern this Supplemental Indenture.

          4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

          5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                      [NEW SUBSIDIARY GUARANTOR],


                                      By:_______________________________________
                                         Name:
                                         Title:

                                      REPUBLIC ENGINEERED PRODUCTS LLC



                                      By:_______________________________________
                                         Name:
                                         Title:



                                      BLUE STEEL CAPITAL CORP.



                                      By:_______________________________________
                                         Name:
                                         Title:

                                     Subsidiary Guarantors:



                                     By:________________________________________
                                        Name:
                                        Title:



                                     LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                     By ________________________________________
                                        Name:
                                        Title:


                                     LASALLE BANK NATIONAL ASSOCIATION,
                                        as Collateral Agent

                                     By ________________________________________
                                        Name:
                                        Title:

                                                                 Schedule 1.1(a)

                              Independent Appraiser

1.  MEI

2.  Dovebid





                          Independent Financial Advisor

1.  McDonald

2.  Jefferies & Company

3.  Berenson Minella  & Co.

                                                             Schedule 4.9(b)(ii)

                   Indebtedness Outstanding on the Issue Date

None.